                                                                    EXHIBIT 99.2

================================================================================

                              INVESTMENT AGREEMENT

                                  by and among

                         HIGH RIVER LIMITED PARTNERSHIP,
                                  as Purchaser,

                          PHILIP SERVICES CORPORATION,
                                   as Company

                                       and
               CERTAIN SUBSIDIARIES OF PHILIP SERVICES CORPORATION
                                 as Subsidiaries

                            Dated as of July 29, 2003

================================================================================

                                TABLE OF CONTENTS

RECITALS.............................................................................   1

ARTICLE I INVESTMENT.................................................................   2

SECTION 1.1    INVESTMENT............................................................   2

SECTION 1.2    EARNEST MONEY DEPOSIT.................................................   2

SECTION 1.3    COMMITMENT FEE........................................................   2

SECTION 1.4    DISTRIBUTION OF SHARES TO PIK/TERM CREDITORS; PARTICIPATION RIGHTS....   2

SECTION 1.5    CLOSING...............................................................   3

SECTION 1.6    CLOSING DELIVERIES....................................................   3

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SUBSIDIARIES........   4

SECTION 2.1    ORGANIZATION AND GOOD STANDING; CAPITALIZATION; SUBSIDIARIES..........   5

SECTION 2.2    AUTHORIZATION AND EFFECT OF AGREEMENT.................................   5

SECTION 2.3    NO CONFLICTS..........................................................   6

SECTION 2.4    NO THIRD PARTY OPTIONS................................................   7

SECTION 2.5    CONSENTS..............................................................   7

SECTION 2.6    PERMITS; COMPLIANCE WITH LAW..........................................   7

SECTION 2.7    LITIGATION............................................................   8

SECTION 2.8    CONDITION AND SUFFICIENCY OF ASSETS...................................   8

SECTION 2.9    NO CASUALTY...........................................................   8

SECTION 2.10      INSURANCE..........................................................   8

SECTION 2.11      ENVIRONMENTAL MATTERS..............................................   8

SECTION 2.12      TAXES..............................................................  10

SECTION 2.13      LABOR MATTERS......................................................  13

SECTION 2.14      EMPLOYEE MATTERS...................................................  14

SECTION 2.15      ERISA COMPLIANCE; ABSENCE OF CHANGES IN BENEFIT PLANS..............  14

SECTION 2.16      INTELLECTUAL PROPERTY..............................................  20

SECTION 2.17      REAL PROPERTY......................................................  21

SECTION 2.18      DISCLOSURE.........................................................  22

SECTION 2.19      NO VIOLATION OF LAW................................................  23

SECTION 2.20      MATERIAL AGREEMENTS................................................  23

SECTION 2.21      BANK ACCOUNTS......................................................  23

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER..............................  23

SECTION 3.1    ORGANIZATION..........................................................  23

SECTION 3.2    AUTHORIZATION AND EFFECT OF AGREEMENT.................................  23

SECTION 3.3    NO CONFLICTS..........................................................  24

SECTION 3.4    LITIGATION............................................................  24

SECTION 3.5    INVESTMENT INTENT.....................................................  24

ARTICLE IV COVENANTS.................................................................  25

SECTION 4.1    ACCESS................................................................  25

SECTION 4.2    CONDUCT OF BUSINESS...................................................  26

SECTION 4.3    NO INCONSISTENT ACTION................................................  28

SECTION 4.4    FILINGS...............................................................  28

SECTION 4.5    ALL REASONABLE EFFORTS................................................  28

SECTION 4.6    FURTHER ASSURANCES....................................................  29

SECTION 4.7    PUBLICITY.............................................................  29

SECTION 4.8    COLLECTIVE BARGAINING AGREEMENTS......................................  29

SECTION 4.9    BANKRUPTCY REORGANIZATION PROCESS.....................................  30

SECTION 4.10      ACCEPTED OR REJECTED CONTRACTS.....................................  34

SECTION 4.11      SPECIFIC ENFORCEMENT OF COVENANTS..................................  35

SECTION 4.12      NO SOLICITATION....................................................  35

SECTION 4.13      CONFIDENTIALITY....................................................  37

SECTION 4.14      CANADIAN RESTRUCTURING.............................................  37

SECTION 4.15      PERFORMANCE ESCROW AGREEMENT.......................................  38

SECTION 4.16      ICAHN DIP FACILITY.................................................  38

SECTION 4.17      TRANSFER OF OWNED REAL ESTATE......................................  38

ARTICLE V CONDITIONS TO CLOSING......................................................  38

SECTION 5.1    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PURCHASER..................  38

SECTION 5.2    CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY....................  41

ARTICLE VI FURTHER AGREEMENTS AND TERMINATION........................................  42

SECTION 6.1    TERMINATION PAYMENT...................................................  42

SECTION 6.2    BANKRUPTCY TERMINATION PAYMENT........................................  42

SECTION 6.3    TERMINATION...........................................................  43

SECTION 6.4    PROCEDURE AND EFFECT OF TERMINATION...................................  45

ARTICLE VII MISCELLANEOUS PROVISIONS.................................................  46

SECTION 7.1    NOTICES...............................................................  46

SECTION 7.2    ACTIONS BY THE COMPANY AND ITS SUBSIDIARIES...........................  47

SECTION 7.3    EXPENSES..............................................................  47

SECTION 7.4    SUCCESSORS AND ASSIGNS................................................  47

SECTION 7.5    WAIVER................................................................  47

SECTION 7.6    ENTIRE AGREEMENT; DISCLOSURE SCHEDULES................................  47

SECTION 7.7    AMENDMENTS, SUPPLEMENTS, ETC..........................................  48

SECTION 7.8    NO RIGHTS OF THIRD PARTIES............................................  48

SECTION 7.9    APPLICABLE LAW........................................................  48

SECTION 7.10      EXECUTION IN COUNTERPARTS..........................................  48

SECTION 7.11      TITLES AND HEADINGS................................................  48

SECTION 7.12      INVALID PROVISIONS.................................................  48

SECTION 7.13      BROKERS............................................................  48

SECTION 7.14      EXCULPATION........................................................  49

SECTION 7.15      PRINCIPLES OF INTERPRETATION.......................................  49

ARTICLE VIII DEFINITIONS.............................................................  49

SECTION 8.1    DEFINITIONS...........................................................  49

SECTION 8.2    KNOWLEDGE.............................................................  62

Exhibits

Exhibit A           Terms of Restructuring
Exhibit A-1         Terms Of Exit Loan Facility
Exhibit A-2         Competing Plan Requirements
Exhibit B-1         Timetable for Restructuring
Exhibit B-2         Timetable for Collective Bargaining Agreement Negotiations
Exhibit C-1         Bidding Procedures Order
Exhibit C-2         Icahn DIP Approval Order
Exhibit D           Canadian Subsidiaries
Exhibit E           Disclosure Schedule Responsibility Timetable
Exhibit F           Form of Performance Escrow Agreement
Exhibit G           Canadian Restructuring

                              INVESTMENT AGREEMENT

         This INVESTMENT AGREEMENT (this "Agreement") is made and entered into as of July 29, 2003, by and among High River Limited Partnership, a Delaware limited partnership ("Purchaser"), Philip Services Corporation, a Delaware corporation (the "Company"), and the Subsidiaries of the Company (as defined herein). The parties hereto shall be referred to collectively as the "Parties" and individually, each as a "Party"). Capitalized terms used herein (and in the Exhibits hereto) without definition shall have the meanings ascribed to such terms in Article VIII hereof.

                                    RECITALS

         WHEREAS, the Company and its U.S. Subsidiaries (collectively, the "U.S. Debtors") are debtors and debtors in possession under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. Sections 101-1330 (as amended, the "Bankruptcy Code"), having each commenced voluntary cases (the case number for the Company is 03-37718-H2-11) (together with all legal proceedings instituted in a United States Bankruptcy Court in connection with the Restructuring (as defined below) or otherwise involving the Company as debtor, the "U.S. Bankruptcy Case") on or after June 2, 2003 (the "Petition Date") in the United States Bankruptcy Court for the Southern District of Texas (the "U.S. Bankruptcy Court");

         WHEREAS, subject to the terms and conditions hereof, the Company and its Subsidiaries have agreed to file (i) a plan of reorganization supported and approved by Purchaser with the U.S. Bankruptcy Court for the U.S. Debtors to implement the transactions contemplated by this Agreement including the Restructuring as described herein (the "U.S. Plan"), and (ii) to take such action and to cause the U.S. Debtors' direct and indirect subsidiaries in Canada, which subsidiaries are listed on Exhibit D (the "Canadian Subsidiaries"), to take such action in the Canadian Court or otherwise that are consistent with the U.S. Plan to implement the transactions contemplated by this Agreement including the Canadian Restructuring as described herein (the "Canadian Proceeding") and, together with the U.S. Plan, the "Bankruptcy Plan");

         WHEREAS, the Company and its Subsidiaries desire to consummate and have approved, subject to confirmation of the U.S. Plan by the U.S. Bankruptcy Court and, if applicable, sanctioning of the Canadian Proceeding by the Canadian Court, the transactions contemplated by this Agreement, including the investment by Purchaser in the reorganized Company in connection with and upon giving effect to the Restructuring as described herein ("Reorganized PSC"), and consummation of the Bankruptcy Plan;

         WHEREAS, in connection with the Bankruptcy Plan, Purchaser desires to make a significant investment in Reorganized PSC and to consummate the transactions contemplated by this Agreement, upon the terms and conditions provided for herein; and

         WHEREAS, subject to the terms and conditions hereof, the U.S. Debtors have agreed to seek entry of an order of the U.S. Bankruptcy Court confirming the U.S. Plan pursuant to Section 1129 of the Bankruptcy Code, and the Company and its Subsidiaries have agreed, if applicable, to cause the Canadian Subsidiaries, and the Canadian Subsidiaries have agreed to seek entry of such order(s) of the Canadian Court as may be required to sanction the Canadian Proceeding.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

                                   ARTICLE I

                                   INVESTMENT

         Section 1.1 Investment. Subject to the participation rights of the Qualified PIK/Term Creditors as contemplated by the Terms of Restructuring attached hereto as Exhibit A (such terms and such description are collectively referred to herein as the "Restructuring"), on the terms and subject to the conditions hereinafter set forth, at the Closing (a) Reorganized PSC will issue and sell to Purchaser, and Purchaser will purchase from Reorganized PSC, shares of Common Stock representing 20% of the issued and outstanding shares of Common Stock (the "Purchase Shares") in consideration of $10,000,000 (the "Purchase Shares Purchase Price"), and (b) Purchaser will make available to Reorganized PSC the $160,000,000 exit loan as further described in Exhibit A-1 (the "Exit Loan Facility") (such purchase of the Purchase Shares and the making of the Exit Loan Facility to be referred to herein, collectively, as the "Investment"). The Qualified PIK/Term Creditors, including Purchaser and its Affiliates in their capacity as PIK/Term Creditors, that elect to participate in the Investment shall be referred to herein as the "Investors".

         Section 1.2 Earnest Money Deposit. Upon execution of this Agreement, Purchaser will deliver to the Escrow Agent the Performance Escrow Agreement attached hereto as Exhibit F (the "Performance Escrow Agreement") executed by Purchaser, together with the $6.0 million earnest money deposit contemplated thereby, which deposit will be held in escrow to secure the obligations of Purchaser hereunder in accordance with the provisions of the Performance Escrow Agreement.

         Section 1.3 Commitment Fee. In consideration of Purchaser's commitment to make the Exit Loan Facility, at the Closing, Reorganized PSC will issue and deliver to Purchaser, as the exclusive fee for the Exit Loan Facility, shares of Common Stock representing 5.0% of the issued and outstanding shares of Common Stock (such shares to be referred to as the "Exit Loan Commitment Shares").

         Section 1.4 Distribution of Shares to PIK/Term Creditors; Participation Rights.
           Pursuant to the Bankruptcy Plan, and as set forth in Exhibit A, the balance of the issued and outstanding shares of Common Stock (exclusive of shares of Common Stock, if any, issued pursuant to the Reorganized PSC Management Incentive Plan) will be issued to the PIK/Term Creditors, including Purchaser and its Affiliates in their capacity as PIK/Term Creditors, that elect to participate in such distribution in exchange for their PIK/Term Claims (the "PIK/Term Shares"). In addition, as contemplated by Exhibit A, and as shall be set forth in further detail in the U.S. Plan, each Qualified PIK/Term Creditor, whether or not it has elected to participate in the distribution of the PIK/Term Shares, will have the right to participate in the Investment.

         Section 1.5 Closing. The consummation of the Investment contemplated hereby (the "Closing") shall take place at the offices of Sonnenschein Nath & Rosenthal LLP, 1221 Avenue of the Americas, New York, NY 10020 subject to the satisfaction or waiver of the conditions set forth in Sections 5.1 and 5.2, as soon as practicable after the confirmation of the U.S. Plan by the U.S. Bankruptcy Court and sanctioning, if applicable, of the Canadian Proceeding by the Canadian Court, and in any event not later than the Outside Closing Date, or at such other time and place and on such other date as Purchaser and PSC for itself and on behalf of all of the other Sellers shall agree (the "Closing Date").

         Section 1.6 Closing Deliveries.

                  (a) At the Closing, Purchaser and each other Investor will deliver, or execute and deliver as applicable, to the Company:

                           (i) the Exit Loan Facility Agreements to which such Investor is a party;

                           (ii) the Purchase Shares Purchase Price by wire transfer of immediately available funds to the account designated by the Company at least two business days prior to the Closing Date; and

                           (iii) the initial advances and the initial letters of credit contemplated by the Exit Loan Facility and the Restructuring.

The Purchase Shares Purchase Price and the initial advances to be made under the Exit Loan Facility may be paid in part from the release to the Company of the Purchaser's earnest money deposit (together with earnings thereon) made pursuant to Section 1.2 hereof.

                  (b) At the Closing, the Company, and to the extent applicable, its Subsidiaries, will deliver, or execute and deliver as applicable, to Purchaser and the other Investors:

                           (i)      the Exit Loan Facility Agreements;

                           (ii)     the Registration Rights Agreement;

                           (iii) one or more certificates representing the Investors' allocable portion of the Purchase Shares free and clear of any Liens;

                           (iv)     the officers' certificates referenced in
                  Section 5.1(c);

                           (v) such other documentation as Purchaser may reasonably request evidencing that all conditions to the Closing contained in Section 5.1 hereof have been satisfied or waived, including without limitation the exclusion of any Excluded Assets from the assets of Reorganized PSC;

                           (vi) certified copies of the U.S. Bankruptcy Court Confirmation Order, to the extent required, the comparable order of the Canadian Court, and any other relevant orders of the U.S. Bankruptcy Court or the Canadian Court in connection with the Restructuring;

                           (vii)    all other documents, certificates,
                  instruments or writings reasonably requested by Purchaser in connection herewith (together with the documents referred to above and the notes issuable pursuant to the Restructuring as described in Exhibit A, the "Ancillary Documents").

                  (c) At the Closing, the Company will deliver to Purchaser one or more certificates representing the Exit Loan Commitment Shares free and clear of any Liens.

                  (d) At the Closing, the Company and its Subsidiaries will repay all amounts due under the Icahn DIP Facility and the Icahn DIP Approval Order from the proceeds of the Exit Loan Facility or such other sources as the Company may determine.

                  (e) At the Closing, the Company and its Subsidiaries shall make such other distributions to their creditors as are contemplated by the Bankruptcy Plan and the terms and conditions set forth on Exhibit A.

                  (f) Certificates for shares of capital stock to be delivered by the Company hereunder shall be made to the applicable Investor or the nominee or designee as such Investor shall specify to the Company prior to the Closing.

                                   ARTICLE II

       REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND ITS SUBSIDIARIES

         The Company and its Subsidiaries hereby, jointly and severally, make the following representations and warranties to Purchaser, each of which shall be true, complete and correct as of the date hereof (or, if such representation or warranty is contemplated to be modified by a Schedule, as of the date of delivery of such Schedule with respect thereto), and as of the time immediately preceding and immediately following the Closing (it being understood that unless the context otherwise requires, as of and immediately following the Closing, all representations as to the Company and its Subsidiaries shall apply to Reorganized PSC and its Subsidiaries), in each case, except to the extent the context otherwise expressly requires and except to the extent that any such representation or warranty expressly relates to a specific date or time, in which case it shall be true and correct as of such date or time; provided, however, that each of the representations and warranties of the Company set forth in this Article II shall be unaffected by any investigation heretofore or hereafter made by or on behalf of Purchaser; and further provided, however, that the representations and warranties of the Company set forth in this Article II are made and given subject to the disclosures in the disclosure schedule attached hereto and made a part of this Agreement (the "Disclosure Schedule"). Each of the disclosures in the Disclosure Schedule shall be arranged in a section(s) corresponding to the numbered and lettered section(s) contained in this Article II to which it relates, and shall be considered a representation and warranty as if made hereunder.

         References to any particular "Schedule" or "Schedules" shall mean the Disclosure Schedule. Any Schedule not delivered as of the date hereof shall be completed by the Company on or by the dates set forth on Exhibit E and, upon acceptance by the non-preparing Party (as contemplated by Section 6.3(c)(iv)), shall be made a part of this Agreement as if such Schedule were originally attached hereto as of the date hereof (unless the context requires otherwise).

         Section 2.1 Organization and Good Standing; Capitalization;
Subsidiaries.

                  (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, has the requisite power and authority to carry on its business as it is now being conducted, and is qualified to do business in every jurisdiction where the failure to be so qualified reasonably could be expected to have a Material Adverse Effect.

                  (b) Other than as described on Schedule 2.1(b), each Subsidiary is wholly-owned, directly or indirectly, by the Company, and each Subsidiary is duly organized, validly existing and (other than inactive Subsidiaries listed on Schedule 2.1(b) which do not own any material or significant assets) in good standing under the laws of the jurisdiction of its organization, has the requisite power and authority to carry on its business as it is now being conducted, and is qualified to do business in every jurisdiction where the failure to be so qualified reasonably could be expected to have a Material Adverse Effect.

                  (c) Set forth on Schedule 2.1(c) is a complete and accurate description of the authorized Capital Stock of the Company, by class or series, and a description of the number of shares of each such class or series that are issued and outstanding. Other than options that may have been granted under various incentive plans that, if exercised in full, would not exceed 5% of the Company's outstanding common stock in the aggregate, or as otherwise described on Schedule 2.1(c), there are no subscriptions, options, warrants, or calls relating to any shares of the Capital Stock of the Company, including any right of conversion or exchange under any outstanding security or other instrument. Other than as described on Schedule 2.1(c), the Company is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its Capital Stock or any security convertible into or exchangeable for any of its Capital Stock.

                  (d) Set forth on Schedule 2.1(d), is a complete and accurate list of all of the Subsidiaries, showing: (i) the governing jurisdiction of their incorporation or formation, as the case may be;
         (ii) the jurisdictions in which they are qualified to conduct business;
         (iii) the number of shares of each class or series of common or preferred Capital Stock or other equity interest authorized for each of the Subsidiaries; and (iv) the number and the percentage of the outstanding shares of each such class or series, or other equity interests, as the case may be, owned directly by the Company or any other of its Subsidiaries and naming such other Subsidiaries, and there are no subscriptions, options, warrants, or calls relating to any shares of the Capital Stock or other equity interest of any Subsidiary, including any right of conversion or exchange under any outstanding security or other instrument.

         Section 2.2 Authorization and Effect of Agreement. Subject to the approval of the U.S. Bankruptcy Court, and with respect to the Canadian Subsidiaries, if applicable, the Canadian Court, the Company, and to the extent applicable each Subsidiary, has the requisite corporate power and authority to execute and to deliver this Agreement and the Ancillary Documents to which it is or will be a party and to perform its obligations hereunder and under any such Ancillary Documents. The execution and delivery by the Company, and to the extent applicable each Subsidiary, of this Agreement and the Ancillary Documents to which it is or will be a party, the performance of its obligations hereunder and thereunder and the consummation by it of the transactions contemplated hereby and thereby have been (or will be at the time of execution thereof) duly authorized by all necessary corporate action on the part of the Company (or if applicable, such Subsidiary), and no other corporate action on the part of the Company or such Subsidiary is necessary to authorize the execution and delivery of this Agreement, the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby. Subject to the approval of the U.S. Bankruptcy Court, and with respect to the Canadian Subsidiaries, if applicable, the Canadian Court, this Agreement has been duly and validly executed and delivered by the Company and its Subsidiaries and constitutes a valid and binding obligation of the Company and its Subsidiaries, enforceable against the Company and its Subsidiaries in accordance with its terms, subject (a) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, including, without limitation, for purposes of the representations and warranties being made as of the Closing Date, the discretion of the Bankruptcy Courts for so long as the Bankruptcy Courts retain jurisdiction over the applicable Bankruptcy Cases, and (b) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Each of the Ancillary Documents, when executed and delivered by the Company or any of its Subsidiaries, shall constitute a valid and binding agreement of the Company or such Subsidiary, enforceable against the Company or such Subsidiary in accordance with its terms, subject (i) to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, including, without limitation, the discretion of the Bankruptcy Courts for so long as the Bankruptcy Courts retain jurisdiction over the applicable Bankruptcy Cases, and (ii) as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 2.3 No Conflicts. Subject to confirmation and/or sanctioning of the Bankruptcy Plans, and except as may be provided to the contrary in any document, instrument or other agreement as set forth on Schedule 2.3, neither the execution and delivery by the Company, or to the extent applicable any Subsidiary, of this Agreement and any Ancillary Documents to which it will be a party, nor the consummation of the transactions contemplated hereby or thereby, does or will (a) conflict with, or result in any violation of, or constitute a default under, or give rise to the creation of a Lien upon any of the Company's or any Subsidiaries' assets or Capital Stock or to a right of termination, cancellation or acceleration of any obligation or to a loss of a benefit under
(i) any provision of the certificate of incorporation or bylaws of the Company or any Subsidiary (or any other charter documents of a Subsidiary), (ii) except for Consents required to accept or reject Material Executory Contracts as described on Schedule 2.5 hereto, any of the terms, conditions or provisions of any Material Executory Contracts, including, without limitation, any Collective Bargaining Agreements, by which the Company or any of its Subsidiaries is bound, or (iii) any Law applicable to or binding on the Company or any of its Subsidiaries of its respective assets, (b) affect the ability of Purchaser and each other

Investor to own the Purchase Shares, the PIK/Term Shares or the Exit Loan Commitment Shares, as applicable (collectively, the "Shares"), (c) create any Lien on or any right of any third party with respect to the Shares or with respect to any of the assets or properties owned or used by the Company, or (d) accelerate or trigger any right or obligation of any party under any Accepted Contract.

         Section 2.4 No Third Party Options. Except as contemplated by this Agreement and any Ancillary Documents to which the Company or any Subsidiary is or will be a party, and except as set forth in Section 2.1(c) or Schedule 2.4, there are no existing agreements, options, rights of first refusal or commitments granting to any Person the right to acquire any of the Company's, or any of its Subsidiaries, Capital Stock or any of the Company's, or any of its Subsidiaries', right, title or interest in or to any of their respective properties or assets (whether real, personal, tangible or intangible), other than the sale of assets in the ordinary course of business.

         Section 2.5 Consents. Other than in connection with the commencement of the Bankruptcy Cases, and the requisite approvals of the Bankruptcy Courts, the execution and delivery by the Company, and to the extent applicable each Subsidiary, of this Agreement and any Ancillary Documents to which they are or will be a party, the performance by the Company or any of its Subsidiaries of the transactions contemplated by this Agreement, or such Ancillary Documents and the consummation by the Company and the Subsidiaries of the transactions contemplated hereby and thereby (including without limitation the continuing conduct of the business of the Company and its Subsidiaries, as currently conducted, by Reorganized PSC and its Subsidiaries following the Closing), does not and will not, require any Consent, including, without limitation, any Consents under any Collective Bargaining Agreements or other Material Executory Contracts, except (i) as disclosed on Schedule 2.5, and (ii) for compliance with the HSR Act, the Investment Canada Act (Canada), the Competition Act (Canada), applicable securities Laws and applicable requirements of any stock exchanges. The parties acknowledge and agree that Schedule 2.5 is not an admission that any consent to assignment or any contractual clause forbidding assignment that is listed or cross referenced on Schedule 2.5 is enforceable under or is overridden by Section 365 of the Bankruptcy Code or any other applicable law.

         Section 2.6 Permits; Compliance with Law. To the Company's knowledge,
Schedule 2.6 sets forth a true, correct and complete list of all Permits. The Company and each Subsidiary possess all Permits materially necessary for the operation of their current businesses. All material Permits issued to the Company and each of its Subsidiaries are in full force and effect. Except as set forth in Schedule 2.6, to the Company's knowledge, no outstanding violations are or have been recorded in respect of any of the Permits. To the Company's knowledge, the conduct of the Company's and each Subsidiaries' business complies in all material respects with all Laws and the requirements and conditions of all Permits, including without limitation all applicable operating certificates and authorities, and all other rules, regulations, directives and policies of all Governmental Authorities having jurisdiction over the business conducted by the Company and its Subsidiaries. No proceeding is pending or, to the Company's knowledge, threatened to revoke, withdraw or limit any such Permit, and to the Company's knowledge, there is no fact, error or admission relevant to any Permit that would cause the violation of or permit revocation, withdrawal or limitation or result in the threatened violation of or revocation, withdrawal or limitation of any such Permit. Except as set forth on Schedule 2.5, after the

Closing, each material Permit will continue in full force and effect and accrue to the benefit of Reorganized PSC or its applicable Subsidiary without any Consent, confirmation or modification required by or from any Governmental Authority.

         Section 2.7 Litigation. Except as set forth on Schedule 2.7, there is no claim, action, suit, investigation or proceeding ("Litigation") pending or, to the Company's knowledge, threatened before any court, arbitrator or other Governmental Authority that (a) seeks to restrain, materially modify, prevent, or materially delay the consummation of the transactions contemplated by this Agreement and the Ancillary Documents, or that (b) questions the validity of this Agreement or any of the Ancillary Documents, or any action taken or to be taken by the Company or any Subsidiary in connection with this Agreement or any of the Ancillary Documents. Other than the Bankruptcy Cases, there is no Litigation (i) relating to the ownership or operation by the Company or any of its Subsidiaries of any material portion of the Company's or any of its Subsidiaries' business or assets, or (ii) otherwise affecting the Capital Stock of the Company or any of its Subsidiaries pending, or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective business or assets. Other than pursuant to the Bankruptcy Cases, there are no judgments, orders or decrees of any Governmental Authority binding on the Company or any of its Subsidiaries that relate to the ownership or operation of the business of the Company or any of its Subsidiaries or that otherwise affect its or their Capital Stock.

         Section 2.8 Condition and Sufficiency of Assets. The Facilities and other assets and property owned or used by the Company and its Subsidiaries and which will be owned or used by Reorganized PSC and its Subsidiaries upon Closing, taken as a whole, are sufficient for the continued conduct by the Company and its Subsidiaries of the business of the Company and its Subsidiaries as currently conducted.

         Section 2.9 No Casualty. Except as set forth on Schedule 2.9, to the Company's knowledge, none of the assets of the Company or any Subsidiary has been affected by any fire, explosion, accident, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect.

         Section 2.10 Insurance. The Company and each of its Subsidiaries have in place insurance policies with respect to the assets and businesses of the Company that are listed on Schedule 2.10. Except as set forth on Schedule 2.10, all such policies are in full force and effect. The Company has made available to Purchaser a description of such policies and any applicable self-insurance programs.

         Section 2.11 Environmental Matters.

                  (a) Except as set forth on Schedule 2.11(a), to the Company's knowledge, the conduct and operation of the business of the Company and each of its Subsidiaries are in material compliance with all applicable Environmental Laws. Except as set forth on Schedule 2.11(a), neither the Company nor any of its Subsidiaries has received any written communication from any Person that alleges that the Company or any of its Subsidiaries is not in such compliance, the subject matter of which written communication has not been resolved in a manner that has or could be reasonably expected to give rise to an Environmental Claim. To the Company's knowledge, Schedule 2.11(a) sets forth a true, correct and complete list of all charges, directions, instructions, orders, decrees or other agreements relating to the Company and its Subsidiaries, or any of their properties, issued pursuant to or entered into under any Environmental Law that has or could be reasonably expected to give rise to an Environmental Claim.

                  (b) Except as set forth on Schedule 2.11(b), to the Company's knowledge, there is no Environmental Claim relating to the conduct or operation of the Company or any of its Subsidiaries pending or threatened against the Company or any of its Subsidiaries, or against any Person whose liability for such Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

                  (c) Except as set forth on Schedule 2.11(c), to the Company's knowledge, neither the Company nor any of its Subsidiaries has received any written allegation or other information, the subject matter of which allegation or information has not been resolved in a manner that has or could be reasonably expected to give rise to an Environmental Claim, that past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, spill, discharge, or disposal of any Material of Environmental Concern, relating to the conduct or operation of the business of the Company or any of its Subsidiaries could reasonably be expected to give rise to an Environmental Claim relating to the Company or any of its Subsidiaries, against the Company or any of their Subsidiaries, or against any Person whose liability for such Environmental Claim the Company or any of its Subsidiaries has retained or assumed either contractually or by operation of law.

                  (d) Without in any way limiting the generality of the foregoing, to the Company's knowledge, (i) known onsite and off-site locations where the Company or any of its Subsidiaries or any other occupant has stored, disposed or arranged for the disposal of Materials of Environmental Concern are identified on Schedule 2.11(d), (ii) all underground storage tanks, and the capacity and contents of such tanks, located on the Real Estate are identified on Schedule 2.11(d), (iii) except as set forth on Schedule 2.11(d), there is no damaged and friable asbestos or lead based paint coatings in poor condition, or urea formaldehyde foam insulation contained in or forming part of any building, building component, structure or office space with respect to any of the Real Estate and (iv) except as set forth on Schedule 2.11(d), no polychlorinated biphenyls (PCB's) are used at any of the Real Estate in violation of Environmental Laws.

                  (e) For purposes of this Agreement, the following terms shall have the following meanings with respect to the business of the Company and its Subsidiaries:

                           (i) "Environmental Claim" means any written notice by any Governmental Authority or Person alleging potential liability (including, without limitation, potential liability for investigatory costs, management costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) (A) which could have a material and adverse effect on the conduct or operation of the business of the Company or any of its Subsidiaries or the consummation of the transactions contemplated hereby or, and
                  (B) arising out of, based on or resulting from (x) the presence, emission, spill, discharge, deposit or release into the environment, of any Material of Environmental Concern at any location, whether or not owned by the Company or any of its Subsidiaries or (y) any material violation, or alleged violation, of any Environmental Law.

                           (ii)     "Environmental Laws" means all Laws
                  applicable to the conduct and operation of the business of the Company or any of its Subsidiaries relating to pollution, contamination or protection of human health or safety or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to actual or threatened emissions, spills, discharges, depositions or releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern, arising from or relating to the conduct and operation of the business of the Company or any of its Subsidiaries.

                           (iii) "Materials of Environmental Concern" means dangerous goods, hazardous, toxic, prohibited or regulated substances, materials or wastes, pollutants, contaminants, special waste or hazardous waste as defined in any Environmental Laws, except, however, such materials shall not include incidental and de minimis uses of materials or substances in the ordinary course of business in material compliance with Environmental Laws.

         Section 2.12 Taxes.

                  (a) All Tax Returns that are required to be filed on or have been or will be duly filed on a timely basis, and all Tax Returns of the Canadian Subsidiaries have been filed, or for those Tax Returns that are not yet due, will be timely filed, taking into account any valid extension of time in which to file such Tax Returns, and all such Tax Returns were or will be true, correct and complete in all material respects. All Taxes, including all installments on account of Taxes for the current year, due with respect to any taxable period or partial taxable period of the Company or any of its U.S. Subsidiaries ending on or before the Closing Date have been or will be timely paid, collected or withheld, and such Taxes with respect to the Canadian Subsidiaries have been paid or, for Taxes not yet due and payable, will be timely paid (whether or not shown or required to be shown on any Tax Return). Except as set forth on Schedule 2.12 (a), neither the Company nor any of its Subsidiaries has executed or filed with the Internal Revenue Service or any other taxing authority any agreement or other arrangement or executed any waiver (i) extending the period for filing any Tax Return, election, designation or similar filing related to Taxes, or (ii) extending the period to pay or remit any Taxes or amounts on account of Taxes.

                  (b) Except as set forth in Schedule 2.12(b), no unresolved claim for assessment or collection of Taxes has been asserted against the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is a party to any pending action, proceeding or investigation by any Governmental Authority for the assessment or collection of Taxes, nor does the Company have knowledge of any such threatened action, proceeding or investigation.

                  (c) Except as set forth in Schedule 2.12(c), no waivers of statutes of limitation or reassessment periods in respect of any Tax Returns have been given or requested by the Company or any of its Subsidiaries, nor has the Company or any of its Subsidiaries agreed to any extension of time with respect to a Tax assessment, reassessment or deficiency. Except as set forth in Schedule 2.12(c), no claim has been made at any time during the ten-year period ending on the date hereof by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not currently file Tax Returns that it is or may be subject to taxation by that jurisdiction, nor is the Company aware that any such assertion of jurisdiction is threatened. Except as set forth in Schedule 2.12(c), no Liens have been imposed upon or asserted against any of the Company's or any of its Subsidiaries' assets as a result of or in connection with any failure, or alleged failure, to pay any Tax.

                  (d) Except as set forth in Schedule 2.12(d), the Company and its Subsidiaries have withheld and paid all Taxes required to be withheld by them in connection with any amounts paid, credited or deemed to be paid, owing or credited by it to any Person, including any employees, creditors, independent contractors, non-resident Person or other third parties, other than Taxes which are not material in the aggregate.

                  (e) Since the consummation of the Company's prior bankruptcy in April 2000, and to the knowledge of the Company prior to that date, neither the Company nor any of its Subsidiaries has been a member of an affiliated group filing consolidated U.S. federal income tax returns (other than a group the common parent of which was the Company) or has any liability for the taxes of any person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

                  (f) Since the consummation of the Company's prior bankruptcy in April 2000, and to the knowledge of the Company prior to that date, none of the Company's or its Subsidiaries' assets are (i) "tax-exempt use property" within the meaning of Section 168(h) of the Code, (ii) "tax-exempt bond-financed property" within the meaning of
         Section 168(g) of the Code, (iii) "limited use property" within the meaning of Revenue Procedure 76-30 and (iv) except for assets held by Subsidiaries that are not U.S. Subsidiaries, subject to Section 168(g)(1)(A) of the Code.

                  (g)      Schedule 2.12(g) sets forth, as of December 31, 2002,
         (i) the aggregate U.S. federal income tax basis of each category of assets of the Company; (ii) the aggregate U.S. federal income tax basis of each category of assets of the U.S. Subsidiaries; (iii) the Net Operating Loss ("NOL") and excess interest deduction carryforwards, under Section 163(j) of the Code, of the Company; (iv) the aggregate

         NOL carryforward of the U.S. Subsidiaries; and (v) the aggregate income tax basis of the assets of the Canadian Subsidiaries. Except as set forth on Schedule 2.12(g), the NOL carryforwards of the Company and the U.S. subsidiaries are not subject to restriction under Section 382 of the Code (or any similar provision of state or local law) or subject to a separate return limitation. Schedule 2.12(g) sets forth, to the Company's knowledge and based on information available to the Company as determined in good faith, the percentage of debt owned by each PIK/Term Creditor as of May 31, 2003 that should qualify under Section 382(l)(5)(E)(i) of the Code), but the Company makes no representation to Purchaser as to such percentage of PIK/Term Debt held by Purchaser and its Affiliates that qualifies under Section 382(l)(5)(E)(i).

                  (h) With respect to Canadian tax matters, except as set forth on Schedule 2.12 (h):

                           (i) Except pursuant to this Agreement, none of Sections 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Income
                  Tax Act (Canada), or any equivalent provision of the Tax legislation of any province or any other jurisdiction, have applied or will apply to the Company or any of its Subsidiaries at any time up to and including the Closing Date.

                           (ii)     None of the Company or any of its
                  Subsidiaries has acquired property from a non-arm's length Person, within the meaning of the Income Tax Act (Canada), for consideration, the value of which is less than the fair market value of the property acquired in circumstances which could subject it to a liability under Section 160 of the Income Tax Act (Canada).

                           (iii) For all material transactions between the Company or any of its Subsidiaries and any non-resident Person with whom the Company or any of its Subsidiaries was not dealing at arm's length during a taxation year commencing after 1998 and ending on or before the Closing Date, each of the Company and its Subsidiaries has made or obtained records or documents that meet the requirements of paragraphs 247(4)(a) to (c) of the Income Tax Act (Canada).

                           (iv) The only reserves under the Income Tax Act (Canada) or any equivalent provincial or territorial statute to be claimed by the Company or any of its Subsidiaries for the taxation year ended immediately prior to the acquisition of control by the Purchaser are disclosed in Schedule 2.12(h).

                           (v) Except pursuant to this Agreement, no Person or group of related Persons (as defined in the Income Tax Act (Canada) has ever acquired or had the right to acquire control of the Company or any of its Subsidiaries.

                           (vi) Schedule 2.12(h) sets forth, as of December 31, 2002 for Philip Services Inc. and as of March 31, 2003 for Philip Analytical Services, Inc., complete and accurate information relating to (A) the cost and adjusted cost base (and V-Day value, if applicable) of the nondepreciable assets of the Canadian Subsidiaries; (B) the undepreciated capital cost of each class of depreciable assets of the Canadian Subsidiaries; (C) the cumulative eligible capital balances of the Canadian Subsidiaries; (D) the paid-up capital of each class of shares of the Canadian Subsidiaries; and (E) the non-capital losses available for carry over and the net capital losses of the Canadian subsidiaries.

         Section 2.13 Labor Matters.

                  (a) Schedule 2.13(a) identifies all collective bargaining agreements (including any side letter, supplemental agreement or memorandum of understanding that would materially alter a collective bargaining agreement) covering employees of the Company or any of its Subsidiaries (collectively, the "Collective Bargaining Agreements"). The Company made available to Purchaser copies of all such Collective Bargaining Agreements. The Company has informed Purchaser of all material communications and current written proposals of the Company or any of its Subsidiaries, or any union in all ongoing negotiations with representatives of any unions representing any organized employee groups and all material matters on which any tentative agreements have been reached in the course of such negotiations.

                  (b) The Company has made available to Purchaser a true, correct and complete list of all the employees (including inactive employees and employees on leave) and independent contractors of the Company and each of its Subsidiaries who are members of an organized labor unit or union covered by any of the Collective Bargaining Agreements, their current respective positions or job classifications and their current respective wage scales or salaries, as the case may be.

                  (c)      Except as set forth in Schedule 2.13(c):

                           (i)      There are no material lawsuits,
                  administrative claims or charges, legal or administrative proceedings pending or, to the knowledge of the Company, expressly threatened, between the Company or any of its Subsidiaries, and any of their respective employees or organized labor units or Unions, which have or are reasonably likely to have a Material Adverse Effect;

                           (ii)     Neither the Company nor any of its
                  Subsidiaries has breached or otherwise failed to comply in any material respect with any provision of any Collective Bargaining Agreement or other labor union contract (or with respect to Canadian employees, employment agreement) applicable to persons employed by the Company or any of its Subsidiaries (because of the transactions contemplated by this Agreement or otherwise), and there are no material grievances outstanding against the Company or any of its Subsidiaries under any such agreement or contract;

                           (iii) To the knowledge of the Company, there is no union organizing activity, petition or application pending before the National Mediation Board or other labor relations boards or tribunals seeking certification or any change in certification of a labor representative or union with respect to any craft or class of employees of the Company or any of its Subsidiaries;

                           (iv) There is no strike, slowdown, work stoppage, labor action or lockout, or, to the knowledge of the Company, express threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries, other than a strike, slowdown, work stoppage or lockout in response to any modification demands under Section 1113(e) of the Bankruptcy Code directed by Purchaser as set forth in Section 4.8(a); and

                           (v)      Neither the Company nor any of its
                  Subsidiaries has received any written notice of any, and to the Company's knowledge, there is no unfair labor practice or analogous complaint, application or claim against the Company or any of its Subsidiaries pending before the National Mediation Board or any similar board or agency or before any court of competent jurisdiction or any other forum.

         Section 2.14 Employee Matters. The Company has made available to Purchaser a true, correct and complete list of all the unrepresented, non-unionized employees (including inactive employees and employees on leave) and independent contractors of the Company or its Subsidiaries employed on June 30, 2003, their now or then current respective (i) positions or job classifications, (ii) wage scales or salaries, as the case may be, (iii) annual target bonus and/or annual target sales commissions, (iv) target long-term incentive payments, (v) accrued vacation, (vi) accrued sick days, (vii) entitlements to severance or notice under employment agreements apart from those minimum entitlements mandated by Law, and (viii) service date or any adjusted service date reflecting service credit for prior employment. With respect to the foregoing clauses (ii) through (vii), disclosure may be in the form of either a written description or copies of any applicable plan, policy or program with regard to employees subject to company-wide policies; provided, however, that disclosure shall be on an individual basis with regard to all exceptions from such company-wide policies or from any other individual arrangements. Schedule
2.14 identifies those employees who, as of the date hereof, are on leave of absence, short- or long-term disability leave, parental or maternity leave, or who are otherwise not actively employed and the date on which each such employee is expected to return to active employment, if known. The Company and each of its Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, discrimination, terms and conditions of employment and wages and hours, and are not engaged in any unfair labor practice.

         Section 2.15 ERISA Compliance; Absence of Changes in Benefit Plans.

                  (a) Schedule 2.15(a) contains a true and complete list of each "Employee Pension Benefit Plan" (as defined in Section 3(2) of ERISA), "Employee Welfare Benefit Plan" (as defined in Section 3(1) of ERISA), stock option, stock purchase, deferred compensation plan or arrangement, severance arrangement or plan and any and all other material, employee fringe benefit, plans or arrangements maintained, whether written or unwritten, contributed to or required to be maintained or contributed to by the Company or any of its Subsidiaries for the benefit of any present or former employees of the Company or any of its Subsidiaries, or their beneficiaries which are subject to the Laws of the United States, excluding "multi-employer plans" within the meaning of Section 3(37) of ERISA (all of the foregoing herein defined as "Benefit Plans" and each, a "Benefit Plan"). The Company has made available to Purchaser true and complete copies (or, in the case of any unwritten Benefit Plans, a written description thereof) of each of the following documents: (i) each Benefit Plan and all amendments thereto, and the latest written interpretation and description thereof that has been distributed to the plan participants; (ii) all funding arrangements with respect to the Benefit Plans; and (iii) each employee or employment agreement. Except as set forth in Schedule 2.15(a), since December 31, 2002, there has not been any adoption or amendment, or agreement to adopt or amend, in any material respect by the Company or any of its Subsidiaries of any Benefit Plan, nor has there been any material change in any actuarial or other assumptions used to calculate funding obligations with respect to any material Benefit Plan, or any change in the manner in which such contributions are determined that, individually or in the aggregate, could result in a material increase in the Company's or any of its Subsidiaries' Liabilities thereunder.

                  (b) To the knowledge of the Company, with respect to the Benefit Plans, no event has occurred and there exists no condition or set of circumstances nor has the Company or any of its Subsidiaries been notified of any event in connection with which the Company or any of its Subsidiaries would reasonably be expected to be subject to any Liability under ERISA or the Code that would reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect.

                  (c) To the knowledge of the Company, each Benefit Plan has been administered substantially in accordance with its terms, and all the Benefit Plans have been operated in all material respects and are in material compliance with the applicable provisions of ERISA, the Code and all other applicable Laws. Except as set forth on Schedule 2.15(c), the IRS has issued a favorable determination letter or an opinion letter with respect to the qualification of each Benefit Plan that constitutes an "employee pension benefit plan" as defined in ERISA that is intended to be qualified under Section 401(a) of the Code, and, to the knowledge of the Company, the IRS has not notified the Company that it has taken any action to revoke any such letter and no facts or circumstances exist which could reasonably be expected to cause such revocation.

                  (d) To the knowledge of the Company, neither the Company nor any of its ERISA Affiliates has incurred, nor, as a result of the consummation of the transactions contemplated hereby, will Reorganized PSC or any of its ERISA Affiliates have incurred, any material unsatisfied Liability under Title IV of ERISA in connection with any Benefit Plan and, to the knowledge of the Company, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such Liability. To the Company's knowledge, no Benefit Plan has incurred an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code, whether or not waived. Except as set forth on Schedule 2.15(d) or as would not reasonably be expected to result in a material Liability to the Company or any of its Subsidiaries with respect to each Benefit Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, to the knowledge of the Company (i) no reportable event (within the meaning of Section 4043(c) of ERISA) has occurred or is expected to occur; (ii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA); (iii) the Company and its ERISA Affiliates have made when due any and all "required installments" within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA; (iv) neither the Company nor any of its ERISA

         Affiliates is required to provide security under Section 401(a)(29) of the Code; (v) all premiums (and interest charges and penalties for late payment, if applicable) have been paid when due to the Pension Benefit Guaranty Corporation ("PBGC"); and (vi) no filing has been made by the Company or any of its ERISA Affiliates, with the PBGC and neither the Company nor any of its Subsidiaries have received any notice that any proceeding has been commenced by the PBGC to terminate any such Benefit Plan and no condition exists which could reasonably be expected to constitute grounds for the termination of any such Benefit Plan by the PBGC.

                  (e) Except as set forth on Schedule 2.15(e), no Benefit Plan (i) is subject to Title IV of ERISA; (ii) is a "multiple employer plan" within the meaning of Section 413(c) of the Code; or (iii) is or at any time was funded through a "welfare benefit fund" within the meaning of Section 419(e) of the Code and, except as set forth on
         Schedule 2.15(e), no benefits under a Benefit Plan are or at any time have been provided through a voluntary employees' beneficiary association within the meaning of Section 501(c)(9) of the Code or a supplemental unemployment benefit plan within the meaning of Section 501(c)(17) of the Code. Except as set forth on Schedule 2.15(e), the Company and its Subsidiaries do not have any obligations to contribute, and are not otherwise parties, to a "multi-employer" plan within the meaning of Section 3(37) of ERISA.

                  (f) Except as set forth on Schedule 2.15(f), no Benefit Plan provides medical benefits coverage (whether or not insured), with respect to current or former employees of the Company or any of its Subsidiaries after retirement or other termination of service (other than coverage mandated by statute).

                  (g) Except as set forth on Schedule 2.15(g), to the knowledge of the Company, the consummation of the transactions contemplated by this Agreement and the Ancillary Documents will not, either alone or in combination with another event, (i) entitle any current or former employee, agent, independent contractor or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee, agent, independent contractor or officer, (iii) constitute a "change in control" causing an increase or acceleration of benefits under any Benefit Plan, or (iv) result in any payment or benefit that could reasonably be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                  (h) Except as set forth on Schedule 2.15(h), to the knowledge of the Company, there is no pending (i) complaint, proceeding, or investigation of any kind in any court or government agency with respect to any Benefit Plans (other than routine claims for benefits) or (ii) litigation relating to the employment or termination of employment of any current of former employee of the Company or any of its Subsidiaries, in each case that could result in any material Liability.

                  (i) With respect to each Benefit Plan that is subject to the Laws of any jurisdiction outside of the United States or Canada ("Non-U.S. Plans"), to the knowledge of the Company (i) such Non-U.S. Plan has been maintained in all material respects in accordance with all applicable requirements and all applicable Laws,
         (ii) if such Non-U.S. Plan is intended to qualify for special tax treatment, the Non-U.S. Plan meet all requirements for such treatment, except as would not reasonably be expected to result in a material Liability to the Company or any of its Subsidiaries, (iii) if such Non-U.S. Plan is intended to be funded and/or book-reserved, the Non-U.S. Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, except to the extent that any shortfall in such funding or reserves would not result in any material Liability to the Company or any of its Subsidiaries, and to the extent that any shortfall in such funding or reserves would not result in any material Liability to the Company or any of its Subsidiaries and (iv) no material Liability exists or could reasonably be expected to be imposed upon the assets of the Company or any of their Subsidiaries by reason of such Non-U.S. Plan.

                  (j) To the knowledge of the Company, neither the Company nor any of its ERISA Affiliates has engaged in, or has knowledge that a "party in interest" (as defined in Section 3(14) of ERISA)or a "disqualified person" (as defined in Section 4975(e) of the Code) has engaged in, a "prohibited transaction," as defined in Section 4975 of the Code or Section 406 of ERISA, or taken any actions, or failed to take any actions, which would reasonably be expected to result in any material Liability to the Company or any of its Subsidiaries, as the case may be, under ERISA or the Code. No fiduciary has any Liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any of the Benefit Plans, and to the knowledge of the Company, no facts exist which could reasonably be expected to form the basis for any such Liability.

                  (k) To the knowledge of the Company, neither the Company nor any of its ERISA Affiliates has any material Liability under
         Section 502 of ERISA and no circumstances exist which could reasonably be expected to result in a material Liability thereunder.

                  (l)      Canadian Benefit Plans

                           (i) Schedule 2.15(l)(i) sets forth a complete list of the Canadian Benefit Plans.

                           (ii) Current and complete copies of all written Canadian Benefit Plans or, where oral, written summaries of the terms thereof, have been delivered or made available to the Purchaser together with current and complete copies of all material documents relating to the Canadian Benefit Plans, including, as applicable,

                                    (A)      all documents establishing,
                           creating or amending any of the Canadian Benefit
                           Plans;

                                    (B)      all trust agreements and funding
                           agreements;

                                    (C)      all investment management
                           agreements, subscription and participation agreements, benefit administration contracts, and any financial administration contracts;

                                    (D)      the most recent financial
                           statements and actuarial reports whether or not such statements or reports were filed with a Governmental Authority;

                                    (E)      all reports, statements (including
                           audited financial statements), annual information returns or other returns, filings and material correspondence with any Governmental Authority in the last three years;

                                    (F)      all booklets, summaries, manuals
                           and communications of a general nature distributed or made available to any employees or former employees concerning any Canadian Benefit Plans; and

                                    (G)      a copy of any statement of
                           investment policies and goals or statement of investment policies and procedures prepared in respect of the Canadian Pension Plans, whether or not such statement has been filed with the applicable Governmental Authority.

                           (iii) Each Canadian Benefit Plan is, and has at all times been, established, registered (where required), qualified, administered, amended, and invested, in compliance with (i) the terms of such Canadian Benefit Plan, (ii) all Laws and (iii) any applicable Collective Bargaining Agreement.

                           (iv) The Canadian Subsidiaries have complied with all of their obligations in respect of the Canadian Benefit Plans except where such non-compliance would not result in any material Liability to any of the Canadian Subsidiaries.

                           (v) Except as disclosed in Schedule 2.15(l)(v), there have been no improvements, increases or changes to, or promised improvements, increases or changes to, the benefits provided under any Canadian Benefit Plan, nor has any Canadian Subsidiary made any commitment to establish any additional Canadian Benefit Plans. None of the Canadian Benefit Plans provide for payments, benefit increases, accelerated vesting, or the acceleration of, or an increase in, funding obligations that are contingent upon or will be triggered by the entering into of this Agreement or the completion of the transactions contemplated herein.

                           (vi) Except as disclosed in Schedule 2.15(l)(vi), all employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Benefit Plan have been paid or remitted in a timely fashion in accordance with its terms and all Laws, and no Taxes, penalties or fees are owing or exigible under or in relation to any Canadian Benefit Plan.

                           (vii)    Except as disclosed in Schedule
                  2.15(l)(vii), there is no investigation by a Governmental Authority, or claim, demand, complaint, action, suit, or cause of action (other than routine claims for payment of benefits) pending or, to the knowledge of the Company or Canadian Subsidiaries, threatened involving any Canadian Benefit Plan or their assets, and no facts exist which could reasonably be expected to give rise to any such investigation or claim, demand, complaint, action, suit, or cause of action (other than routine claims for benefits).

                           (viii) No event has occurred respecting any registered Canadian Benefit Plan which could reasonably be expected to result in the revocation of the registration of such Canadian Benefit Plan (where applicable) or entitle any Person (without the consent of the Company or any of the Canadian Subsidiaries) to wind up or terminate any Canadian Benefit Plan, in whole or in part, or which could otherwise reasonably be expected to adversely affect the tax status of any such plan.

                           (ix) There are no unfunded liabilities in respect of any Canadian Pension Plan including going concern unfunded liabilities, solvency deficiencies, or wind-up deficiencies.

                           (x) Except as disclosed in Schedule 2.15(l)(x), no changes have occurred in respect of any Canadian Benefit Plan since the date of the most recent financial, accounting, actuarial or other report, as applicable, issued in connection with any Canadian Benefit Plan, which could reasonably be expected to adversely affect the relevant report (including rendering it misleading in any material respect).

                           (xi) Except as disclosed in Schedule 2.15(l)(x), none of the Company or any of the Canadian Subsidiaries has ever received, or applied for, any payment of surplus out of any Canadian Benefit Plan or any payment in respect of the demutualization of the insurer of any Canadian Benefit Plan.

                           (xii)    Except as disclosed in Schedule 2.15(l)(xii)
                  (A) none of the Canadian Subsidiaries has taken any contribution or premium holidays under any Canadian Benefit Plan and, where so disclosed, the relevant Canadian Subsidiary was entitled under the terms of the Canadian Benefit Plan, applicable Collective Bargaining Agreements, and under all Laws to take such contribution or premium holidays; and (B) there have been no withdrawals or transfers of assets from any Canadian Benefit Plan (other than withdrawals or transfers in the normal course related to the payment of benefits to a Person entitled to benefits under the plan) and where so disclosed, such withdrawals or transfers of assets were in accordance with the terms of such Canadian Benefit Plan, applicable Collective Bargaining Agreements, and all Laws and occurred with the consent of any applicable Governmental Authority (where required).

                           (xiii) There are no entities other than the Canadian Subsidiaries participating in any of the Canadian Benefit Plans. None of the Canadian Benefit Plans is a union plan (being a plan which is required to be established and maintained pursuant to a Collective Bargaining Agreement and which is not maintained or administered by any of the Canadian Subsidiaries).

                           (xiv)    To the knowledge of the Canadian
                  Subsidiaries, all employee data necessary to administer each Canadian Benefit Plan is in the possession of the Canadian Subsidiaries and is complete, correct and in a form which is sufficient for the proper administration of the Canadian Benefit Plan in accordance with its terms and all Laws.

                           (xv) Except as disclosed on Schedule 2.15(l)(xv) none of the Canadian Benefit Plans, other than the Canadian Pension Plans, provide benefits beyond retirement or other termination of service to employees or former employees of a Canadian Subsidiary or to the beneficiaries or dependants of such employees, and where so disclosed liabilities in respect of such benefits (as well as all liabilities under the Canadian Pension Plans) have been properly and accurately disclosed on the financial statements of the applicable Canadian Subsidiary in accordance with Canadian generally accepted accounting principles.

                           (xvi) None of the Canadian Benefit Plans, or any insurance contract relating thereto, require or permit a retroactive increase in premiums or payments or require additional premiums or payments on termination of the Canadian Benefit Plan, and the level of insurance reserves, if any, under any insured Canadian Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

         Section 2.16 Intellectual Property. Schedule 2.16 contains an accurate and complete list of all material Intellectual Property owned or used by the Company and each of its Subsidiaries. Except as set forth on Schedule 2.16, the Company and each of its Subsidiaries, as applicable, owns the entire right, title and interest in and to the Intellectual Property (including, without limitation, the right to use and license the same). Except as set forth in
Schedule 2.16, to the knowledge of the Company, there are no pending or threatened actions, claims or proceedings of any nature affecting or relating to the Intellectual Property owned or used by the Company or any of its Subsidiaries. Schedule 2.16 lists all notices or claims currently pending or, to the Company's knowledge, threatened in writing against the Company or any of its Subsidiaries that claim infringement of any domestic or foreign letters patent, patent applications, patent licenses, software licenses and know-how licenses, trade names, trademark registrations and applications, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information. Except as set forth on Schedule 2.16, to the Company's knowledge, there is no reasonable basis upon which any claim may be asserted against the Company or any of its Subsidiaries for infringement or misappropriation of any domestic or foreign letters patent, patents, patent applications, patent licenses, software licenses, and know-how licenses, trade names, trademark registrations and applications, trademarks, service marks, copyrights, copyright registrations or applications, trade secrets, technical knowledge, know-how or other confidential proprietary information, to the Company's knowledge. To the Company's knowledge, all letters patent, registrations and certificates issued by any Governmental Authority relating to any of the Intellectual Property and all licenses and other agreements pursuant to which the Company or any of its Subsidiaries uses any of the Intellectual Property are valid and subsisting, have been properly maintained and neither the Company nor any of its Subsidiaries, nor to the knowledge of the Company, any other Person, is in material default or material violation thereunder.

         Section 2.17 Real Property.

                  (a) Except as set forth on Schedule 2.17(a), the Company or a Subsidiary owns fee simple absolute title to all owned real properties used in the conduct and operation of its respective business as set forth on Schedule 2.17(a) (the "Owned Real Estate"), and, to the Company's knowledge, the Company or a Subsidiary has a valid leasehold interest in all other real properties used in the conduct and operation of its business as set forth on Schedule 2.17(a) (the "Leased Real Estate" and together with the Owned Real Estate, the "Real Estate").
         Schedule 2.17(a) contains a true, correct and complete list of all the Real Estate, including the name of the owner of record of the Owned Real Estate and the name of the lessee of the Leased Real Estate, an accurate street address, a brief description of the use of such Real Estate and the lease, sublease or other agreement for all Leased Real Estate. It is understood that certain of the Owned Real Estate may be in the name of former subsidiaries of the Company that no longer exist or may otherwise be in the name of a Person which is not the Company or a Subsidiary. Purchaser acknowledges and agrees that so long as any such Owned Real Estate is transferred to the Company or any of its Subsidiaries prior to the Closing (unless such Owned Real Estate is otherwise designated as an Excluded Asset, in which case such transfer shall not be required), the ownership of such Real Estate by a Person other than the Company or any of its Subsidiaries shall not constitute a breach of the representations and warranties set forth in this
         Section 2.17.

                  (b)      To the Company's knowledge, except as set forth on
         Schedule 2.17(b), all material components of all improvements included within any Real Estate (collectively, the "Improvements", which term with respect to Leased Real Estate, shall specifically exclude any portion of any improvement that is not leased to the Company or its Subsidiaries), including, without limitation, the roofs and structural elements thereof and the heating, ventilation, air conditioning, plumbing, electrical, mechanical, sewer, waste water, storm water, paving and parking equipment, systems and facilities included therein are adequate to conduct the business of the Company and its Subsidiaries as currently conducted.

                  (c) Except as set forth on Schedule 2.17(c), all material Permits required to have been issued to the Company or any of its Subsidiaries to enable any Real Estate to be lawfully occupied and used for all of the purposes for which they are currently occupied and used have been lawfully issued and are in full force and effect. Except as set forth on Schedule 2.17(c), neither the Company nor any of its Subsidiaries has received any written notice of any pending, threatened or contemplated condemnation proceeding affecting any Real Estate or any part thereof or any proposed termination or impairment of any parking at any such owned or leased real property or of any sale or other disposition of any such Real Estate or any part thereof in lieu of condemnation.

                  (d)      Except as set forth on Schedule 2.17(d):

                           (i) to the Company's knowledge, no Improvement fails to conform in any material respect with applicable ordinances, regulations, zoning laws and restrictive covenants nor encroaches upon real property of others, nor is any such Real Estate encroached upon by structures of others in any case in any manner that would have or would be reasonably likely to have a Material Adverse Effect;

                           (ii) to the Company's knowledge, no charges or violations have been received by, made or threatened against the Company or any of its Subsidiaries, against or relating to any such Real Estate or Improvements or any of the operations conducted at any Real Estate, as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning laws or restrictive covenants or as a result of any encroachment on the property of others, where the effect of same would have or would be reasonably likely to have a Material Adverse Effect;

                           (iii) other than pursuant to applicable laws, rules, regulations or ordinances, or pursuant to any leases or subleases of Leased Real Estate, or pursuant to any mortgages, deeds of trust or other security instruments listed on
                  Schedule 2.17(d) affecting any Real Estate, covenants that run with the land or provisions in any agreement listed on
                  Schedule 2.17(d), to the Company's knowledge, there exists no restriction on the use, transfer or mortgaging of any Real Estate;

                           (iv) to the Company's knowledge, the Company and each of its Subsidiaries have adequate permanent rights of ingress to and egress from any such property used by it for the operations conducted thereon; and

                           (v) to the knowledge of the Company, except as may otherwise be provided in Schedule 2.17(d), there are no developments specifically related to any of the Real Estate or interests of the Company or its Subsidiaries therein, or the use or operation thereof, pending or threatened that might reasonably be expected to have a Material Adverse Effect.

         Section 2.18 Disclosure. (a) No representation or warranty of the Company or any of its Subsidiaries contained in this Agreement, (b) no statement contained in any document or other instrument furnished or to be furnished by the Company or any of its Subsidiaries to Purchaser in connection with the transactions contemplated hereby, and (c) no statement or other information contained in any Schedules or Statements of Affairs filed by the Company or any of its Subsidiaries with the U.S. Bankruptcy Court or similar filings by the Company or its Canadian Subsidiaries with the Canadian Court, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the representation, warranty or statement so made not misleading.

         Section 2.19 No Violation of Law. Except as set forth on Schedule 2.19, neither the Company nor any of its Subsidiaries has violated or is in violation of any Law applicable to it which violation could reasonably be expected to have a Material Adverse Effect.

         Section 2.20 Material Agreements. Schedule 2.20 hereto sets forth all material agreements and contracts to which the Company or any of its Subsidiaries is a party or is bound. For purposes of this Section 2.20 a material agreement shall be an agreement or contract requiring payments by the Company in excess of $50,000 in any year or lease of any Real Estate, and shall exclude any agreements or contracts for sales of goods or services by the Company or any of its Subsidiaries entered in the ordinary course of business.
Schedule 2.20 shall be in such tabular or other form setting forth (a) the name of the agreement or contract, (b) the parties thereto, (c) the term of the Agreement, (d) the payment terms thereof, (e) to the knowledge of the Company, the Prepetition amounts due thereunder, (f) whether such agreement or contract contains any restriction on the conduct of business by the Company or any of its Subsidiaries, (g) whether any consent is required with respect to the acceptance of such agreement or contract in connection with the Restructuring, and (h) whether the Company recommends acceptance or rejection of the agreement or contract in connection with the Restructuring.

         Section 2.21 Bank Accounts. Schedule 2.21 hereto sets forth a complete and accurate list of all bank accounts with the respective balances therein maintained by the Company and each of its Subsidiaries with any bank or other financial institution (as of a recent date indicated on the Schedule), which Schedule shall be updated as of a recent date to the Closing.

         Section 2.22 Signatories. All of the Subsidiaries of the Company, other than the Excluded Subsidiaries, are signatories to this Agreement.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby makes the following representations and warranties to the Company each of which shall be true and correct as of the date hereof and as of the Closing Date (except to the extent expressly relating to a specific date, in which event it shall be true and correct as of such date) and shall be unaffected by any investigation heretofore or hereafter made.

         Section 3.1 Organization. Purchaser is a Person duly organized, validly existing and in good standing under the laws of the State of Delaware and has the requisite power and authority to own, lease or otherwise hold its properties and assets and to carry on its business as presently conducted.

         Section 3.2 Authorization and Effect of Agreement. Purchaser has the requisite power and authority to execute and deliver this Agreement and the Ancillary Documents to which it will be a party and to perform its obligations hereunder and thereunder. The execution and delivery by Purchaser of this Agreement and the performance by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and its

Subsidiaries and constitutes a valid and binding agreement of Purchaser and its Subsidiaries, enforceable against Purchaser and its Subsidiaries in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity. Each of the Ancillary Documents to which Purchaser will be a party, when executed and delivered by Purchaser, will constitute a valid and binding agreement of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity.

         Section 3.3 No Conflicts. The execution and delivery of this Agreement, and the Ancillary Documents to which Purchaser will be a party, by Purchaser does not or will not (as applicable), and the performance by Purchaser of the transactions contemplated by this Agreement and such Ancillary Documents will not, conflict with, or result in any violation of, or constitute a default under
(a) any provision of the organizational documents of Purchaser, (b) any of the terms, conditions, or provisions of any material agreement or other material document by which Purchaser or any of its Affiliates is bound, or (c) any Law or order applicable to or binding on Purchaser. Except as set forth in Schedule 3.3, and except for the Confirmation Orders and the expiration of the waiting period under the HSR Act, no Consent is required to be obtained, made or given in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of its obligations hereunder.

         Section 3.4 Litigation. As of the date of this Agreement, there are no judicial or administrative actions, proceedings or investigations pending against the Purchaser or any of its Affiliates or, to Purchaser's knowledge, threatened that question the validity of this Agreement or any action taken or to be taken by Purchaser in connection with this Agreement.

         Section 3.5 Investment Intent. The Purchaser:

                  (a)      meets the definition of an "Accredited Investor";

                  (b) is acquiring the Purchase Shares and the Exit Loan Commitment Shares for investment for its own account and without the intention of participating, directly or indirectly, in a distribution of the Purchase Shares or the Exit Loan Commitment Shares and not with a view to resale or any distribution of the Purchase Shares or the Exit Loan Commitment Shares, or any portion thereof;

                  (c) has (i) sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of purchase and ownership of the Purchase Shares and the Exit Loan Commitment Shares, (ii) is experienced in making investments that involve a high degree of risk, (iii) is sophisticated in making investment decisions, and (iv) can bear the economic risk of an investment in the Purchase Shares and the Exit Loan Commitment Shares, including the total loss of such investment;

                  (d) has, to its knowledge, been given full access to information regarding the Company and has been provided the opportunity to ask questions of the Company;

                  (e) acknowledges (i) that an investment in the Purchase Shares and the Exit Loan Commitment Shares is speculative and the Purchaser may have to continue to bear the economic risk of the investment in the Purchase Shares and the Exit Loan Commitment Shares for an indefinite period; (ii) that the Purchase Shares and the Exit Loan Commitment Shares are being sold to the Purchaser without registration under any state or federal law requiring the registration of securities for sale; and that (iii) the transferability of the Purchase Shares and the Exit Loan Commitment Shares may be restricted by applicable federal and state securities laws and under the laws of other jurisdictions.

                  (f) represents that its and its Affiliates' holdings in PIK/Term Claims does not fail to qualify under Section 382(l)(5)(E)(i) solely as a result of the application of Treasury Regulation Section 1.382-9(d)(4).

                                   ARTICLE IV

                                   COVENANTS

         Section 4.1 Access. Prior to the Closing, upon reasonable notice from Purchaser, and subject to the provisions of any applicable lease or sublease (whether the Company or any of its Subsidiaries is a lessor/sublessor or lessee/sublessee), the Company shall afford to the officers, attorneys, accountants or other authorized representatives of Purchaser reasonable access during normal business hours to the business, employees, Real Estate, facilities and books and records of the Company and each of its Subsidiaries relating to the business then conducted and/or operated or previously conducted and/or operated by the Company and its Subsidiaries for all or any portion of its business (including without limitation all Tax Returns and communications with any Governmental Authority relating to Taxes), so as to afford Purchaser full opportunity to make such review, examination and investigation of such businesses as Purchaser determines are reasonably necessary in connection with the consummation of the transactions contemplated hereby and shall execute such contracts as may be required to access information held by third parties or cause an inspection by a Governmental Authority; provided, however, that the foregoing right of access shall not be exercisable in such a manner as to interfere unreasonably with the normal operations and business of such Person. Purchaser shall be permitted to make extracts from or to make copies of such books and records as may be reasonably necessary in connection therewith. Prior to the Closing, the Company shall, and shall cause each of its Subsidiaries to, and each of its Subsidiaries shall, promptly furnish Purchaser with access to such maintenance records, operating data and other information relating to the business then owned and/or operated by the Company and each of its Subsidiaries as Purchaser may reasonably request. The Company shall promptly deliver to Purchaser such copies of all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed by the Company or any of its Subsidiaries, or by any Person in connection with or related to the Company's and its Subsidiaries' businesses, and after the consummation of the Restructuring, in each case in the Bankruptcy Cases. The Company shall promptly provide to Purchaser all documents and materials relating to the Restructuring, the proposed transfer of the Shares, the Accepted Contracts or any portion thereof, and otherwise cooperate with Purchaser, to the extent reasonably necessary in connection with Purchaser's preparation for or participation in any part of the Bankruptcy Cases in which Purchaser's participation is necessary, required or reasonably appropriate. The Company shall promptly deliver to Purchaser all pleadings, motions, notices, statements, schedules, applications, reports and other papers filed in any other judicial or administrative proceeding as Purchaser may reasonably request. In addition, the Company shall, and shall cause each of its Subsidiaries to consult with Purchaser with respect to any press release or public statement outside the Bankruptcy Court concerning, in whole or in part, the transactions contemplated by this Agreement. Without limiting the generality of this Section 4.1, if requested by Purchaser, the Company, upon reasonable notice, shall provide access to the Real Estate to Purchaser and its representatives and agents for purposes of conducting unintrusive environmental assessments, including Phase I analyses or further analyses if Purchaser deems such analyses are warranted as a result of a Phase I analysis or otherwise. To the extent that any applicable lease or sublease (whether the Company or any of its Subsidiaries is a lessor/sublessor or lessee/sublessee) restricts the ability of the Company's or any of its Subsidiaries to grant access to any property, the Company and its Subsidiaries shall use all reasonable best efforts to provide for such access as Purchaser may reasonably request hereunder. For the avoidance of doubt, the Company shall not be required to provide Purchaser access to information regarding bids or expressions of interest received by the Company, before the Bid Deadline Date.

         Section 4.2 Conduct of Business. Except as expressly contemplated by this Agreement (including, without limitation, the commencement and prosecution of the Bankruptcy Cases) or as otherwise consented to by Purchaser in writing, during the period from the date of this Agreement and continuing until the Closing, the Company shall, and shall cause each of its Subsidiaries to, in respect of the business then owned and/or operated by the Company or each such Subsidiary, as the case may be:

                  (a) (i) use reasonable efforts to conduct its business in the usual, regular and ordinary course as presently conducted and consistent with past practice, (ii) keep its assets intact, and (iii) maintain its assets in at least as good a condition as their current condition (reasonable wear and tear excepted);

                  (b) not take or omit to take any action as a result of which any representation or warranty of the Company made in Article II would be rendered untrue or incorrect if such representation or warranty were made immediately following the taking or failure to take such action;

                  (c) not mortgage, pledge, sell or dispose of any its assets, and not waive, release, grant, transfer or permit to lapse any rights of material value, other than sales of assets and services in the ordinary course as presently conducted and consistent with past practice, or sales of Excluded Assets;

                  (d) not incur any Indebtedness other than in the ordinary course of its business;

                  (e) not assign, modify, cancel, otherwise impair or permit to lapse any Accepted Contract;

                  (f) perform in all material respects its post-petition obligations under any Accepted Contract to the extent arising after the commencement date of the Bankruptcy Cases;

                  (g) comply in all material respects with all applicable Laws that relate to or affect its assets and business or such Person's ownership and/or use or operation thereof, including but not limited to the timely, complete and correct filing of all reports and maintenance of all records required by any Governmental Authority to be filed or maintained;

                  (h) except to the extent necessary to comply with applicable Laws, not adopt or amend any bonus, profit-sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or employee benefit plan, agreement, trust, plan, fund or other arrangement for the benefit and welfare of any director, officer or employee, or increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any existing plan or arrangement (including, without limitation, the removal of existing restrictions in any benefit plans or agreements);

                  (i) except with Purchaser's approval or as specifically required by Section 4.8 or Section 4.10, not enter into any new or amended contract, agreement, side letter or memorandum of understanding with any unions representing employees of the Company or any of its Subsidiaries which would reasonably be likely to have a Material Adverse Effect;

                  (j) continue to use and operate all assets and all aspects of its business used and operated by the Company or any of its Subsidiaries as of the date hereof in a manner consistent with prior practice and in accordance with all applicable Laws, and not enter into any contract nor otherwise act, nor suffer or permit any other Person to act, to restrict, interfere with or prevent the use or operation of such assets or business;

                  (k) notify Purchaser in writing of any incidents or accidents occurring on or after the date hereof involving any property owned or operated by the Company or any of its Subsidiaries that resulted or could reasonably be expected to result in damages or losses to any portion of the business of the Company or any of its Subsidiaries, as the case may be, in excess of $50,000;

                  (l) notify Purchaser in writing of the commencement of any material litigation against the Company or any of its Subsidiaries, as the case may be, or of the existence of any adverse business conditions arising on or after the date hereof threatening the continued, normal business operations of the Company or any of its Subsidiaries, as the case may be, or of any agreement, consent or order of any Governmental Authority involving the Company or any of its Subsidiaries, as the case may be;

                  (m) notify Purchaser of any litigation, arbitration or administrative proceeding pending or, to their knowledge, threatened against the Company or any of its Subsidiaries that challenges or would materially affect the transactions contemplated hereby; and

                  (n) provide prompt written notice to Purchaser (i) of any warranties made by the Company in Article II hereof or any exhibits or schedules referred to herein or attached hereto, including without limitation any Disclosure Schedules (with respect to representations and warranties qualified or limited by materiality or Material Adverse Effect), or (ii) of any material change in (with respect to representations and warranties not so qualified or limited), and shall promptly furnish any information that Purchaser may reasonably request in relation to such change; provided, however, that such notice shall not operate to cure any breach of the representations and warranties made by the Company in Article II or any exhibits or schedules referred to herein or attached hereto, including without limitation any Disclosure Schedules.

         Section 4.3 No Inconsistent Action. The Company shall not, and shall cause each of its Subsidiaries not to, take any action that is materially inconsistent with the Company's obligations under this Agreement.

         Section 4.4 Filings. As promptly as practicable after the execution of this Agreement, each Party shall use its reasonable best efforts to obtain, and to cooperate with the other Party in obtaining, or to the extent applicable causing its Subsidiaries to obtain, all authorizations, Consents, orders and confirmations of any Governmental Authority that may be or become necessary in connection with the consummation of the transactions contemplated by this Agreement, and to take all reasonable actions to avoid the entry of any order or decree by any Governmental Authority prohibiting the consummation of the transactions contemplated hereby, including without limitation, the notifications required to be filed by it under the HSR Act, Investment Canada Act and the Canadian Competition Act, and shall furnish to the other all such information in its possession as may be necessary for the completion of the notifications to be filed by the other; provided that, in complying with this
Section 4.4, neither Purchaser nor any of its Affiliates shall be required to
(i) divest any assets or discontinue or modify any of its operations or (ii) accept or become subject to any condition or requirement unacceptable to Purchaser in its sole discretion. No Party shall withdraw any such filing or submission prior to the termination of this Agreement without the written consent of the other Party.

         Section 4.5 All Reasonable Efforts. Prior to the Closing, each of the Parties shall use reasonable efforts with due diligence and in good faith to (i) satisfy promptly all conditions required hereby to be satisfied by such Party in order to expedite the consummation of the transactions contemplated hereby; (ii) take, or cause to be taken, all action, and to do, or cause to be done as promptly as practicable, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement, including, without limitation, the prompt preparation by the Company of all pleadings, motions, notices, statements, schedules, applications, reports and other papers reasonably necessary to commence and consummate the Bankruptcy Case in Canada.

         Section 4.6 Further Assurances. From time to time from and after the date of this Agreement, including, without limitation, following the Closing, Purchaser, the Company and its Subsidiaries shall execute, acknowledge and deliver such additional documents or instruments and take such other action as Purchaser or the Company, as the case may be, may reasonably request to more effectively accomplish the transactions contemplated by this Agreement and the Bankruptcy Plan, as reasonably determined by such Party in good faith and with the acknowledgement and agreement that the execution and delivery of certain documents and instruments may not be able to be accomplished prior to the confirmation of the U.S. Plan by the U.S. Bankruptcy Court, or, if applicable, the Canadian Proceeding by the Canadian Court.

         Section 4.7 Publicity. The Parties hereto shall consult with each other and shall mutually agree (the agreement of each Party not to be unreasonably withheld or delayed) upon the content and timing of any press release or other public statements with respect to the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable law or in connection with the Bankruptcy Cases or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations as advised by counsel; provided, however, that to the extent reasonably possible, each Party shall give prior notice to the other Party of the content and timing of any such press release or other public statement required by applicable law or in connection with the Bankruptcy Cases or by obligations pursuant to any listing agreement with any securities exchange or any stock exchange regulations.

         Section 4.8 Collective Bargaining Agreements.

                  (a) The Company shall, and shall cause each of its Subsidiaries, and each of its Subsidiaries shall provide Purchaser with notification and description of all material written proposals of the Company or any of its Subsidiaries or any union with representatives of any union representing any organized employee groups and of all matters, other than matters arising in the ordinary course of business, related to any Collective Bargaining Agreements, including without limitation, any expressed threats of strikes, slowdowns, work stoppages, labor actions or lock-outs in response to any modification demands under Section 1113(e) of the Bankruptcy Code or otherwise. The Company shall, and shall cause each of its Subsidiaries, and each of its Subsidiaries shall, as directed by the Purchaser in Purchaser's sole discretion, (i) enter into negotiations with any union representing any organized employee group to modify the terms, conditions, wages, benefits or work rules of any Collective Bargaining Agreement, (ii) file one or more motions to implement interim changes to the Collective Bargaining Agreements under Bankruptcy Code Section 1113(e), (iii) file one or more motions to reject those Collective Bargaining Agreements designated by Purchaser in accordance with Bankruptcy Code Section 1113(c), (iv) reject those single employer pension plans designated by Purchaser in accordance with Section 4.10 of this Agreement, and (v) otherwise take such action as may be reasonably requested by Purchaser to effect the intent of this Section
         4.8. The Company and its Subsidiaries shall use their reasonable best efforts, in accordance with the time tables set forth on Exhibits B-1 and B-2, to obtain such modifications, interim changes, rejections as contemplated in clauses (i) though (v) above. The Company and its Subsidiaries shall allow Purchaser to observe any negotiations initiated pursuant to this
         Section 4.8(a).

                  (b) The Company and each of its Subsidiaries shall, as required by ERISA, the Code, Bankruptcy Code or other Laws, provide timely (i) all legally required notices or other disclosure to employees and their beneficiaries, parties in interest, any union, collective bargaining unit or other organized employee group and government agencies, including but not limited to the Department of Labor, Pension Benefit Guaranty Corporation or Internal Revenue Service; and (ii) file all forms, reports, submissions or other instruments with the Department of Labor, Pension Benefit Guaranty Corporation, Internal Revenue Service or any other federal or state agency or department required as a result of the actions contemplated by Section 4.8(a). Without limiting the foregoing, the Company and each of its Subsidiaries shall provide timely notice of the bar date(s) fixing the last day to file proofs of claims against the Debtors as established per order of the Bankruptcy Courts, to all holders of claims, as defined in Bankruptcy Code Section 101(5), claimants, parties in interest, parties having filed notice of appearance in the Bankruptcy proceedings hereunder, including, without limitation, to the extent applicable, employees and their beneficiaries, any union, collective bargaining unit or other organized employee group, the Department of Labor, Pension Benefit Guaranty Corporation, Environmental Protections Agency, Department of Justice, Internal Revenue Service, and comparable, state, local and Canadian (federal, provincial and local) Governmental Authorities.

                  (c) The Company shall (i) use reasonable efforts to obtain from each of the multiemployer plans (as defined in ERISA
         Section 3(37)) that is subject to Title IV of ERISA and in which the Company or its Subsidiaries participate, or for which they could be subject to withdrawal liability that is not subject to discharge in accordance with the Bankruptcy Code, and provide to Purchaser an estimate of the potential total withdrawal liability payable by the Company and its ERISA Affiliates (the "Multiemployer Withdrawal Liability") assuming a complete withdrawal of the Company and its ERISA Affiliates from each such multiemployer plan or (ii) at the election of Purchaser in its sole discretion, authorize Purchaser or Purchaser's representative to obtain such information from each of the multiemployer plans so as to permit Purchaser or Purchaser's representative to calculate the amount of such Multiemployer Withdrawal Liability.

         Section 4.9 Bankruptcy Reorganization Process.

                  (a) The Company shall, and shall cause the other U.S. Debtors to, and each of the U.S. Debtors shall, in accordance with the timetable for the Restructuring set forth in Exhibit B-1 attached hereto, file a motion or motions with the U.S. Bankruptcy Court seeking entry of an order in the form attached hereto as Exhibit C-1 (with such changes thereto as Purchaser shall approve or request in its sole discretion, the "Bidding Procedures Order") and an order in the form attached hereto as Exhibit C-2 (with such changes thereto as Purchaser shall approve or request in its sole discretion, the "Icahn DIP Approval Order"). The Bidding Procedures Order, inter alia, shall (i) approve this Agreement, subject to higher and better offers as provided herein, (ii) approve the

         Termination Amount, the Bankruptcy Termination Amount and the reimbursement of Purchaser's Expenses as set forth herein, providing that, in the event the obligation of the Company and the U.S. Debtors to pay Purchaser either the Termination Amount or the Bankruptcy Termination Amount, or the Purchaser's Expenses, arises, such obligation (A) shall constitute a super-priority administrative expense under sections 503(b) and 507(a)(1) of the Bankruptcy Code (subject to the Carveout), (B) shall be secured by a pari passu lien priority with the Icahn DIP Facility (except to the extent paid out of funds provided to the Company or any of its Subsidiaries by a Competing Bidder, through an escrow deposit or otherwise, or paid from the Icahn DIP Facility (including, without limitation, as may have been reserved thereunder) in which case the Purchaser shall have an immediate right to receipt thereof ahead of all other parties and shall have or shall be deemed to have a Lien therein with priority over any and all other Liens whatsoever) and (C) shall be payable in accordance with the provisions of Section 6.1 or Section 6.2 without further order of the U.S. Bankruptcy Court, and (iii) establish procedures and deadlines for the submission of Competing Offers consistent with the terms of this Agreement, including, without limitation, that (A) a Competing Offer shall not be considered to be a higher and better offer unless it is a Superior Proposal, (B) Purchaser shall be entitled at its option to make a revised offer following such Competing Offer and (C) Purchaser shall be entitled to a credit bid in the amount of the Bankruptcy Termination Amount and/or the amount of any senior secured debt owed by the Company to Purchaser or any of its Affiliates under the Senior Loan Agreement towards any revised offer Purchaser may make following such Competing Offer. The Company agrees to make promptly any filings, to take all actions and to use its reasonable best efforts to obtain timely entry of the Bidding Procedures Order and any and all other approvals and orders necessary or appropriate for the consummation of the transactions contemplated hereby.

                  (b) The Company shall, in accordance with the timetable set forth in Exhibit B-1, prepare and file with the U.S. Bankruptcy Court and/or the Canadian Court, as applicable: (i) a Disclosure Statement with respect to the Bankruptcy Plan meeting the requirements of Bankruptcy Code Section 1125(b) (the "Disclosure Statement"); (ii) a motion to approve the Disclosure Statement; and (iii) the Bankruptcy Plan; and as soon as practicable thereafter, such similar filings as may be required by the Canadian Court (items (i) through (iii) collectively, the "Confirmation Motions"). The Bankruptcy Plan, any and all exhibits and attachments to the Bankruptcy Plan, the Disclosure Statement, and the other Confirmation Motions and the orders approving the same (including the Confirmation Orders) shall be acceptable in form and substance to the Purchaser, in its sole discretion, and shall not be filed until consented to by the Purchaser. Prior to Closing, the Confirmation Motions, the Investment by the Investors and the other transactions contemplated by this Agreement, including the Restructuring, shall have been approved by order of the U.S. Bankruptcy Court (the "U.S. Confirmation Order"), and, if applicable, by order of the Canadian Court (the "Sanction Order" and, together with the U.S. Confirmation Order, the "Confirmation Orders") (each with such changes thereto as Purchaser shall approve or request in its sole discretion), and the Confirmation Orders shall have become Final Orders.

                  (c) Without limiting the foregoing, Purchaser and the Company agree to use their reasonable best efforts to cause the Bankruptcy Courts to enter Confirmation Orders, as applicable and relevant, in each respective jurisdiction (U.S. and Canada) that contain, among other provisions requested by Purchaser, in its sole discretion, the following provisions (it being understood that certain of such provisions may be contained in either the findings of fact or conclusions of law to be made by the Bankruptcy Courts as part of the Confirmation Orders): (i) the Restructuring of the Company shall occur in accordance with the terms set forth on Exhibit A; (ii) except as otherwise contemplated by this Agreement, on and after the Closing Date, all Persons shall be permanently enjoined from commencing or continuing in any manner, any Litigation on account or in respect of any of the pre-petition Liabilities or other Liabilities satisfied pursuant to the Bankruptcy Plan; such injunctive relief shall be in addition to the relief afforded under Section 1141(d) of the Bankruptcy Code; (iii) on the Closing Date, except as otherwise specifically approved by Purchaser in its sole discretion and included in the Bankruptcy Plan, the assets and business of Reorganized PSC and its Subsidiaries shall be free and clear of all Liens, other than Post-Closing Permitted Liens, and all pre-petition liabilities; (iv) except as otherwise expressly provided in the Icahn DIP Facility, all amounts to be paid to Purchaser or its Affiliates, if any, pursuant to this Agreement constitute super-priority administrative expenses under sections 503(b) and 507(a)(1) of the Bankruptcy Code (subject to the Carveout) and are immediately payable if and when the obligations of the Company or any of its Subsidiaries arise under this Agreement, which obligations shall be secured by a lien on all of the U.S. Debtors' property and shall be secured by a pari passu lien priority with the Icahn DIP Facility (except to the extent paid out of funds provided to the Company or any of its Subsidiaries by a Competing Bidder, through an escrow deposit or otherwise, or paid from the Icahn DIP Facility (including, without limitation, as may have been reserved thereunder) in which case the Purchaser shall have an immediate right to receipt thereof ahead of all other parties and shall have or shall be deemed to have a Lien therein with priority over any and all other Liens whatsoever) and shall be payable in accordance with the provisions of Section 6.1 or Section 6.2 without further order of the U.S. Bankruptcy Court; provided, however, that the Company shall have the right to contest the validity and amount of such asserted claims (other than the Termination Amount or the Bankruptcy Termination Amount); (v) all Persons are enjoined from taking any action against Purchaser or Purchaser's Affiliates (as they existed immediately prior to the Closing) or the Company to recover any claim which such Person has solely against the Company or any of the Company's Affiliates (as they existed immediately following the Closing); (vi) the respective Bankruptcy Courts retain exclusive jurisdiction through the effective date of the Bankruptcy Plan (or later as may be provided in the Bankruptcy Plans) to interpret, construe and enforce the provisions of this Agreement, the Bidding Procedures Order, the Icahn DIP Approval Order and the Confirmation Orders in all respects; provided, however, that in the event the Bankruptcy Courts abstain from exercising or decline to exercise jurisdiction with respect to any matter provided for in the Bankruptcy Plans or this clause (vi) or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter; (vii) the provisions of the Confirmation Orders are nonseverable and mutually dependent; (viii) provides for the retention of jurisdiction by the respective Bankruptcy Courts to resolve any and all disputes that may arise under this Agreement as between the Company and Purchaser, and further to hear and determine any and all disputes between the Company and/or Purchaser, as the case may be, and any non-Company party to, among other things, any Accepted Contracts, concerning inter alia, the assumption thereof by Reorganized PSC under this Agreement; (ix) pursuant to Section 1146(c) of the Bankruptcy Code, provides for the exemption of the transactions contemplated herein from certain taxes, provides for the waiver of so-called "bulk-sale" laws in all necessary jurisdictions, and provides that the transactions contemplated herein are deemed to be under or in contemplation of a plan to be confirmed under section 1129 of the Bankruptcy Code; (x) Purchaser and its Affiliates, directors, shareholders, partners, representatives, employees, attorneys, and agents are released (and have corresponding injunctive relief) from any and all claims, demands, liabilities causes of action and obligations, of every type, in any way relating to or in connection with the Company and its Subsidiaries, their business, the Bankruptcy Cases, such release and injunctive relief to be in form and substance (including without limitation scope) acceptable to Purchaser as determined in Purchaser's good faith discretion; (xi) post-petition directors, representatives, employees, attorneys and agents of the Company and its Subsidiaries are exculpated from any claims, except for those claims that relate to the gross negligence or intentional misconduct of any such parties, that (A) arise post-petition, (B) relate to the period beginning on the Petition Date and ending on the Closing Date, and (C) are in connection with the Bankruptcy Cases;
         (xii) the issuance of Common Stock under the Bankruptcy Plan is exempt from registration under the Securities Act, and (xiii) except to the extent expressly agreed to in writing by Purchaser, to the extent of any conflict between the Bankruptcy Plan and this Agreement (including the Exhibits hereto), the terms of this Agreement shall control.

                  (d) The Company shall not, and shall not permit any Subsidiary to, without the prior consent of Purchaser, which may be withheld in its sole discretion, seek or consent to the conversion of the Bankruptcy Case to a case under Chapter 7 of the Bankruptcy Code or the appointment of a trustee or examiner with managerial powers under Bankruptcy Code Section 1104 or any Canadian bankruptcy, insolvency legislation or similar laws, or, except as otherwise expressly contemplated by this Agreement and the Bidding Procedures Order (including with respect to the Company's acceptance of a Superior Proposal in accordance with the Bidding Procedures Order and this Agreement), do any of the following:

                           (i) consent to any relief from the automatic stay under Section 362 of the Bankruptcy Code or any similar stay provided for in respect of the Canadian Restructuring, that would reasonably be likely to result in, individually or in the aggregate, a Material Adverse Effect;

                           (ii) file any plan of reorganization other than the Bankruptcy Plan, file any material amendment to the Bankruptcy Plan, consent to the reduction of the exclusivity period under Bankruptcy Code Section 1121 for the filing of a plan of reorganization or fail timely to file motions seeking to obtain orders of the U.S. Bankruptcy Court extending the exclusivity period;

                           (iii) sell or abandon, or file any motion to sell or abandon, any material Assets, other than sales to customers in the ordinary course of business;

                           (iv) authorize, or commit or agree to take, any of the foregoing actions except as excepted herein.

                  (e) Prior to entry of the Confirmation Orders, the Company and Purchaser shall, and the Company shall cause each of its Subsidiaries to, and its Subsidiaries shall, accurately inform the Bankruptcy Courts of all material facts of which they are aware relating to this Agreement and the transactions contemplated hereby.

                  (f) If the Bidding Procedures Order, the Icahn DIP Approval Order or the Confirmation Orders, or any other orders of the Bankruptcy Courts relating to this Agreement shall be appealed by any Person (or a petition for certiorari or motion for rehearing or reargument shall be filed with respect thereto), the Company agrees to, and shall cause its Subsidiaries to, and its Subsidiaries shall, take all steps as may be reasonable and appropriate to defend against such appeal, petition or motion, and the Purchaser agrees to cooperate in such efforts, and each Party hereto agrees to use its reasonable best efforts to obtain an expedited resolution of such appeal; provided, however, that nothing herein shall preclude the Parties hereto from consummating the transactions contemplated herein if the Confirmation Orders shall have been entered and have not been stayed and Purchaser, in its sole discretion, waives in writing the requirement that the Confirmation Orders be Final Orders.

                  (g) The Company shall, and shall cause its Subsidiaries to, and its Subsidiaries shall consult with the Purchaser prior to taking any material action with respect to the Bankruptcy Cases, and shall cooperate with Purchaser and its representatives in connection with the Bidding Procedures Order, the Icahn DIP Approval Order and the Confirmation Orders, and the bankruptcy proceedings in connection therewith. Such cooperation shall include, but not be limited to, consulting with Purchaser at Purchaser's reasonable request concerning the status of such proceedings and providing Purchaser with copies of requested pleadings, notices, proposed orders and other documents relating to such proceedings as soon as reasonably practicable prior to any submission thereof to the Bankruptcy Court. The Company further covenants and agrees that the terms of any plan submitted by the Company to the Bankruptcy Courts for confirmation shall not conflict with, supersede, abrogate, nullify, modify or restrict the terms of this Agreement and the rights of Purchaser hereunder, or in any way prevent or interfere with the consummation or performance of the transactions contemplated by this Agreement including, without limitation, any transaction that is contemplated by or approved pursuant to the Bidding Procedures Order, the Icahn DIP Approval Order and the Confirmation Orders. The Purchaser shall provide the Company with all information concerning the Purchaser required to be included in the Disclosure Statement.

         Section 4.10 Accepted or Rejected Contracts.

                  (a) The Company shall list, on the date hereof and/or in accordance with the timetable set forth in Exhibit E, as applicable, on
         Schedule 4.10, a true, correct and
         complete list of all executory contracts that are material to the operation of the business of the Company or any of its Subsidiaries (the "Material Executory Contracts"). For each Material Executory Contract listed from time to time thereon, the Company shall timely indicate to Purchaser whether or not, in connection with the Bankruptcy Cases, the Company or any of its Subsidiaries, as the case may be, desires to accept or reject such Material Executory Contract. The Purchaser, in its sole discretion, shall direct the Company to cause each such Material Executory Contract to be either accepted or rejected, and the Company shall, and it shall cause its Subsidiaries to, accept or reject each such Material Executory Contract in accordance with the Purchaser's direction effective as of the Closing, unless the Company and/or its Subsidiaries elect in their discretion to seek an earlier effective date (any Material Executory Contracts so accepted hereby are referred to herein as the "Accepted Contracts" and any Material Executory Contracts so rejected hereby are referred to herein as the "Rejected Contracts"). Notwithstanding anything to the contrary in the foregoing, neither the Company nor any of its Subsidiaries shall accept any executory contract (whether or not a Material Executory Contract) without the consent of Purchaser, in its sole discretion. For all purposes of this Agreement the term "rejection" of a contract shall include, without limitation, with respect to the Canadian Subsidiaries and/or the Canadian Proceeding, the disclaimer, termination or breach of such contract.

                  (b) Any motions filed with, and the proposed orders submitted to, the Bankruptcy Courts seeking authorization to, or any proceedings undertaken to, accept or reject any one or more of the Material Executory Contracts shall be satisfactory in form and substance to the Purchaser in its sole discretion. The Purchaser's written consent shall be required prior to the Company compromising or commencing Litigation with respect to any Material Executory Contract, or any material payments required to be made under the Bankruptcy Code in connection therewith.

         Section 4.11 Specific Enforcement of Covenants. The Company acknowledges that irreparable damage may occur in the event that any of the covenants and agreements of the Company or any of its Subsidiaries set forth in this Article IV or in any other part of this Agreement were not timely performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser shall be entitled to an injunction or injunctions to prevent or cure any breach of Section 4.12 or any material breach of such other covenants and agreements of the Company (to the extent not qualified by materiality) or any breach of such other covenants and agreements (to the extent qualified by materiality), and its Subsidiaries and to enforce specifically the terms and provisions thereof, this being in addition to any other remedy to which it may be entitled at law or in equity, it being understood that, after commencement of the Bankruptcy Cases, the Bankruptcy Courts shall have exclusive jurisdiction over such matters; provided, however, that in the event the Bankruptcy Courts abstains from exercising or declines to exercise jurisdiction with respect to any matter provided for in this sentence or is without jurisdiction, such abstention, refusal or lack of jurisdiction shall have no effect upon and shall not control, prohibit or limit the exercise of jurisdiction of any other court having competent jurisdiction with respect to any such matter.

         Section 4.12 No Solicitation.

                  (a) Upon the earlier to occur of the approval of this Agreement or the Icahn DIP Facility, the U.S. Debtors agree to withdraw their motion to sell assets of the U.S. Debtors under Section 363 of the U.S. Bankruptcy Code, and further agree not to refile any such motion except as permitted by the Icahn DIP Facility and not to file any similar motion with respect to the Canadian Subsidiaries in the Canadian Court except as permitted by this Agreement and the Icahn DIP Facility. Nothing in this Section 4.12(a) shall preclude the Company from soliciting or proposing Competing Offers prior to the Determination Date, as may otherwise be permitted hereunder.

                  (b) Prior to the Determination Date the Company shall not take any efforts in connection with developing a competing plan of reorganization or soliciting a Superior Proposal, except in accordance with the terms of this Agreement, including, without limitation,
         Section 4.9, Exhibit A-2, and the Bidding Procedures Order.

                  (c) After the Determination Date, the Company shall advise Purchaser of any request for information with respect to any Acquisition Proposal or of any Acquisition Proposal, or any inquiry, proposal, discussions or negotiation with respect to any Acquisition Proposal, the terms and conditions of such request, Acquisition Proposal, inquiry, proposal, discussion or negotiation and the Company shall, within one (1) calendar day of the receipt thereof, promptly provide to Purchaser copies of any written materials received by the Company or any of its Subsidiaries in connection with any of the foregoing, and the identity of the Person making any such Acquisition Proposal or such request, inquiry or proposal or with whom any discussions or negotiations are taking place. The Company shall keep Purchaser fully informed of the status and material details (including amendments or proposed amendments) of any such request or Acquisition Proposal and keep Purchaser fully informed as to the material details of any information requested of or provided by the Company and as to the details of all discussions or negotiations with respect to any such request, Acquisition Proposal, inquiry or proposal, and shall provide to Purchaser within one (1) calendar day of receipt thereof all written materials received by the Company with respect thereto. The Company shall promptly provide to Purchaser any non-public information concerning the Company provided to any other Person in connection with any Acquisition Proposal, which was not previously provided to Purchaser.

                  (d) Notwithstanding anything herein to the contrary, if, on the Determination Date, the Company and the other U.S. Debtors select this Agreement from among any or all Competing Offers, then beginning on the Determination Date, and until the earlier of (i) the Closing Date or (ii) termination of this Agreement in accordance with its terms, the Company shall not, without the prior written consent of the Purchaser, and shall not permit any of its Subsidiaries, nor any of its or their officers, directors, shareholders, employees, investment bankers, attorneys, or any other representative to, and none of them shall, without the prior written consent of the Purchaser, directly or indirectly, (A) solicit, engage in discussions or negotiate with any Person (whether or not such discussions or negotiations are initiated by the Company), or take any other action intended or designed to facilitate the efforts of any Person, other than Purchaser or its Affiliates, relating to an Acquisition Proposal, (B) provide information with respect to the Company to any Person, other than Purchaser or its Affiliates, relating to a possible

         Acquisition Proposal by any Person, other than Purchaser or its Affiliates, (C) enter into an agreement with any Person, other than Purchaser or its Affiliates, providing for a possible Acquisition Proposal, or (D) make or authorize any statement, recommendation or solicitation in support of any possible Acquisition Proposal by any Person, other than by Purchaser or its Affiliates.

         Section 4.13 Confidentiality. Each Party hereto acknowledges that the other Party has legitimate and continuing proprietary interests in the protection of its confidential information and that the Parties have invested substantial sums and will continue to invest substantial sums to develop, maintain and protect such confidential information. Prior to and after the Closing, each Party agrees not to disclose, furnish or make accessible to anyone or use for its own benefit (other than as contemplated hereby) any trade secrets or other confidential or proprietary information of another party relating to the Company, Purchaser and/or their respective businesses or the other parties including, but not limited to, information obtained by or revealed to such Party during any investigations, negotiations or review relating to this Agreement and any other document contemplated hereby or thereby or any past or future actions taken in connection with, pursuant to, in accordance with, or under this Agreement, including without limitation any business plans, marketing plans, financial information, strategies, systems, programs, methods and computer programs; provided, however, that such protected information shall not include
(i) information required to be disclosed by law, legal or judicial process (including a court order, subpoena or order of a Governmental Authority) or the rules of any stock exchange, (ii) information that is or becomes available to the disclosing Party on a non- confidential basis from a source other than the other Party and not obtained in violation of this Agreement and (iii) information known to the public or otherwise in the public domain without violation of this Section 4.13; provided, further, that this Section 4.13 shall not in any way limit the disclosure of information by the Company (a) in connection with the commencement and prosecution of the Bankruptcy Cases or (b) regarding the Company (i) to other bidders or potential bidders that are currently or become parties to confidentiality agreements with the Company or
(ii) following the termination of this Agreement. Except as required by law, the schedules annexed hereto shall not be disclosed to the public without the prior consent of the Company. Notwithstanding the foregoing, any Party (and each employee, representative or other agent of such party) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to such Party relating to such tax treatment and tax structure; provided that, with respect to any document or similar item that contains information concerning the tax treatment or tax structure of the Transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Transaction.

         Section 4.14 Canadian Restructuring. The Company shall, and shall cause the Canadian Subsidiaries to, and the Canadian Subsidiaries shall, effect a restructuring of the Canadian Subsidiaries on terms substantially similar to the Restructuring of the Company and its Subsidiaries contemplated hereby, as more fully described in Exhibit G.

         Section 4.15 Performance Escrow Agreement. Purchaser's $6.0 million earnest money deposit made with the Escrow Agent pursuant to Section 1.2 hereof (exclusive of any interest or other earnings thereon, the "Escrow Deposit") shall be distributed as directed by Purchaser or as otherwise provided for in the Performance Escrow Agreement; provided, however that the Company may object to any distribution of the Escrow Deposit if, and only if, (a) Purchaser is requesting release of the Escrow Deposit to a person other than the Company prior to the earlier to occur of (i) termination of this Agreement, (ii) the date Company shall become obligated to pay Purchaser or any of its Affiliates the Termination Amount, the Bankruptcy Termination Amount or Purchaser Expenses,
(iii) December 31, 2003 or (iv) the Closing, or (b) Purchaser has materially breached its obligations to consummate the transactions contemplated by this Agreement in a manner for which the Company would be entitled to damages pursuant to Section 6.4 hereof. Any objection by the Company must specify the reason for the objection, cross referencing the appropriate provision (and/or sub-provisions hereof) and detail the amount of distributions for which the objection is being made. The Company shall not object to any withdrawal of funds except as expressly provided herein, and if the Company so improperly objects, the Company shall promptly file a notice of withdrawal of its objection to the Escrow Agent in accordance with the terms of the Performance Escrow Agreement.

         Section 4.16 Icahn DIP Facility. The Company and its Subsidiaries shall comply with their representations, warranties and agreements contained in any and all instruments, agreements and other documents entered into in connection with the Icahn DIP Facility.

         Section 4.17 Transfer of Owned Real Estate. Prior to the Closing, the Company and its Subsidiaries shall cause the transfer of all the Owned Real Estate to them (to the extent not so owned of record by them as of the date hereof) as contemplated by Section 2.17.

         Section 4.18 U.S. Debtors. The Company and each of its Subsidiaries shall ensure that all of the Company's U.S. Subsidiaries are U.S. Debtors (i.e. debtors and debtors in possession under Chapter 11 of Title 11 of the United States Code) under the U.S. Bankruptcy Case.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

         Section 5.1 Conditions Precedent to Obligations of the Purchaser. The obligations of Purchaser under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of Purchaser in its sole discretion:

                  (a) All representations and warranties of the Company and its Subsidiaries in this Agreement or in any exhibit, schedule or document delivered pursuant hereto shall be true, complete and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited), in each case when made and on and as of the Closing Date as if made on and as of the Closing Date, other than any such representations or warranties that expressly speak only as of an earlier date, which shall be true, complete and correct in all respects (with respect to representations and warranties qualified or limited by materiality or Material Adverse Effect) or in all material respects (with respect to representations and warranties not so qualified or limited), as of such earlier date.

                  (b) All of the terms, covenants and conditions to be complied with and performed by the Company or its Subsidiaries on or prior to the Closing Date shall have been complied with or performed in all material respects.

                  (c) Purchaser shall have received a certificate or certificates, dated as of the Closing Date, executed on behalf of the Company, by an authorized executive officer thereof, certifying in such detail as Purchaser may reasonably request that the conditions specified in this Section 5.1 have been fulfilled.

                  (d) The waiting period under the HSR Act, Investment Canada Act, the Canadian Competition Act or any other applicable competition, merger, control, antitrust Law or similar Law shall have expired or terminated, and any other Governmental Authorities whose consent is required for consummation of the transactions contemplated hereby (including without limitation the applicable regulatory body of Canada or any province or other territorial unit thereof) shall have issued all Consents required for the transactions contemplated hereby, and no condition or requirement unacceptable to Purchaser in its sole discretion shall be imposed on or required of Purchaser or any of its Affiliates as a result of or as a condition to any of the foregoing.

                  (e) All material Consents described on Schedule 2.5 shall have been obtained without any material limitation, restriction or condition not otherwise applicable to the Company or its Subsidiaries being imposed on Reorganized PSC or its Subsidiaries, to the extent the need for such consent is not overridden by Section 365 of the Bankruptcy Code or other applicable law.

                  (f) No action, suit or proceeding (including, without limitation, any proceeding over which the U.S. Bankruptcy Court has jurisdiction under 28 U.S.C. (S) 157(b) and (c)) shall be pending or overtly threatened by or before any Governmental Authority or pending or overtly threatened by any other party to enjoin, restrain, prohibit or obtain substantial damages or significant equitable relief in respect of or related to any of the transactions contemplated by this Agreement, or that would be reasonably likely to prevent or make illegal the consummation of any transactions contemplated by this Agreement or that, if adversely determined, could be materially adverse to Reorganized PSC or any of its Subsidiaries or the Investment, and any such actions, suits or proceedings that have theretofore been brought and determined shall have become Final Orders.

                  (g) There shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or the Bankruptcy Plan.

                  (h) There shall not be in effect any strike, slowdown, work stoppage, labor action or lockout relating to the Company or any of its Subsidiaries.

                  (i) No loss or modification of or limitation on any Accepted Contract, which results in a loss to the Company or any of its Subsidiaries in excess of $65,000,000 in the aggregate, shall have occurred since the date hereof without the written consent of Purchaser in its sole discretion, including without limitation any forfeiture, expiration without renewal, termination or other loss thereof.

                  (j) The Bidding Procedures Order and the Icahn DIP Approval Order shall have each become a Final Order, the Confirmation Orders shall have been entered in form and substance reasonably satisfactory to Purchaser, and shall have become a Final Order, and any other orders of the Bankruptcy Courts with respect to this Agreement and the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Purchaser.

                  (k) The assets of Reorganized PCS and its Subsidiaries shall not include any Excluded Assets, and all Phase I environmental assessments and additional unintrusive due diligence on Real Estate conducted by or on behalf of Purchaser shall have been completed with results reasonably satisfactory to Purchaser in its sole discretion that no material expenditures, other than as may be agreed to by the Purchaser in its sole discretion, shall be required to remediate or otherwise cure any actual or potential Environmental Claim. Provided that Purchaser receives the disclosure Schedules timely from the Company and its Subsidiaries, as contemplated by Exhibit E, and is able to obtain the access that it may reasonably request to complete its environmental surveys and due diligence, including without limitation as contemplated by Section 4.1, on or before August 15, 2003, Purchaser will provide the Company on such date with a schedule of assets that it desires to include as Excluded Assets (the "Excluded Asset Schedule"), together with a schedule of the maximum amount of material expenditures that Purchaser shall deem material for purposes of this Section 5.1(k) (the "Environmental Liability Schedule"). Except to the extent otherwise agreed to by Purchaser in the Excluded Asset Schedule, if the Company and its Subsidiaries are not permitted to abandon any property listed in the Excluded Asset Schedule, after using all reasonable efforts to do so, Purchaser shall have the right either to terminate this Agreement, or to remove the subject property from the Excluded Asset Schedule such that it shall no longer be deemed to be an Excluded Asset; provided, however, that nothing herein shall be deemed to modify the maximum amount of expenditures set forth in the Environmental Liability Schedule without the written consent of Purchaser, in its sole discretion.

                  (l) No event, events or circumstance shall have occurred since the date of the initial Schedules delivered pursuant to Exhibit E which, independently or together with any other event, events or circumstance that have occurred or are reasonably likely to occur, have or are reasonably likely to have a Material Adverse Effect.

                  (m) The issuance of the Shares under the Bankruptcy Plan shall be exempt from registration under the Securities Act of 1933, as amended.

                  (n) The Company shall have executed and delivered the documents required to be executed and delivered by it pursuant to
         Section 1.6 hereof.

                  (o) The Company shall have, and shall have caused each of the other U.S. Debtors, and each of the U.S. Debtors shall have, obtained (i) the modifications of the terms, conditions, wages, benefits or work rules of any Collective Bargaining Agreement, or (ii) the rejection of the Collective Bargaining Agreements, in each case as directed by Purchaser in accordance with Section 4.8(a) hereof, in form and substance satisfactory to Purchaser in its sole discretion.

                  (p) The Company shall have provided Purchaser with evidence reasonably satisfactory to Purchaser that the total aggregate amount of Multiemployer Withdrawal Liability, (the calculation of which, for each multiemployer plan, shall be made as of each plan's last plan year end), shall not exceed the Maximum Permitted Multiemployer Withdrawal Liability Amount as of the Effective Date, and the Company and its Subsidiaries shall have rejected all single employer pension plans as contemplated by Section 4.8 and Section 4.10.

                  (q) The transactions underlying the Canadian Restructuring shall have been completed substantially on the terms contemplated hereby, including without limitation, as set forth in Exhibit G, such that the effective date of the Canadian Restructuring may be scheduled to be contemporaneous with the effective date of the U.S. Plan.

                  (r) The aggregate amount of all Exit Costs shall not exceed the Exit Cost Threshold.

         Section 5.2 Conditions Precedent to Obligations of the Company. The obligations of the Company under this Agreement to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction, at or prior to the Closing, of all the following conditions, any one or more of which may be waived in writing at the option of the Company:

                  (a) The waiting period under the HSR Act or any other applicable competition, merger, control, antitrust Law or similar Law shall have expired or terminated, and any other Governmental Authorities whose consent is required for consummation of the transactions contemplated hereby (including without limitation the applicable regulatory body of Canada or any province or other territorial unit thereof) shall have issued all Confirmations required for the transactions contemplated hereby.

                  (b) There shall not be in effect any Law of any Governmental Authority of competent jurisdiction restraining, enjoining or otherwise preventing consummation of the transactions contemplated by this Agreement or the Bankruptcy Plan.

                  (c) The Confirmation Orders shall have been entered and become Final Orders.

                  (d) Purchaser shall have (i) executed and delivered the agreements to be executed and delivered by it pursuant to Section 1.6 hereof, (ii) delivered the Purchase

         Shares Purchase Price to be paid by it and (iii) made available to Reorganized PSC the Exit Loan Facility in accordance with its terms, all as contemplated by Section 1.6 hereof.

                                   ARTICLE VI

                       FURTHER AGREEMENTS AND TERMINATION

         Section 6.1 Termination Payment.

                  (a)      In the event this Agreement is terminated pursuant to
         Section 6.3(c)(iii) (in a case in which the Company or any of its Subsidiaries is in material default or material breach of this Agreement, or where a representation or warranty made as of the date hereof, or as of the date of delivery of any schedule with respect thereto, is shown to have been inaccurate as of such date, subject to the other terms and conditions of Section 6.3(c)(iii) regarding such inaccuracy, and subject further, in the case of a breach of a representation or warranty (but not a covenant or agreement), such breach was either intentional or arose from the Company's or any of its Subsidiaries' recklessness), or Section 6.3(c)(vii) of this Agreement, then in any such case the Company and its Subsidiaries shall be jointly and severally obligated to pay Purchaser, in cash, the sum of $5,000,000 plus an amount (not to exceed $1,000,000) on account of the Purchaser Expenses.

                  (b) In the event that this Agreement is terminated pursuant to Section 6.3(a), Section 6.3(b)(ii), Section 6.3(c)(iii) (not otherwise provided for in Section 6.1(a)), Section 6.3(c)(iv),
         Section 6.3(c)(v), Section 6.3(c)(vi) or Section 6.3(c)(x) of this Agreement, then in any such case the Company and its Subsidiaries shall be jointly severally obligated to pay Purchaser, in cash, an amount (not to exceed $1,000,000) on account of the Purchaser Expenses.

                  (c) Any amount payable pursuant to this Section 6.1 shall referred to as the "Termination Amount". The Termination Amount shall be paid within one Business Day after Purchaser provides Company notice of a termination with respect to which such payment is to be made.

         Section 6.2 Bankruptcy Termination Payment.

                  (a)      In the event this Agreement is terminated pursuant to
         Section 6.3(b)(i), Section 6.3(c)(ii), Section 6.3(c)(viii) or Section 6.3(c)(ix) of this Agreement, the Company and its Subsidiaries shall be jointly and severally obligated to pay to Purchaser, in cash, the sum of $5,000,000 plus an amount (not to exceed $1,000,000) on account of the Purchaser Expenses. Any amount payable pursuant to this Section 6.2 shall be referred to as the "Bankruptcy Termination Amount." The Bankruptcy Termination Amount shall be payable no later than one Business Day after a Party is provided with notice of such termination.

         Section 6.3 Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

                  (a) by mutual consent of each of the Company and Purchaser;

                  (b) by either of the Company or Purchaser (provided that such Party is not then in material breach of any provision of this Agreement):

                           (i) if the Board of Directors of the Company authorizes the Company, subject to complying with the terms of this Agreement and the Bidding Procedures Order, to enter into a binding written agreement concerning a transaction that constitutes a Superior Proposal and the Company notifies Purchaser in writing that it intends to enter into such an agreement; provided, that no termination under this Section 6.3(b)(i) shall be effective as to the Company's and its Subsidiaries' obligations, and Purchaser's rights, hereunder (but shall be effective immediately as to Purchaser's obligations hereunder, unless Purchaser otherwise elects) until the Bankruptcy Termination Amount shall have been paid to Purchaser; or

                           (ii) if a Governmental Authority shall have issued an order, decree or ruling or taken any other action (which order, decree or ruling the Parties hereto shall use their reasonable best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

                  (c) by Purchaser (provided that Purchaser is not then in material breach of any provision of this Agreement):

                           (i)      [intentionally omitted];

                           (ii) if the Confirmation Orders have not been entered by the Bankruptcy Courts on or before November 3, 2003, have not become Final Orders on or before the Outside Closing Date and, as of the time of such termination of this Agreement, the Confirmation Orders have not been entered by the Bankruptcy Court or become Final Orders, as applicable, or if the Company otherwise has failed to adhere to any deadline in the timetable for the Restructuring set forth on Exhibit B-1, and the subject action continues to be unfulfilled; or

                           (iii) if a material default or material breach shall be made by the Company or any of its Subsidiaries with respect to the due and timely performance of any of their respective covenants or agreements contained herein (other than with respect to the covenant regarding non-solicitation contained Section 4.12 hereof), or if their respective representations or warranties contained in the Agreement shall have become inaccurate (without giving effect to any materiality or Material Adverse Effect qualifications or exceptions contained therein) and such inaccuracy has had or would be reasonably likely to have a

                  Material Adverse Effect, if such default, breach or inaccuracy has not been cured or waived within five Business Days after written notice to the Company specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction;

                           (iv) if Purchaser is not satisfied in its sole discretion, with the results of its review of the initial completed Schedules provided to it after the execution of this Agreement upon notice to the Company specifying its dissatisfaction; provided however that Purchaser's failure to object to any Schedule so completed and provided by the later of (i) August 15, 2003, or (ii) ten days after the delivery of such Schedule shall be deemed to constitute its acceptance of such Schedule; and provided further that the Company shall have a period of five Business Days to address any dissatisfaction of the Purchaser, and, if applicable, to modify such Schedule.

                           (v) if there shall continue to exist an Event of Default under the Icahn DIP Facility, after the expiration of the applicable grace periods set forth in the Icahn DIP Facility;

                           (vi) if an event or events or circumstance shall have occurred since the date of this Agreement which, independently or together with any other event, events or circumstance that have occurred or are reasonably likely to occur, have or are reasonably likely to have, in the sole judgment of Purchaser, a Material Adverse Effect;

                           (vii) if there is a breach of the covenant regarding non-solicitation contained in Section 4.12 hereof;

                           (viii) upon the conversion of the U.S. Bankruptcy Case to a case under chapter 7 of the Bankruptcy Code, or any similar commencement of liquidation proceedings relating to the Company, or upon the commencement of any similar actions or proceedings in or by the Canadian Court or otherwise with respect to the Canadian Subsidiaries, other than as contemplated herein, including without limitation, Exhibit G hereto; or

                           (ix) upon the approval of the U.S. Bankruptcy Court of any action commenced by any other Person to liquidate the Company or any of its Subsidiaries or any of their respective assets or for the appointment of a trustee or examiner with managerial powers, other than at the request of Purchaser or any of its Affiliates, under Bankruptcy Code
                  Section 1104 and such trustee or examiner takes any action to interfere or impair the plan process, or if any similar event occurs in the Canadian Court.

                           (x) if any event , circumstance, condition, fact, effect or other matter has occurred or exists which would or would be reasonably likely to, give rise to the failure of any of the conditions to the obligations of Purchaser set forth in

                  Section 5.1 and cannot be cured within five Business Days after the giving of notice to the Company.

                  (d) By the Company (provided that the Company is not then in material breach of any provision of this Agreement or otherwise in breach of this Agreement in a manner that would give rise to Purchaser's termination right) if a material default or material breach shall be made by Purchaser with respect to the performance of any of its covenants or agreements contained herein, or if Purchaser's representations or warranties contained in the agreement shall have been false or inaccurate in any material respect when made, and such default, breach or inaccuracy has had or would be reasonably likely to have a Material Adverse Effect, and such default, breach or inaccuracy has not been cured or waived within five Business Days after written notice to Purchaser specifying, in reasonable detail, such claimed default, breach or inaccuracy and demanding its cure or satisfaction.

         Section 6.4 Procedure and Effect of Termination. The obligations of the Company and its Subsidiaries, and the rights of Purchaser under this Agreement shall in no event terminate (but shall be effective immediately as to Purchaser's obligations hereunder, unless Purchaser otherwise elects) unless and until any and all amounts payable to Purchaser or its Affiliates pursuant to
Section 6.1 or Section 6.2 hereof (without duplication, such that in no event shall the aggregate amounts owed Purchaser, if any, pursuant to this Article VI exceed $6.0 million), in connection with such proposed termination shall have been indefeasibly paid in full in cash to Purchaser. In the event of termination and abandonment of the transactions contemplated hereby pursuant to Section 6.3, written notice thereof shall forthwith be given to the other Party to this Agreement and this Agreement shall terminate (subject to the provisions of this Section 6.4) and the transactions contemplated hereby shall be abandoned, without further action by any of the Parties hereto. If this Agreement is terminated as provided herein:

                  (a) upon request therefor, each Party shall redeliver all documents, work papers and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same; and

                  (b) no Party hereto shall have any liability or further obligation to any other Party to this Agreement resulting from such termination except (i) that the provisions of Section 4.13, Section 6.1, Section 6.2, this Section 6.4, Section 7.3, Section 7.14, and Exhibit A-2 to this Agreement shall survive such termination and remain in full force and effect and (ii) no Party waives any claim or right against a breaching party to the extent that such termination results from the breach by a Party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement; provided, however, that in the event Purchaser is entitled to receive the Termination Amount or the Bankruptcy Termination Amount, the right of Purchaser to receive such amount shall constitute Purchaser's sole remedy for damages(and such amount shall constitute liquidated damages in respect of) any breach by the Company or any of its Subsidiaries of any of their respective representations, warranties, covenants or agreements set forth in this Agreement.

                                  ARTICLE VII

                            MISCELLANEOUS PROVISIONS

         Section 7.1 Notices. All notices and other communications required or permitted hereunder shall be in writing and, unless otherwise provided in this Agreement, will be deemed to have been duly given when delivered in person or when dispatched by electronic facsimile transfer (confirmed in writing by mail simultaneously dispatched) or one business day after having been dispatched by a nationally recognized overnight courier service to the appropriate Party at the address specified below:

                  (a)      If to the Company, to:

             5151 San Felipe, Suite, 1600
             Houston, Texas, 77056 USA
             Tel.: (713) 623-8777
             Facsimile:
             Attention: President and General Counsel

             with copies to:

             Sonnenschein Nath & Rosenthal LLP
             1221 Avenue of the Americas
             New York, NY 10020
             Tel.:
             Facsimile: (212) 768-6800
             Attention: Peter D. Wolfson, Esq. and Denise Tormey, Esq.

                 (b)      If to Purchaser, to:

             Icahn Associates Corp.
             and affiliated companies
             767 Fifth Avenue
             New York, NY 10153
             Tel.: (212) 702-4300
             Facsimile: (212) 688-1158
             Attention: Michele Paige, Marc Weitzen, Esq., Yevgeny Fundler, Esq.

             with copies to:

             Brown Rudnick Berlack Israels LLP
             One Financial Center
             Boston, MA 02111
             Tel.: (617) 856-8200
             Facsimile: (617) 856-8201
             Attention: Jeffrey L. Jonas, Esq.

or to such other address or addresses as any such Party may from time to time designate as to itself by like notice. All deliverables, notices or any other communications delivered by Purchaser to the Company pursuant to this Agreement shall be deemed to have been so delivered to all of the Company.

         Section 7.2 Actions by the Company and its Subsidiaries. Unless otherwise expressly provided for in this Agreement, the obligations of the Company and its Subsidiaries hereunder are joint and several. Where any provision of this Agreement indicates that the Company shall take any specified action (or refrain from taking any specified action) or requires the Company to take any specified action (or to refrain from taking any specified action), then, regardless of whether this Agreement specifically provides that the Company shall do so, the Company shall cause its Subsidiaries to take such action (or to refrain from taking such action, as applicable) and such Subsidiaries hereby agree to do so. The Company shall, in addition to any such Subsidiaries, be responsible for the failure of any such Subsidiaries to take any such action (or to refrain from taking any such action, as applicable). Without limiting the foregoing, the Company shall be jointly and severally liable with each of its Subsidiaries with respect to any representation, warranty, covenant or agreement of such Subsidiary set forth herein and each Subsidiary shall be jointly and severally liable with respect to any representation, warranty, covenant or agreement of the Company or any other Subsidiary hereunder.

         Section 7.3 Expenses. Except as otherwise expressly provided herein, including without limitation Article VI hereof, each Party hereto shall pay any expenses incurred by it incident to this Agreement and in preparing to consummate and consummating the transactions provided for herein.

         Section 7.4 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors (including, without limitation, any trustee, receiver, receiver-manager, interim receiver or similar officer appointed for the Company or any of the Company's Subsidiaries) and permitted assigns, but shall not be assignable or delegable (i) by the Company or any of its Subsidiaries without the prior written consent of Purchaser or by court order, (ii) by Purchaser without the prior written consent of the Company or by court order; provided, however, that upon notice to the Company, Purchaser may assign or delegate any or all of its rights or obligations under this Agreement to any Affiliate of Purchaser.

         Section 7.5 Waiver. Any term or condition of this Agreement may be waived at any time by the Party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the Party waiving such term or condition. No waiver by any Party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         Section 7.6 Entire Agreement; Disclosure Schedules. This Agreement, which includes the schedules and exhibits hereto, supercedes any other agreement, whether written or oral, that may have been made or entered into by any Party relating to the matters contemplated hereby and constitutes the entire agreement by and among the Parties hereto. To the extent that any provisions of this Agreement are inconsistent or conflict with the terms of the Bidding Procedures Order, the terms of this Agreement shall control.

         Section 7.7 Amendments, Supplements, Etc. This Agreement may be amended or supplemented at any time by additional written agreements as may mutually be determined by Purchaser and the Company to be necessary, desirable or expedient to further the purposes of this Agreement or to clarify the intention of the Parties.

         Section 7.8 No Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person other than the Parties hereto any rights or remedies under or by reason of this Agreement or any transaction contemplated hereby.

         Section 7.9 Applicable Law. This Agreement and the legal relations among the Parties hereto shall be governed by and construed in accordance with the rules and substantive Laws of the State of New York, without regard to conflicts of law provisions thereof.

         Section 7.10 Execution in Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

         Section 7.11 Titles and Headings. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         Section 7.12 Invalid Provisions. If any provision of this Agreement (other than Section 5.1 or Article VI of this Agreement or any part or provision thereof) is held to be illegal, invalid, or unenforceable under any present or future Law, and if the rights or obligations under this Agreement of the Company on the one hand and Purchaser on the other hand will not be materially and adversely affected thereby, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance from this Agreement; and (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

         Section 7.13 Brokers. The Company and its Subsidiaries hereby, jointly and severally, agree to indemnify and hold harmless Purchaser against any liability, claim, loss, damage or expense incurred by the Company or any of its Subsidiaries relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by the Company or any of its Subsidiaries. Purchaser hereby agrees to indemnify and hold harmless the Company against any liability, claim, loss, damage or expense incurred by Purchaser relating to any fees or commissions owed to any broker, finder or financial advisor as a result of actions taken by Purchaser.

         Section 7.14 Exculpation. Subject to Section 6.4(b) hereof, the Company and its Subsidiaries hereby release, discharge, and acquit Purchaser and its respective Affiliates, officers, directors, agents, attorneys, predecessors in interest, and successors and assigns of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness, and obligations, of every type, for any action heretofore or hereafter taken or omitted to be taken by any of them in any way relating to or in connection with this Agreement, and the transactions contemplated hereby.

         Section 7.15 Principles of Interpretation. Whenever used in this Agreement, except as otherwise expressly provided or unless the context otherwise requires, any noun or pronoun shall be deemed to include the plural as well as the singular and to cover all genders. Unless otherwise specified, the terms "hereof," "herein," "hereby" and similar terms refer to this Agreement as a whole (including the exhibits and schedules hereto), the term "after the Restructuring" and similar terms mean through the Closing, the term "including" and similar terms mean including without limitation, and references herein to Articles or Sections refer to Articles or Sections of this Agreement. This Agreement is the product of negotiations among the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

                                  ARTICLE VIII

                                   DEFINITIONS

         Section 8.1 Definitions. As used in this Agreement, unless the context otherwise requires, capitalized terms used in this Agreement shall have the meanings set forth below.

         "AGREEMENT" shall have the meaning ascribed to such term in the Preamble to this Agreement.

         "ACCEPTED CONTRACTS" shall have the meaning ascribed to such term in
Section 4.10(a) of this Agreement.

         "ACCREDITED INVESTOR" shall have the meaning ascribed thereto in Regulation D under the Securities Act of 1933, as amended.

         "ACQUISITION PROPOSAL" means any proposal or offer, including without limitation a Company Plan, but not a proposal or offer by Purchaser or any of its Affiliates, for (a) any merger, consolidation, share exchange, business combination or other similar transaction with the Company or any of its Subsidiaries, (b) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 10% or more of the assets and liabilities of the Company and its Subsidiaries taken as a whole in a single transaction or series of transactions (whether related or unrelated), (c) any tender offer or exchange offer for 20% or more of the outstanding shares of the Company's common stock or any class of the Company's debt securities or the filing of a registration statement under the Securities Act of 1933, as amended, in connection therewith, (d) the acquisition of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) which beneficially owns or has the right to acquire beneficial ownership of

20% or more of the then outstanding shares of any class of the Company's common stock or any class of the Company's debt securities or any class of any of the Company's Subsidiaries' common stock or any class of any of the Company's Subsidiaries' debt securities, or (e) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

         "AFFILIATE" shall mean with respect to any Person, any other person who, directly or indirectly, controls, is controlled by, or is under common control with that Person.

         "AGREEMENT" shall have the meaning ascribed to such term in the Preamble to this Agreement.

         "ALTERNATIVE OFFER" shall have the meaning set forth in Exhibit A-2.

         "APA" shall have the meaning ascribed to such term in Section (a)(i) of Exhibit G.

         "ANCILLARY DOCUMENTS" shall have the meaning ascribed to such term in
Section 1.6(b) of this Agreement.

         "BANKRUPTCY CASES" shall mean the U.S. Bankruptcy Case and the Canadian Restructuring, collectively.

         "BANKRUPTCY CODE" shall have the meaning ascribed to such term in the Recitals of this Agreement.

         "BANKRUPTCY COURTS" shall mean the U.S. Bankruptcy Court and the Canadian Court, collectively.

         "BANKRUPTCY PLAN" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "BANKRUPTCY TERMINATION AMOUNT" shall have the meaning ascribed to such term in Section 6.2(a) of this Agreement.

         "BENEFIT PLAN" and "BENEFIT PLANS" shall have the meanings ascribed to such terms in Section 2.15(a) of this Agreement.

         "BID DEADLINE DATE" shall mean August 29, 2003, or such other date as mutually agreed to by the Company and Purchaser.

         "BIDDING PROCEDURES ORDER" shall have the meaning ascribed to such term in Section 4.9(a) of this Agreement.

         "BUSINESS DAY" shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by Law to close.

         "CANADIAN ASSETS" shall have the meaning ascribed to such term in Section (a)(i) of Exhibit G.

         "CANADIAN ASSETS PURCHASE PRICE" shall mean the purchase price for the Canadian Assets.

         "CANADIAN BENEFIT PLANS" means plans, arrangements, agreements, programs, policies, practices or undertakings, whether oral or written, funded or unfunded, registered or unregistered to which any of the Canadian Subsidiaries is a party or by which any of the Canadian Subsidiaries is bound or under which any of the Canadian Subsidiaries has any liability or contingent liability, relating to:

         (a)      Canadian Pension Plans;

         (b) plans in the nature of insurance plans, providing for employment benefits relating to disability or wage or benefits continuation during periods of absence from work (including, short term disability, long term disability, and maternity and parental leave), and any and all employment benefits relating to hospitalization, healthcare, medical or dental treatments or expenses, life insurance, accidental death and dismemberment insurance, death or survivor's benefits and supplementary employment insurance, in each case regardless of whether or not such benefits are insured or self-insured; or

         (c) plans in the nature of compensation plans, which means all employment benefits relating to bonuses, incentive pay or compensation, performance compensation, deferred compensation, profit sharing or deferred profit sharing, share purchase, share option, stock appreciation, phantom stock, vacation or vacation pay, sick pay, severance or termination pay, employee loans or separation from service benefits, or any other type of arrangement providing for compensation or benefits additional to base pay or salary;

with respect to any employees or former employees or directors or officers of a Canadian Subsidiary (or any spouses, dependants, survivors or beneficiaries of any such employees or former employees), excluding Canadian Statutory Plans.

         "CANADIAN COURT" shall have the meaning ascribed to such term in Exhibit G to this Agreement.

         "CANADIAN PENSION PLANS" means all plans providing benefits relating to retirement or retirement savings including pension plans, or supplemental pensions, "registered retirement savings plans" (as defined in the Income Tax Act (Canada)), "registered pension plans" (as defined in the Income Tax Act (Canada)) and "retirement compensation arrangements" (as defined in the Income Tax Act (Canada)).

         "CANADIAN PROCEEDING" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "CANADIAN RECEIVER" shall have the meaning ascribed to such term in Section (a)(i) of Exhibit G.

         "CANADIAN RESTRUCTURING" shall mean the restructuring described in Exhibit G.

         "CANADIAN STATUTORY PLANS" means statutory benefit plans which any of the Canadian Subsidiaries are required to comply with, including the Canada and Quebec Pension Plans and plans administered pursuant to applicable Canadian (provincial or federal) health tax, workers' compensation and unemployment insurance legislation.

         "CANADIAN SUBSIDIARIES" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "CANADIAN TRANSFER" shall have the meaning ascribed to such term in Section (a)(i) of Exhibit G.

         "CAPITAL LEASE" shall mean a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

         "CAPITAL STOCK" of any Person shall means any and all shares, interests, participations, or other equivalents (however designated) of, or rights, warrants, or options to purchase, corporate stock or any other equity interest (however designated) of or in such Person.

         "CARVEOUT" shall have the meaning set forth in the U.S. Bankruptcy Court's Order approving the Icahn DIP Facility.

         "CCAA" shall mean the Companies' Creditors Arrangement Act (Canada).

         "CCAA PROCEEDING" shall have the meaning ascribed to such term in Section (a)(ii) of Exhibit G.

         "CLOSING" shall have the meaning ascribed to such term in Section 1.5 of this Agreement.

         "CLOSING DATE" shall have the meaning ascribed to such term in Section
1.5 of this Agreement.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended, and all regulations promulgated thereunder.

         "COLLECTIVE BARGAINING AGREEMENTS" shall have the meaning ascribed to such term in Section 2.13(a) of this Agreement.

         "COMMON STOCK" shall mean the newly-issued shares of common stock of Reorganized PSC.

         "COMPANY" shall have the meaning ascribed to such term in the Preamble to this Agreement.

         "COMPANY PLAN" shall mean an offer made by the Company in the form of a competing plan of reorganization, other than the Bankruptcy Plan, provided, however, that in order to qualify as a Company Plan, (i) such offer must aggregate the highest and best bids the Company shall have received for individual business units of the Company and its Subsidiaries, (ii) such covered business units must collectively represent virtually all of the business and assets of the Company and its Subsidiaries, other than the Excluded Assets and
(iii) and such offer must otherwise satisfy the requirements of a Superior Proposal at the time when made, including, without limitation, the provisions of
Section 4.9(a), Exhibit A-2 and the Bidding Procedures Order.

         "COMPETING BIDDER" and "Competing Bidders" shall mean the proponent or proponents of a Competing Offer, including without limitation any parties making bids that are aggregated in a Company Plan or combined in a Superior Proposal.

         "COMPETING OFFER" shall be (a) an offer in the form of a competing plan of reorganization by a party other than Purchaser or its Affiliates covering all of the assets of the Company and its Subsidiaries, other than the Excluded Assets, as contemplated by the Restructuring, and may include a Company Plan or
(b) a combination of the highest and best offers received by the Company for purchases of individual business units of the Company and its Subsidiaries pursuant to Bankruptcy Code Section 363, which offers need not be aggregated in a Company Plan (but rather shall be consummated through Bankruptcy Code Section 363 sales), provided that such covered business units collectively represent virtually all of the business and assets of the Company and is Subsidiaries.

         "CONFIRMATION MOTIONS" shall have the meaning ascribed to such term in
Section 4.9(b) of this Agreement.

         "CONFIRMATION ORDERS" shall have the meaning ascribed to such term in
Section 4.9(b) of this Agreement.

         "CONSENT" shall mean any consent, confirmation or authorization of, notice to, or designation, registration, declaration or filing with, any Person.

         "CREDIT AGREEMENT" shall mean that Credit Agreement, dated March 31, 2000, among the Company, Canadian Imperial Bank of Commerce, as Administrative Agent, and various lenders from time to time parties thereto.

         "DETERMINATION DATE" shall mean the date, to be determined in accordance with the Bidding Procedures Order, after the submission of all Competing Offers and counter-offers and the expiration of the period to submit the same, upon which the U.S. Debtors select a plan of reorganization, which date shall not be later than September 5, 2003.

         "DISCLOSURE SCHEDULE" shall have the meaning ascribed to such term in the first introductory paragraph to Article II.

         "DISCLOSURE STATEMENT" shall have the meaning ascribed to such term in
Section 4.9(b) of this Agreement.

         "EMPLOYEE WELFARE BENEFIT PLAN" shall have the meaning ascribed to such term in Section 2.15(a) of this Agreement.

         "ENVIRONMENTAL CLAIM" shall have the meaning ascribed to such term in
Section 2.11(e) of this Agreement.

         "ENVIRONMENTAL LAWS" shall have the meaning ascribed to such term in
Section 2.11(e) of this Agreement.

         "ENVIRONMENTAL LIABILITY SCHEDULE" shall have the meaning ascribed to such term in Section 5.1(k) of this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA AFFILIATE" shall mean any entity (whether or not incorporated) other than the Company that, together with the Company is a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code; (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code; or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

         "ESCROW AGENT" shall mean Fleet National Bank, a national banking association created and existing under the laws of the United State of America.

         "EVENT OF DEFAULT" as it relates to the Icahn Dip Facility shall have the meaning set forth in the loan agreement for the Icahn Dip Facility.

         "EXCLUDED ASSETS" shall mean the capital stock and assets of the Excluded Subsidiaries and any other assets, if any, to be excluded from the assets of Reorganized PSC and its Subsidiaries as contemplated by the Restructuring.

         "EXCLUDED ASSET SCHEDULE" shall have the meaning ascribed to such term in Section 5.1(k) of this Agreement.

         "EXCLUDED SUBSIDIARIES" shall mean RMF Industrial Contracting, Inc., Total Refractory Systems, Inc. and Delta Maintenance, Inc.; provided, however that no assets or business of the Company or any of its other subsidiaries shall have been or be transferred to any such Excluded Subsidiaries on or after December 31, 2002. There shall be no Excluded Subsidiaries other than those set forth above, except as permitted or designated by Purchaser, in its sole discretion.

         "EXIT COSTS" means as of the Effective Date the aggregate of all (i) Administrative Claims, cure costs for all Accepted Contracts, and Priority Tax Claims (including, without limitation, any of the foregoing which may relate to the Canadian Restructuring) and (ii) other costs incurred in connection with the Restructuring (including without limitation any and all Tax liabilities with respect thereto, but shall exclude Taxes resulting from application of Section 956 of the Code); provided however, that (A) trade payables (other than professional fees incurred in connection with the Bankruptcy Plan or the Restructuring), (B) payroll (other than retention payments) and (C) accrued insurance expenses, shall each be excluded from both clauses (i) and (ii) above to the extent such costs are incurred in the ordinary course of business and are not yet due and payable.

         "EXIT COST THRESHOLD" shall mean the lesser of (a) $40 million less all amounts of principal, interest and other costs then outstanding under the Icahn DIP facility or (b) $25 million (in which case the Exit Cost Threshold shall mean $15 million as to Exit Costs incurred in connection with the U.S. Plan and $10 million as to Exit Costs incurred in connection with the Canadian Restructuring).

         "EXIT LOAN FACILITY" shall have the meaning ascribed to such term in
Section 1.1 to this Agreement.

         "EXIT LOAN FACILITY AGREEMENTS" shall mean the Agreement or Agreements, dated as of the Closing Date, pursuant to which the Purchaser and the other Investors extend the Exit Loan Facility to Reorganized PSC and its Subsidiaries.

         "EXIT LOAN COMMITMENT SHARES" shall have the meaning ascribed to such term in Section 1.3 to this Agreement.

         "FACILITIES" shall mean any real property, leaseholds or other interests currently or formerly owned or operated by the Company or any of its Subsidiaries and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company or any of its Subsidiaries.

         "FINAL ORDER" shall mean an order or judgment the operation or effect of which is not stayed, and as to which order or judgment (or any revision, modification or amendment thereof), the time to appeal or seek review or rehearing has expired, and as to which no appeal or petition for review or motion for rehearing or reargument has been taken or been made and is pending for argument.

         "FOREIGN SUBSIDIARIES" shall mean all of the Subsidiaries of the Company that are domiciled outside of the United States.

         "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "GOVERNMENTAL AUTHORITY" shall mean any supernational, national, federal, state, local or foreign government or any subdivision, agency, instrumentality, authority, department, commission, board or bureau thereof or any federal, state, local or foreign court, tribunal or arbitrator (including, without limitation, the Bankruptcy Courts).

         "HSR ACT" shall mean Hart-Scott-Rodino Act of 1976, as amended.

         "ICAHN DIP FACILITY" shall mean the Debtor-In-Possession line of credit financing facility, as it may be amended from time to time, provided to the Company by an Affiliate of Carl Icahn in connection with the Restructuring contemplated hereby.

         "ICAHN DIP APPROVAL ORDER" shall have the meaning set forth in Section 4.9(a).

         "IDENTIFIED SUPERIOR PROPOSAL" shall have the meaning set forth in Exhibit A-2.

         "IMPROVEMENTS" shall have the meaning ascribed to such term in Section 2.17(b) of this Agreement.

         "INDEBTEDNESS" shall mean, as to any Person and without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments and all reimbursement or other obligations of such Person in respect of letters of credit, bankers acceptances, interest rate swaps, or other financial products, (c) all obligations of such Person under Capital Leases, (d) all obligations or liabilities of the types described in clauses (a) through (c) above of others secured by a Lien on any property or asset of such Person, irrespective of whether such obligation or liability is assumed, and (e) any obligation of such Person guaranteeing or intended to guarantee (whether guaranteed, endorsed, co-made, discounted, or sold with recourse to such Person) any obligation or liability of the types described in clauses (a) through (c) above of any other Person; provided, however, that Indebtedness shall not include trade payables and accrued expenses, in each case arising in the ordinary course of business or any reimbursement obligations of such Person under any performance bond issued for the account of such Person.

         "INTELLECTUAL PROPERTY" shall mean (i) all inventions (whether patentable or not patentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, divisions, continuations, continuations-in-part, revisions, renewals, extensions, and reexaminations thereof, (ii) all registered and unregistered trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (iii) all works of authorship, including, without limitation, all copyrightable works, all copyrights, and all applications, registrations and renewals in connection therewith, and all moral rights, (iv) all databases, data compilations and data collections, (v) all trade secrets and confidential information (including, without limitation, ideas, research and development, know-how, processes, methods, techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business, technical and marketing plans and proposals), (vi) all domain names, web addresses and websites, (vii) all computer software, source code and object code, whether embodied in software, firmware or otherwise (including related data and documentation), (viii) all other intellectual property and proprietary rights, and (ix) all copies and tangible embodiments of all of the foregoing (i) through (ix) in any form or medium.

         "INVESTMENT" shall have the meaning ascribed to such term in Section
1.1 to this Agreement.

         "INVESTORS" shall have the meaning ascribed to such term in Section 1.1 to this Agreement.

         "LAWS" shall mean all federal, state, provincial, territorial, local or foreign laws, including common law, orders, writs, injunctions, decrees, codes, guidelines, policies, ordinances, awards, stipulations, judgments, directions, requirements, statutes, judicial or administrative doctrines, rules or regulations enacted, promulgated, issued or entered by a Governmental Authority, including without limitation, the Bankruptcy Code, the Code and any Environmental Laws.

         "LEASED REAL ESTATE" shall have the meaning ascribed to such term in
Section 2.17(a) of this Agreement.

         "LIABILITIES" shall mean any and all direct and indirect liabilities, debts and obligations of every kind, nature and description, whether accrued, absolute, contingent, unliquidated or otherwise, whether known or unknown, whether due or to become due and regardless of when asserted.

         "LIENS" shall mean all title defects or objections, mortgages, liens, claims, charges, pledges, or other encumbrances of any nature whatsoever, including without limitation licenses, leases, chattel or other mortgages, collateral security arrangements, hypothecs, hypothecations, trusts, deemed trusts, pledges, title imperfections, defect or objection liens, security interests, conditional and installment sales agreements, easements, encroachments or restrictions, of any kind and other title or interest retention arrangements, reservations or limitations of any nature.

         "LITIGATION" shall have the meaning ascribed to such term in Section
2.7 of this Agreement.

         "MATERIAL ADVERSE EFFECT" shall mean (a) a material adverse effect on
(x) the business, results of operations, condition (financial or otherwise) or prospects of the business operated by the Company and its Subsidiaries taken as a whole or (y) the Shares, or (b) a material adverse effect on (x) the transactions contemplated by this Agreement, (y) the legality, validity or enforceability of this Agreement and the agreements and instruments to be entered into in connection herewith, or the realization of the rights and remedies thereunder, or (z) the ability of the Company to perform its obligations under this Agreement; provided, however that with respect to Section 6.3(d), "Material Adverse Effect" shall mean a material adverse effect on (x) the transactions contemplated by this Agreement, (y) the legality, validity or enforceability of this Agreement and the agreements and instruments to be entered into in connection herewith, or the realization of the rights and remedies thereunder, or (z) the ability of Purchaser to perform its obligations under this Agreement.

         "MATERIAL EXECUTORY CONTRACTS" shall have the meaning ascribed to such term in Section 4.10(a) of this Agreement.

         "MATERIALS OF ENVIRONMENTAL CONCERN" shall have the meaning ascribed to such term in Section 2.11(e) of this Agreement.

         "MAXIMUM PERMITTED MULTIEMPLOYER WITHDRAWAL LIABILITY AMOUNT" shall mean $10,000,000; provided, however, that such amount shall exclude Multiemployer Withdrawal Liability (i) for work performed by employees in the building and construction industry under a multiemployer plan that primarily covers employees in the building and construction industry; (ii) for which any multiemployer plan has adopted the building and construction industry exception as set forth in ERISA Section 4203(b); (iii) that relate solely to plans for which Excluded Subsidiaries currently are the sole participating Subsidiaries, but only to the extent that withdrawal liability of the Company and its Subsidiaries for such plans will be fully discharged pursuant to the Bankruptcy Plan, or (iv) any withdrawal liability which has been triggered as a result of a withdrawal prior to the Closing and will be fully discharged pursuant to the Bankruptcy Plan.

         "MAXIMUM PURCHASER EXPENSES" shall mean $1,000,000.

         "MULTIEMPLOYER WITHDRAWAL LIABILITY" shall have the meaning ascribed to such term in Section 4.8(c) of this Agreement.

         "NEW CANADIAN SUBSIDIARIES" shall have the meaning ascribed to such term in Section (a)(i) of Exhibit G.

         "NOL" shall have the meaning ascribed to such term in Section 2.12(g) of this Agreement.

         "NON-U.S. PLANS" shall have the meaning ascribed to such term in
Section 2.15(i) of this Agreement.

         "OUTSIDE CLOSING DATE" shall mean November 15, 2003, provided that Purchaser may, by written notice to the Company, extend the Outside Closing Date to such later date as Purchaser in its sole discretion may determine but in all events within 30 days after satisfaction or waiver of all conditions set forth in Section 7.1 and Section 7.2.

         "OWNED REAL ESTATE" shall have the meaning ascribed to such term in
Section 2.17(a) of this Agreement.

         "PARTY " and "PARTIES" shall have the meanings ascribed to such terms in the Preamble to this Agreement.

         "PAYMENT DATE" shall have the meaning set forth in Exhibit A-2.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation.

         "PERFORMANCE ESCROW AGREEMENT" shall have the meaning ascribed to such term in Section 1.2 of this Agreement.

         "PERMITS" shall mean all permits, licenses, confirmations, franchises, notices and authorizations issued by any Governmental Authority that relate to or otherwise are used or are necessary in connection with the Company's business or any of its Subsidiaries' businesses.

         "PERSON" shall mean any individual, general partnership, limited partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, Governmental Authority or other entity.

         "PETITION DATE" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "PIK NOTES" shall have the meaning ascribed to such term in Exhibit A to this Agreement.

         "PIK/TERM CLAIMS" shall mean all claims of the PIK/Term Creditors arising under or in connection with the Credit Agreement, whether secured or unsecured.

         "PIK/TERM CREDITORS" shall mean the lenders party to the Credit Agreement as of the Closing Date.

         "PIK/TERM SHARES" shall have the meaning ascribed to such term in
Section 1.4 to this Agreement.

         "POST-CLOSING PERMITTED LIENS" shall mean any Liens permitted pursuant to the Confirmation Orders.

         "PURCHASE PRICE" shall have the meaning ascribed to such term in
Section 1.1 of this Agreement.

         "PURCHASE SHARES" shall have the meaning ascribed to such term in
Section 1.1 of this Agreement.

         "PURCHASE SHARES PURCHASE PRICE" shall have the meaning ascribed to such term in Section 1.1 of this Agreement.

         "PURCHASER" shall have the meaning ascribed to such term in the Preamble to this Agreement.

         "PURCHASER EXPENSES" shall mean Purchaser's reasonable out of pocket expenses (including but not limited to reasonable financial advisor's account's or attorney's fees and expenses and filing fees, including without limitation those paid in connection with filings under the HSR Act) incurred in connection with the negotiation and/or performance of this Agreement and its due diligence investigation of the Company in connection with this Agreement; provided, however, that Purchaser Expenses reimbursable under this Agreement shall in no case exceed in aggregate amount the Maximum Purchaser Expenses.

         "QUALIFIED PIK/TERM CREDITORS" shall mean those PIK/Term Creditors that are Accredited Investors.

         "REAL ESTATE" shall have the meaning ascribed to such term in Section 2.17(a) of this Agreement.

         "REGISTRATION RIGHTS AGREEMENT" shall mean the registration rights agreement in form and substance reasonably satisfactory to the Purchaser regarding the registration of the Common Stock under the Securities Act.

         "REJECTED CONTRACTS" shall have the ascribed to such term in Section 4.10(a) of this Agreement.

         "REORGANIZED PSC" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "REORGANIZED PSC MANAGEMENT INCENTIVE PLAN" shall mean a management stock incentive plan adopted by Reorganized PSC as of the Closing Date in a form acceptable to the Purchaser in its reasonable discretion, which shall provide for grants of options and other stock-based awards to qualified employees, directors and consultants of Reorganized PSC and its Subsidiaries pursuant to which up to seven percent (7%) of the Common Stock is reserved.

         "RESTRUCTURING" shall have the meaning ascribed to such term in Section
1.1 of this Agreement.

         "SALE PROCESS" shall have the meaning ascribed to such term in Exhibit G to this Agreement.

         "SANCTION ORDER" shall have the meaning ascribed to such term in
Section 4.9(b) of this Agreement.

         "SCHEDULE" and "SCHEDULES" shall have the meanings ascribed to such terms in the second introductory paragraph to Article II.

         "SENIOR LENDERS" shall mean the lenders party to the Senior Loan Agreement as of the Closing Date.

         "SENIOR LOAN AGREEMENT" shall mean that certain Loan Agreement dated as of March 31, 2000, as amended, by and among the Company, its Subsidiaries signatories thereto, Foothill Capital Corporation, as Administrative Agent, and certain lenders from time to time party thereto.

         "SHARES" shall mean the Purchase Shares, the PIK/Term Shares and the Exit Loan Commitment Shares, collectively.

         "SUBSIDIARY" shall mean, with respect to a specified Person, any other Person of which at least 50% of the outstanding shares, limited liability company interests or other equity interests having ordinary voting power for the election of directors or comparable governing body of such Person are owned, directly or indirectly, by such specified Person. Notwithstanding anything to the contrary in the foregoing, the term "Subsidiary", as it relates to the Company or any of its Subsidiaries, shall not include the Excluded Subsidiaries.

         "SUPERIOR PROPOSAL" shall mean a Competing Offer or combination of Competing Offers that satisfies the competing plan requirements as set forth in Exhibit A-2 and the Bidding Procedures Order, and, if in the form of a plan or reorganization, provides for compliance with the Timetable for Restructuring as set forth in Exhibit B-1, which the Board of Directors of the Company has determined in good faith, if accepted, is reasonably likely to be consummated taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, and that the Board of Directors of the Company believes in good faith, after consultation with an outside financial advisor would, if consummated, result in a transaction more favorable from a financial point of view than the transaction proposed by this Agreement.

         "TAX" and "TAXES" shall mean all federal, state, local, foreign or provincial income, payroll, employee withholding, unemployment insurance, social security, sales, goods and services, harmonized sales, use, service, service use, leasing, leasing use, excise, franchise, gross receipts, value added, alternative or add-on minimum, estimated, occupation, real and personal property, stamp, transfer, workers' compensation, severance, windfall profits, withholding, environmental (including taxes under Section 59A(1) of the Code), all surtax or other tax of the same or of a similar nature, including any interest, penalty, or addition thereto, whether disputed or not.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return, statement or other document (whether in tangible, electronic or other form)relating to Taxes or any amendment thereto, and including any schedule or attachment thereto.

         "TERMINATION AMOUNT" shall have the meaning ascribed to such term in
Section 6.1(c) of this Agreement.

         "TRANSACTION" means all of the factual elements relevant to the expected tax treatment of any investment, entity, plan or arrangement contemplated pursuant to this Agreement, and includes any series of steps carried out as part of a plan.

         "U.S. BANKRUPTCY CASE" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "U.S. BANKRUPTCY COURT" shall have the meaning ascribed to such term in the Recitals of this Agreement.

         "U.S. PLAN" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "U.S. CONFIRMATION ORDER" shall have the meaning ascribed to such term in Section 4.9(b) of this Agreement.

         "U.S. DEBTORS" shall have the meaning ascribed to such term in the Recitals to this Agreement.

         "U.S. SUBSIDIARIES" shall mean all of the Subsidiaries of the Company or, after the consummation of the Restructuring, all of the Subsidiaries of Reorganized PSC, that are domiciled in the United States.

         Section 8.2 Knowledge. For the purposes of this Agreement, unless expressly provided otherwise, any reference to "knowledge of the Company" or "knowledge of the Company or any of its Subsidiaries" or "knowledge of any Subsidiary" or any similar expression shall be deemed to mean and include "knowledge of any and all of the Company and its Subsidiaries in each case after making a reasonable inquiry."

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 HIGH RIVER LIMITED PARTNERSHIP

                                 By: Barberry Corp., its General Partner


                                 By: /s/ EDWARD E. MATTNER
                                     ----------------------------

                                 Name: Edward E. Mattner

                                 Title: Authorized Signatory

                                 PHILIP SERVICES CORPORATION, a
                                 Delaware corporation, debtor-in-possession

                                 By: ____________________________
                                     Michael W. Ramirez,
                                     Senior Vice President and CFO

                                 PSC METALS, INC.,
                                 an Ohio corporation, debtor-in-possession

                                 By: ____________________________
                                     Michael W. Ramirez
                                     Vice President and Treasurer
                                     Of each of the foregoing companies

                                 CAPPCO TUBULAR PRODUCTS USA, INC.,
                                 a Georgia corporation, debtor-in-possession

                                 By: ____________________________
                                     Michael W. Ramirez
                                     Vice President

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                 HIGH RIVER LIMITED PARTNERSHIP


                                 By:
                                     ----------------------------

                                 Name:
                                      ---------------------------

                                 Title:
                                       --------------------------

                                 PHILIP SERVICES CORPORATION, a
                                 Delaware corporation, debtor-in-possession

                                 By: /s/ MICHAEL W. RAMIREZ
                                     ----------------------------
                                     Michael W. Ramirez,
                                     Senior Vice President and CFO

                                 PSC METALS, INC.,
                                 an Ohio corporation, debtor-in-possession

                                 By: /s/ MICHAEL W. RAMIREZ
                                     ----------------------------
                                     Michael W. Ramirez
                                     Vice President and Treasurer
                                     Of each of the foregoing companies

                                 CAPPCO TUBULAR PRODUCTS USA, INC.,
                                 a Georgia corporation, debtor-in-possession

                                 By: /s/ MICHAEL W. RAMIREZ
                                     ----------------------------
                                     Michael W. Ramirez
                                     Vice President

                                 21st CENTURY ENVIRONMENTAL
                                 MANAGEMENT, INC. OF NEVADA, a
                                 Nevada corporation, debtor-in-possession

                                 21st CENTURY ENVIRONMENTAL
                                 MANAGEMENT, INC. OF RHODE
                                 ISLAND, a Rhode Island corporation,
                                 debtor-in-possession

                                 ALLWASTE TANK CLEANING, INC.,
                                 a Georgia corporation, debtor-in-possession

                                 ALLWORTH, INC., an Alabama
                                 corporation, debtor-in-possession

                                 BURLINGTON ENVIRONMENTAL
                                 INC., a Washington corporation, debtor-in-possession

                                 CHEMICAL RECLAMATION
                                 SERVICES, INC., a Texas corporation,
                                 debtor-in-possession

                                 CHEMICAL POLLUTION CONTROL,
                                 INC. OF FLORIDA - A 21st CENTURY
                                 ENVIRONMENTAL MANAGEMENT
                                 COMPANY, a Florida corporation, debtor-
                                 in-possession

                                 CHEMICAL POLLUTION CONTROL,
                                 INC. OF NEW YORK - A 21st
                                 CENTURY ENVIRONMENTAL
                                 MANAGEMENT COMPANY, a New
                                 York corporation, debtor-in-possession

                                 COUSINS WASTE CONTROL
                                 CORPORATION, an Ohio corporation,
                                 debtor-in-possession

                                 CYANOKEM INC., an Ohio corporation,
                                 debtor-in-possession

                                 LUNTZ ACQUISITION (DELAWARE)
                                 CORPORATION, a Michigan corporation,
                                 debtor-in-possession

                                 By: /s/ BRIAN J. RECATTO
                                     ----------------------------
                                     Brian J. Recatto
                                     President of each of the
                                     foregoing companies

                                 NORTHLAND ENVIRONMENTAL,
                                 INC., a Delaware corporation, debtor-in-possession

                                 NORTRU, INC., a Michigan corporation,
                                 debtor-in-possession

                                 PHILIP ENVIRONMENTAL SERVICES
                                 CORPORATION, a Missouri corporation,
                                 debtor-in-possession

                                 PHILIP TRANSPORTATION AND
                                 REMEDIATION, INC., a California
                                 corporation, debtor-in-possession

                                 PHILIP RECLAMATION SERVICES,
                                 HOUSTON, INC., a Texas corporation,
                                 debtor-in-possession

                                 PSC ENVIRONMENTAL SERVICES,
                                 INC., a Delaware corporation, debtor-in-possession

                                 PSC INDUSTRIAL OUTSOURCING,
                                 INC., a Delaware corporation, debtor-in-possession

                                 PSC INDUSTRIAL SERVICES, INC., a
                                 Delaware corporation, debtor-in-possession

                                 By: /s/ BRIAN J. RECATTO
                                     ----------------------------
                                     Brian J. Recatto
                                     President of each of the
                                     foregoing companies

                                 REPUBLIC ENVIRONMENTAL
                                 SYSTEMS (PENNSYLVANIA), INC., a
                                 Pennsylvania corporation, debtor-in-
                                 possession

                                 REPUBLIC ENVIRONMENTAL
                                 SYSTEMS (TRANSPORTATION
                                 GROUP), INC., a Pennsylvania
                                 corporation, debtor-in-possession

                                 RESOURCE RECOVERY
                                 CORPORATION, a Missouri
                                 corporation, debtor-in-possession

                                 RHO-CHEM CORPORATION, a
                                 California corporation, debtor-in-
                                 possession

                                 SOLVENT RECOVERY CORPORATION,
                                 a Missouri corporation, debtor-in-
                                 possession

                                 THERMALKEM, INC., a Delaware
                                 corporation, debtor-in-possession

                                 By: /s/ BRIAN J. RECATTO
                                     ------------------------------------
                                     Brian J. Recatto
                                     President of each of the foregoing
                                     companies

                                 ACE/ALLWASTE ENVIRONMENTAL
                                 SERVICES OF INDIANA, INC., an
                                 Illinois corporation, debtor-in-possession

                                 INTERNATIONAL CATALYST, INC., a
                                 Nevada corporation, debtor-in-possession

                                 JESCO INDUSTRIAL SERVICE, INC.,
                                 a Kentucky corporation, debtor-in-
                                 possession

                                 PHILIP SERVICES/NORTH
                                 CENTRAL, INC., an Iowa corporation,
                                 debtor-in-possession

                                 PSC RECOVERY SYSTEMS, INC., a
                                 Georgia corporation, debtor-in-possession

                                 RMF GLOBAL, INC., an Ohio
                                 corporation, debtor-in-possession

                                 By: /s/ MICHAEL S. TAFF
                                     ----------------------------
                                     Michael S. Taff
                                     Vice President of each of the
                                     foregoing companies

                                 PHILIP SERVICES INC., an Ontario corporation

                                 PHILIP ANALYTICAL SERVICES INC., an Ontario corporation

                                 By: /s/ MICHAEL W. RAMIREZ
                                     ----------------------------
                                 Name: Michael W. Ramirez
                                 Title: Vice President of each of
                                        the foregoing companies

                                 ALLIES STAFFING LTD., an Ontario corporation

                                 By:
                                     ----------------------------
                                 Name: Harry Wells
                                 Title: Executive Vice President

                                 PHILLIP INTERNATIONAL DEVELOPMENT INC., a
                                 Barbados corporation

                                 By: /s/ BRIAN J. RECATTO
                                     ----------------------------
                                 Name: Brian J. Recatto
                                 Title: Vice President

                                 PHILIP SERVICES INC., an Ontario corporation

                                 PHILIP ANALYTICAL SERVICES INC., an Ontario corporation

                                 By:
                                     ----------------------------
                                 Name: Michael W. Ramirez
                                 Title: Vice President of each of
                                        the foregoing companies

                                 ALLIES STAFFING LTD., an Ontario corporation

                                 By: /s/ Harry Wells
                                     ----------------------------
                                 Name: Harry Wells
                                 Title: Executive Vice President

                                 PHILLIP INTERNATIONAL DEVELOPMENT INC., a
                                 Barbados corporation

                                 By:
                                     ----------------------------
                                 Name: Brian J. Recatto
                                 Title: Vice President

                                    EXHIBIT A

                             TERMS OF RESTRUCTURING

The Restructuring, which shall be in form and substance reasonably satisfactory to the Purchaser, in its sole discretion, shall include the following terms:

         1. The Company will continue as Reorganized PSC and unless the Parties otherwise agree or as otherwise provided below, each of the Company's U.S. Subsidiaries will continue as Subsidiaries of Reorganized PSC.

         2. The assets and business of the Company's Canadian Subsidiaries will be reorganized pursuant to the Canadian Restructuring as more fully described in Exhibit G to this Agreement.

         3. Any and all assets, properties and other assets (whether, real or personal, tangible or intangible) of the Company and any of its Subsidiaries which the Purchaser identifies as Excluded Assets, shall be excluded from the assets of Reorganized PSC and its Subsidiaries, including without limitation by way of abandonment, as further contemplated by Section 5.1(k) of the Agreement, sale(s) approved by Purchaser in its sole discretion, and/or by way of utilizing one or more plans of reorganization to effect such exclusion, if necessary or desirable in Purchaser's sole discretion, such that, notwithstanding the method(s) employed, upon consummation of the Restructuring contemplated hereby, the excluded assets and any liabilities associated therewith shall be excluded from the assets and liabilities of Reorganized PSC and its Subsidiaries.

         4. As of the Closing, there shall be no capital stock or rights to acquire capital stock outstanding other than the Shares and such awards, if any, that may be granted under the Reorganized PSC Management Incentive Plan.

         5. The Company, its Subsidiaries and Purchaser intend (and will take action consistent with such intent) that the Restructuring, assuming an ownership change of the Company, qualifies under Section 382(l)(5) of the Code.

         6. If the Purchaser, pursuant to Section 4.14 hereof, elects to cause the Canadian Transfer to occur, the Canadian Assets Purchase Price shall be allocated from and funded by a portion of the Investment and distributed, together with any other distributions by the Company and its Subsidiaries, consistent with the table set forth below.

         7. The following classes of creditors of the U.S. Debtors shall receive the following treatment:

                          CLASS                                                        TREATMENT
------------------------------------------------------------------------------------------------------------------------------
Administrative Claims and Priority Tax                     Administrative and Priority Tax Claims paid in full.

                               Exhibit A - Page 1

------------------------------------------------------------------------------------------------------------------------------
Claims are not classified                                  Priority Tax Claims paid over 6 years from date of assessment.

         Debtors are working-up estimate of cure costs
         and related items
------------------------------------------------------------------------------------------------------------------------------
1. Senior Secured (Agent: Foothill)                        Paid in full on Effective Date, except for $3,000,000 senior
may have separate classes for Tranches A and B             secured 1 yr. term loan, straight-line amortization, with a cash-pay interest rate, and a PIK rate, and Reorganized PSC can prepay with PIK interest discount.
------------------------------------------------------------------------------------------------------------------------------
2. DIP                                                     Paid in full on Effective Date.
------------------------------------------------------------------------------------------------------------------------------
3. PIK/Term                                                As more fully described below, (a) PIK/Term Creditors may elect
   (junior secured)                                        to either: (i) receive their pro rata allocation of the PIK/Term
                                                           Shares or (ii) receive a pro-rata allocation of $30,000,000 non-transferable subordinated junior secured PIK note(s) and (b)
                                                           Qualified PIK/Term Creditors shall have the additional right to participate in the Investment.
------------------------------------------------------------------------------------------------------------------------------
         PIK/Term Shares                                   The PIK/Term Shares, consisting of 75% of the shares of Fully
                                                           Diluted Common Stock outstanding at the Closing, shall be
                                                           allocated pro rata among the PIK/Term Claims which an electing
                                                           PIK/Tem Creditor designates to participate in the PIK/Term Share distribution, based upon the proportion of the principal amount of the PIK/Term Claims designated by each such electing PIK/Term
                                                           Claimholder to the total principal amounts of the PIK/Term Claims designated by all such electing PIK/Term Claimholders.
------------------------------------------------------------------------------------------------------------------------------
         PIK Note                                          Each PIK/Term Creditor that does not elect to participate in the
                                                           PIK/Term Share distribution shall receive a pro-rata share of
                                                           $30 million non-transferable fully subordinated junior secured 7
                                                           yr., interest rate equal to applicable mid-term federal rate, PIK note(s) (the "PIK Notes") as set forth below in proportion to the principal amount of the PIK/Term Claims held by each such
                                                           nonelecting PIK/Term Claimholder to the total principal amounts of the PIK/Term Claims held by all PIK/Term Claimholders. Any
                                                           PIK/Term Claims that are not designated to participate in the
                                                           PIK/Term Share distribution by an electing PIK/Term Creditor shall be treated as held by a nonelecting PIK/Term Creditor.

                                                           The participation by a nonelecting PIK/Term Creditor shall be determined by multiplying $30 million by the
------------------------------------------------------------------------------------------------------------------------------

                               Exhibit A - Page 2

------------------------------------------------------------------------------------------------------------------------------
                                                           quotient equal to the Prepetition principal amount of the PIK/Term
                                                           Claim held by such nonelecting PIK/Term Claimholder divided by the total amount of principal due under all PIK/Term Claims, such that if the holders of only 10% of the PIK Term Claims elect to receive the PIK Notes, only $3.0 million of such notes will be issued.
------------------------------------------------------------------------------------------------------------------------------
         Participation Right                               Prior to the Closing, each Qualified PIK/Term Creditor will have the right to participate in up to its pro-rata share of the
                                                           Investment (which consists of $10 million for the purchase of 20%
                                                           of the outstanding capital stock of the Company and an Exit Loan facility of $160 million). The maximum participation by a PIK
                                                           Term Creditor shall be determined by dividing the principal amount of the PIK/Term Claim held by such Person by the total amount of principal due under all PIK/Term Claims. A PIK/Term
                                                           Creditor's participation in the Purchase Shares and the Exit Loan must be made in a proportionate basis, such that a person
                                                           acquiring $1 million (or 10%) of the Purchase Shares must
                                                           participate in $16 million (or 10%) of the Exit Loan.

                                                           The Purchaser may require PIK Term Creditors electing to
                                                           participate in the Investment to provide cash collateral, up to their committed amount, to secure their obligation to participate in the Exit Loan.

                                                           Purchaser and its Affiliates that hold PIK/Term Claims will have the right and obligation to purchase any Purchase Shares not purchased by the other PIK/Term Creditors.
------------------------------------------------------------------------------------------------------------------------------
4. Subordinated Debt                                       $ 0
------------------------------------------------------------------------------------------------------------------------------
5. General Unsecured (Trade) Claims                        $1,500,000, if class accepts Plan, from Icahn entity's dividend on Senior Secured claim in exchange for general release of Icahn and affiliates
------------------------------------------------------------------------------------------------------------------------------
6. Equity                                                  $ 0
------------------------------------------------------------------------------------------------------------------------------

8. The Purchaser reserves the right, in its sole discretion, with the consent of the Company, which will not be unreasonably withheld or delayed, to amend or otherwise modify the terms

                               Exhibit A - Page 3
and/or structure of the Restructuring as described herein in order to facilitate finalizing and effecting the Bankruptcy Plan and obtaining the Confirmation Orders, provided, however, that (i) any such modification shall not result in a reduction in the amount of Purchaser's committed Investment, and (ii) any such modification shall not result in an increase of the aggregate consideration to be received by Purchaser in connection with its Investment, as contemplated by
Article I of this Agreement.

                               Exhibit A - Page 4

                                  EXHIBIT A-1

                           TERMS OF EXIT LOAN FACILITY

The Exit Loan Facility will be in the principal amount of $160 million and be secured by all the assets of Reorganized PSC and its Subsidiaries.

Letter of Credit portion of exit loan: 1.75% interest.

Non-LOC portion of exit loan: 7 year term, with an interest rate equal to the applicable federal rate (currently 3.1%).

The Exit Loan Facility will contain such other terms and conditions, including representations, warranties and covenants, as are reasonably acceptable to Purchaser.

                              Exhibit A-1 - Page 1

                                  EXHIBIT A-2

                           COMPETING PLAN REQUIREMENTS

For the purposes of this Agreement, in order for a Competing Offer to be considered a Superior Proposal, such Competing Offer must satisfy all of the following conditions in addition to such other conditions as may be set forth in the Bidding Procedures Order or elsewhere in this Agreement:

(a) The Company shall provide the Purchaser with all information relating to the terms and conditions of a Competing Offer for which the Company has received a $6.0 million earnest money deposit as contemplated below, including without limitation all documents representing such offer provided to the Company or any of its Subsidiaries or their respective representatives or advisors.

(b) Upon the determination that a Competing Offer or combination of Competing Offers would be a Superior Proposal (the "Identified Superior Proposal") to the Restructuring contemplated hereby (or any revised offer made by Purchaser), the Company shall promptly notify Purchaser of such determination, provide Purchaser with the reasons why the Identified Superior Proposal would be considered to be a Superior Proposal (including, without limitation, the value of the Restructuring as contemplated hereby, the value of the Identified Superior Proposal, the minimum value as to which the Restructuring must be increased to be a higher and better offer than the Identified Superior Proposal pursuant to the Bidding Procedures and/or any other modifications (and the value placed on each such modification) that could be made to the Restructuring contemplated hereby to make the Restructuring a higher and better offer than the Identified Superior Proposal, and provide Purchaser the opportunity to provide a revised offer that would be a higher and better offer as so described, to the Identified Superior Proposal. Purchaser shall thereafter have three Business Days to submit a higher and better offer to the Identified Superior Proposal. If Purchaser notifies the Company that it shall not submit a revised offer or does not otherwise submit a higher and better offer to the Identified Superior Proposal within the three Business Day period, notwithstanding anything in this Agreement to the contrary, (i) Purchaser may terminate this Agreement (which termination shall be deemed to be a termination pursuant to Section 6.3(b)(i)), whether or not the Identified Superior Proposal is ultimately approved by the U.S. Bankruptcy Court, (ii) the Company shall be obligated to accept the Identified Superior Proposal and the Company and the Competing Bidders shall be obligated to use all reasonable efforts to seek approval of such Identified Superior Proposal by the U.S. Bankruptcy Court in accordance with the time table set forth herein and the Bidding Procedures Order (and failure of the Competing Bidders to comply with their obligation to so seek approval shall result in a forfeiture of their $6.0 million deposit (see below)), and (iii) upon such U.S. Bankruptcy Court approval of the Identified Superior Proposal the Company shall be obligated to pay the Bankruptcy Termination Amount or Termination Amount (as applicable, but not both) as provided below. If (i) the Company does not thereafter immediately accept the Identified Superior Proposal or (ii) the Company defaults on its obligation to pay the Bankruptcy Termination Amount or Termination Amount, as applicable, in each case time being of the essence the Company shall proceed to commence a liquidation of its assets under Section 363 of

                              Exhibit A-2 - Page 1
the Bankruptcy Code as provided in the Icahn DIP Facility. In any circumstance where the Company seeks to select a Competing Offer, other than the Identified Superior Proposal (an "Alternative Offer"), the Purchaser shall again have the right to revive or revise its offer to propose a higher and better offer to the Alternative Offer in accordance with the procedures set forth above, regardless of whether Purchaser has given notice of termination of this Agreement.

(c)      [intentionally omitted]

(d) Notwithstanding anything to the contrary in this Agreement or the Bidding Procedures Order, and notwithstanding any other claims or lien rights or priorities whatsoever, no Identified Superior Proposal may be accepted by the Company, and no such acceptance shall be valid, unless (i) the Company has sufficient resources to pay the Bankruptcy Termination Amount or the Termination Amount (as applicable) within one Business Day of Bankruptcy Court approval of the Competing Offer (the "Payment Date"), (ii) the order approving the Identified Superior Proposal requires the Company to so pay such amount, and
(iii) the Company so pays such amount on the Payment Date, time being of the essence.

(e) On or before the Bid Deadline Date, the Competing Bidder shall execute and deliver an escrow agreement with the Escrow Agent, in substantially the same form as the Performance Escrow Agreement, and deposit the $6,000,000 earnest money deposit with the Escrow Agent to secure its obligations as a Competing Bidder in accordance with the provisions thereunder. If a Competing Bid is in the form of an offer to purchase under Section 363 of the Bankruptcy Code, the Bidding Procedures Order shall require the Competing Bidder to make an additional good faith deposit upon the selection of the Competing Offer, such that the total deposit of such a Section 363 Competing Bidder is no less than 10% of the total purchase price offered by the Competing Bidder.

(f) The Company's acceptance of a Competing Offer shall be conditional upon the payments to Purchaser under the preceding paragraphs being made timely hereunder, time being of the essence, and that failure of the Competing Bidder or the Company to pay any such amounts on a timely basis shall result in the disqualification of such Competing Offer but shall not relieve such Competing Bidders from any liability to the Company with respect to its Competing Offer.

(g)      [intentionally omitted]

(h) The Competing Offer shall provide for the payoff of the Senior Lenders in full and in cash on the Effective Date of the competing plan.

(i) A Competing Offer to be a Superior Proposal shall satisfy an initial minimum initial competing bid increment of $1,000,000, and $500,000 for any subsequent bid increments.

(j) The Competing Offer must provide for a Timetable for Restructuring that meets the requirements set forth in Exhibit B-1.

(k) The Competing Offer must otherwise satisfy the definition of Competing Offer and Superior Proposal as provided in this Agreement.

                              Exhibit A-2 - Page 2

                                    EXHIBIT G

                             CANADIAN RESTRUCTURING

         (a) The Purchaser and Company shall consult with each other as to the most effective means of completing a Canadian restructuring on terms consistent with the U.S. Restructuring (as more fully described on this Exhibit G, the "Canadian Restructuring"). Such Canadian Restructuring may include one or more of the following actions described in paragraph (a)(i) or paragraph (a)(ii) below, or such other actions as the Company and the Purchaser shall agree:

                  (i) The Canadian Subsidiaries, or such other appropriate party, shall apply to and obtain from the Ontario Superior Court of Justice (Commercial List) in Toronto (the "Canadian Court") an order appointing a receiver or interim receiver (the "Canadian Receiver") over all of the business, rights, property, assets and undertaking of the Canadian Subsidiaries (the "Canadian Assets"), which order shall
         (A) in form and substance be acceptable to Purchaser in Purchaser's sole discretion and (B) require the Canadian Receiver to take such steps as are required to: (x) conduct a sale process (the "Sale Process") and enter into an agreement of purchase and sale (the "APA") with one or more newly created Canadian corporations that are direct or indirect wholly-owned Subsidiaries of the Company (collectively, the "New Canadian Subsidiaries") to transfer the Canadian Assets to the New Canadian Subsidiaries (the "Canadian Transfer"); and (y) obtain one or more Canadian Court Final Order(s) approving the Sale Process and the APA, and vesting title in the Canadian Assets in the New Canadian Subsidiaries free and clear of all Liens and pre-filing indebtedness; or

                  (ii) The Company shall, and shall cause the Canadian Subsidiaries to, and the Canadian Subsidiaries shall, file a proceeding under the CCAA (the "CCAA Proceeding"), which CCAA Proceeding shall (A) be on terms acceptable to the Purchaser in its sole discretion and (B) obtain a result similar to the Canadian Transfer, except that, upon consummation of such CCAA Proceeding, all title in and to the Canadian Assets shall remain vested in the Canadian Subsidiaries, free and clear of all Liens other than Post-Closing Permitted Liens, assuming that all distributions are made to the Senior Lenders as contemplated by the Restructuring as set forth in Exhibit A.

(b)      If the Purchaser elects to cause the Canadian Transfer to occur:

                  (i) the Parties shall cooperate prior to consummation of the Canadian Transfer to determine the portion of the Investment that shall be allocated to the Canadian Assets Purchase Price, which portion shall be deemed to be shared pro rata by each of the Investors; and

                               Exhibit G - Page 1

                  (ii) An order shall be obtained that all or substantially all of the Canadian Assets Purchase Price shall be distributed on Closing to the Senior Lenders in their capacity as senior secured creditors of the Canadian Subsidiaries, which order shall be approved by the Canadian Court and otherwise become a Final Order prior to consummation of the Investment.

                  (iii) The Company will undertake to distribute the portion of the Investment allocated to the Canadian Asset Purchase Price in the amounts and in the manner consistent with the Restructuring as approved by the Purchaser from time to time, in the Purchaser's sole discretion.

         (c) All steps in the Canadian Restructuring, including the APA and all other agreements, instruments, orders, processes and the timing thereof shall be subject to the prior approval of the Purchaser, and shall be in form and substance acceptable to the Purchaser in the Purchaser's sole discretion. The Company shall, and shall cause the Canadian Subsidiaries to, and the Canadian Subsidiaries shall, cooperate with the Purchaser in implementing the Canadian Restructuring in a manner acceptable to the Purchaser, in its sole discretion. The Parties agree to work together to achieve an effective date of the Canadian Restructuring that is contemporaneous with the effective date of the U.S. Plan.

         (d) The Purchaser reserves the right, in its sole discretion, with the consent of the Company, which will not be unreasonably withheld or delayed, to amend or otherwise modify the terms and/or structure of the Canadian Restructuring as described herein in order to facilitate finalizing and effecting the Bankruptcy Plan and obtaining the Confirmation Orders, provided, however, that (i) any such modification shall not result in a reduction in the amount of Purchaser's committed Investment, and (ii) any such modification shall not result in an increase of the aggregate consideration to be received by Purchaser in connection with its Investment, as contemplated by Article I of this Agreement.

                               Exhibit G - Page 2

                        AMENDMENT TO INVESTMENT AGREEMENT

         This Amendment (this "Amendment"), dated as of October 30, 2003, to the Investment Agreement, dated as of July 29, 2003, is made by and among High River Limited Partnership, a Delaware limited partnership ("Purchaser"), Philip Services Corporation, a Delaware corporation (the "Company"), and certain Subsidiaries of the Company (as defined therein). Reference is also made to that certain letter, dated as of August 25, 2003, from the Purchaser to the Company (the "Go Hard Letter") relating to the Investment Agreement. Unless otherwise indicated, all capitalized terms used herein and not otherwise defined herein shall have the respective meanings provided to such terms in the Investment Agreement.

                                    RECITALS

         WHEREAS, in connection with the U.S. Bankruptcy Case and in accordance with orders by the U.S. Bankruptcy Court relevant thereto, an auction for the sale of assets and/or reorganization of the Company was held on the days of September 3, 2003 and September 4, 2003 (the "Auction").

         WHEREAS, as a result of the Auction, the Parties agreed to certain changes to the Investment Agreement.

         WHEREAS, Purchaser previously delivered to the Company a schedule of assets that Purchaser desires to designate as Excluded Assets pursuant to
Section 5.1(k) of the Investment Agreement, which schedule was delivered as
Schedule 1 to the Go Hard Letter.

         WHEREAS, the Disclosure Schedules required to be delivered by the Company pursuant to the Investment Agreement were not completed by the date(s) specified in the Investment Agreement, and the Company has delivered to Purchaser, as of the date hereof, a revised set of such Disclosure Schedules.

         WHEREAS, pursuant to Section 7.7 of the Investment Agreement, the Parties may amend the Investment Agreement.

         WHEREAS, the Parties desire to amend the Investment Agreement to memorialize developments that occurred at the Auction and to reflect certain other changes that the Parties deem necessary or desirable.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements set forth in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1.       Investment.

                  a. Section 1.1 of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

                           "Section 1.1 Investment. Subject to the participation
                  rights of the Qualified PIK/Term Creditors as contemplated by the Terms of Restructuring attached hereto as Exhibit A (such terms and such description are collectively referred to herein as the "Restructuring"), on the terms and subject to the conditions hereinafter set forth, at the Closing (a) Reorganized PSC will issue and sell to Purchaser, and Purchaser will purchase from Reorganized PSC, shares of Common Stock representing 20% of the issued and outstanding shares of Common Stock (exclusive of shares of Common Stock, if any, issued or issuable pursuant to the Reorganized PSC Management Incentive Plan) (the "Purchase Shares") in consideration of $20,000,000 (the "Purchase Shares Purchase Price"), and (b) Purchaser will make available to Reorganized PSC the $150,000,000 exit loan as further described in Exhibit A-1 (the "Exit Loan Facility") (such purchase of the Purchase Shares and the making of the Exit Loan Facility to be referred to herein, collectively, as the "Investment"). The Qualified PIK/Term Creditors, including Purchaser and its Affiliates in their capacity as PIK/Term Creditors, that elect to participate in the Investment shall be referred to herein as the "Investors"."

                  b. Exhibit A to the Investment Agreement is hereby amended and restated such that it reads in its entirety as attached hereto as Exhibit A.

                  c. The first sentence of Exhibit A-1 to the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

                           "The Exit Loan Facility will be in the principal
                  amount of $150 million and be secured by all the assets of Reorganized PSC and its Subsidiaries."

                  d. For the sake of clarity, any references in the Investment Agreement to the Purchase Shares, the Purchase Shares Purchase Price, the Exit Loan Facility and/or the Investment, and any accompanying references or cross-references thereto, are hereby amended and restated to reflect the amendments to the Investment Agreement contained in Sections 1(a)-(c) of this Amendment, and to reflect the fact that, as amended (and subject to the terms and conditions of the Investment Agreement, including but not limited to the participation rights of the Qualified PIK/Term Creditors): (i) the Exit Loan Facility shall be in the amount of $150,000,000; and (ii) Purchaser shall invest $20,000,000 in Reorganized PSC in exchange for 20% of the issued and outstanding shares of Common Stock of Reorganized PSC (exclusive of shares of Common Stock, if any, issued or issuable pursuant to the Reorganized PSC Management Incentive
Plan).

         2.       Environmental and Other Excluded Asset Matters.

                  a. New Section 4.19 is hereby added to the Investment Agreement, which Section shall read in its entirety as follows:

                           "Section 4.19 Environmental Excluded Assets. The
                  Company shall, and shall cause its Subsidiaries to, and its Subsidiaries shall, use their reasonable best efforts to exclude the Environmental Excluded Assets, by way of abandonment, lease rejection, sale, and/or otherwise through the equivalent of claims bar/discharge; provided, however, that neither the Company nor its Subsidiaries shall be required to exclude those Environmental Excluded Assets that, after consultation with Purchaser, Purchaser determines in its sole discretion need not be excluded from the assets of Reorganized PSC and its Subsidiaries.

                  b. Section 5.1(k) of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

                           "(k) If the Company, together with its Subsidiaries,
                  shall not have discharged at least $30,000,000 of liability associated with the U.S. facilities listed in the Environmental Excluded Asset Schedule, through abandonment, lease rejection, sale, and/or otherwise through the equivalent of claims bar/discharge pursuant to Section 4.19 hereof, Purchaser shall have the right to terminate this Agreement. For the sake of clarity and for the purposes of this Section 5.1(k), the amount of liability discharged by the Company, together with its Subsidiaries, shall be determined and calculated by reference to the column of the TRC Report (as defined in the Go Hard Letter) titled TRC Liability Cost Estimate - Most Likely Case."

                  c. The following definition of "Environmental Excluded Assets" is hereby added to Section 8.1 of the Investment Agreement in its proper alphabetical order:

                           "ENVIRONMENTAL EXCLUDED ASSETS" shall mean the assets
                  listed in the Environmental Excluded Asset Schedule.

                  d.       The definition of "Excluded Asset Schedule" in
Section 8.1 of the Investment Agreement is hereby deleted and replaced with the following definition of "Environmental Excluded Asset Schedule" in its proper alphabetical order:

                           "ENVIRONMENTAL EXCLUDED ASSET SCHEDULE" shall mean
                  the Schedule, which was originally delivered as Schedule 1 to the Go Hard Letter, as subsequently amended and delivered by Purchaser to the Company by separate letter on or before the date hereof.

                  e. The definition of "Excluded Assets" in Section 8.1 of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows:

                           "EXCLUDED ASSETS" shall mean the capital stock and
                  assets of the Excluded Subsidiaries and any other assets, if any, as may be designated from time to time by Purchaser to be excluded from the assets of Reorganized PSC and its Subsidiaries as contemplated by the Restructuring, including but not limited to any properties being sold to third parties pursuant to existing purchase and sale agreements as noted on
                  Schedule 2.4 and (subject to the provisions of Section 4.19 hereof) the Environmental Excluded Assets. Notwithstanding anything to the contrary in the foregoing, the proceeds of the sale or any other disposition of any Excluded Assets shall be applied to fund distributions under the Bankruptcy Plan and thereafter shall inure to the benefit of Reorganized PSC.

                  f. The definition of "Environmental Liability Schedule" in Section 8.1 of the Investment Agreement is hereby deleted.

                  g. Purchaser hereby declares Schedule 2 to the Go Hard Letter void and of no further force and effect.

         3. Tax matters. Purchaser hereby confirms that, for purposes of Sections 5.1(l) and 6.3(c)(vi) of the Investment Agreement, regulation section 1.1502-28T, promulgated by the Department of the Treasury on or about August 29, 2003, shall not constitute a Material Adverse Effect.

         4.       Canadian Benefit Plans.

                  a. Section 2.15(l)(ii)(C) of the Investment Agreement is hereby amended and restated such that it reads in its entirety as follows: "all insurance contracts and policies;".

                  b. Section 2.15(l)(xi) of the Investment Agreement is hereby amended to change the reference therein to Schedule 2.15(l)(x) to
Schedule 2.15(l)(xi).

         5.       Closing Date.

                  a. Section 6.3(c)(ii) of the Investment Agreement is hereby amended by changing the reference to November 3, 2003 therein to December 3, 2003, and the corresponding reference to November 3, 2003 in Exhibit B-1 is hereby changed to December 3, 2003.

                  b.       The definition of "Outside Closing Date" in Section
8.1 of the Investment Agreement is hereby amended by changing the reference to November 15, 2003 therein to December 15, 2003, and the corresponding reference to November 15, 2003 in Exhibit B-1 is hereby changed to December 15, 2003.

                  c. Nothing herein shall be deemed to extend the Determination Date, which occurred on September 5, 2003, or extend or renew any other deadline listed in Exhibit B-1.

         6.       General.

                  a. Purchaser hereby confirms that it has waived its right to require Subsidiaries that do not have gross assets with a fair market value or book value in excess of $50,000 to execute the Investment Agreement, and hereby agrees that failure of the Company to do so will not constitute a breach of the Company's representation and warranty set forth in Section 2.22.

                  b. Purchaser hereby confirms that, notwithstanding anything to the contrary contained in the Investment Agreement, the representations and warranties of the Company and the Subsidiaries and the related information contained in the Disclosure Schedule, as they relate to "Immaterial Foreign Subsidiaries" (as hereinafter defined) are limited to the actual knowledge of the Company and its Subsidiaries, without further investigation. The Company and its Subsidiaries hereby represent and warrant that nothing has come to their attention to cause them to believe that any occurrence, event, act or omission involving or in respect of an Immaterial Foreign Subsidiary could reasonably be expected to have a Material Adverse Effect. For purposes hereof, the term "Immaterial Foreign Subsidiary" means a Subsidiary that (i) is organized in a jurisdiction other than the United States or Canada; (ii) does not have gross assets with a fair market value or book value in excess of $50,000 and (iii) has not accrued any revenue in the last three (3) years.

                  c. New Section 4.20 is hereby added to the Investment Agreement, which Section shall read in its entirety as follows:

                           "Section 4.20. Reference is made to the U.S. Plan
                  filed with the U.S. Bankruptcy Court on September 19, 2003 (as amended by the First Amended and Restated Plan on October 10, 2003, the Second Amended and Restated Plan on October 24, 2003, and as may be further amended from time to time in accordance with this provision, the "Original Plan"). Notwithstanding anything herein to the contrary, the Company shall, and shall cause its Subsidiaries to, and its Subsidiaries shall, not file or allow to be filed any amendments or modifications to the Original Plan without first obtaining Purchaser's written approval, such approval to be within Purchaser's sole discretion."

                  d. The following definition of "Original Plan" is hereby added to Section 8.1 of the Investment Agreement in its proper alphabetical order:

                           "ORIGINAL PLAN" shall have the meaning ascribed to
                  such term in Section 4.20 of this Agreement.

                  e. On or before the date hereof, the Company has delivered to Purchaser by separate letter a complete set of revised Disclosure Schedules. The Parties agree and acknowledge that such Disclosure Schedules shall be deemed to have been delivered as of July 29, 2003, shall be deemed to be the "Disclosure Schedule" referenced in the introductory paragraph to Article II of the Investment Agreement, and shall be deemed to satisfy the delivery requirements of the fourth paragraph of the Go Hard Letter. Nothing herein shall be deemed to be an acceptance, agreement or acknowledgment by Purchaser that such Disclosure Schedules (i) are complete, correct or accurate, or (ii) do not contain any errors or omissions, whether material or otherwise.

                  f. Purchaser hereby confirms that, notwithstanding anything to the contrary contained in the Investment Agreement, (i) the Canadian Assets shall not include any Excluded Assets and (ii) the Canadian Subsidiaries shall comply with the covenant contained in Section 4.8(a) of the Investment Agreement unless such compliance would, in the reasonable judgment of Purchaser, result in a violation of, or be impossible under, applicable law as interpreted through common law principles.

                  g. This Amendment and the legal relations among the Parties shall be governed by and construed in accordance with the rules and substantive Laws of the State of New York, without regard to conflicts of law provisions thereof.

                  h. Except as specifically amended by this Amendment, the Investment Agreement and the Go Hard Letter shall remain in full force and effect. The Investment Agreement, as amended and modified by this Amendment and the Go Hard Letter, embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings, oral or written, relative to said subject matter.

                  i. No waiver by any Party of any term or condition of the Investment Agreement, including without limitation by way of this Amendment, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of the Investment Agreement on any future occasion.

                  j. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Any counterpart may be executed by facsimile signature and such facsimile signature shall be deemed an original.

                  k. Titles and headings to Sections herein are inserted for convenience of reference only, and are not intended to be a part of or to affect the meaning or interpretation of this Amendment.

                  l. Notwithstanding anything contained herein, this Amendment shall not become effective until the date it is approved by the U.S. Bankruptcy Court.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    HIGH RIVER LIMITED PARTNERSHIP

                                    By: Barberry Corp., its General Partner

                                    By: /s/ Edward E. Mattner
                                        ----------------------------------------
                                    Name: Edward E. Mattner
                                    Title: Authorized Signatory


                                    PHILIP SERVICES CORPORATION, a
                                    Delaware corporation, debtor-in-possession

                                    By: /s/ MICHAEL W. RAMIREZ
                                        ----------------------------------------
                                        Michael W. Ramirez,
                                        Senior Vice President and CFO

                                    PSC METALS, INC.,
                                    an Ohio corporation, debtor-in-possession

                                    By: /s/ MICHAEL W. RAMIREZ
                                        ----------------------------------------
                                        Michael W. Ramirez
                                        Vice President and Treasurer
                                        Of each of the foregoing companies

                                    CAPPCO TUBULAR PRODUCTS USA, INC.,
                                    a Georgia corporation, debtor-in-possession

                                    By: /s/ MICHAEL W. RAMIREZ
                                        ----------------------------------------
                                        Michael W. Ramirez
                                        Vice President

                                    21st CENTURY ENVIRONMENTAL
                                    MANAGEMENT, INC. OF NEVADA, a
                                    Nevada corporation, debtor-in-possession

                                    21st CENTURY ENVIRONMENTAL
                                    MANAGEMENT, INC. OF RHODE
                                    ISLAND, a Rhode Island corporation,
                                    debtor-in-possession

                                    ALLWASTE TANK CLEANING, INC.,
                                    a Georgia corporation, debtor-in-
                                    possession

                                    ALLWORTH, INC., an Alabama
                                    corporation, debtor-in-possession

                                    BURLINGTON ENVIRONMENTAL
                                    INC., a Washington corporation, debtor-in-possession

                                    CHEMICAL RECLAMATION
                                    SERVICES, INC., a Texas corporation,
                                    debtor-in-possession

                                    CHEMICAL POLLUTION CONTROL,
                                    INC. OF FLORIDA - A 21st CENTURY
                                    ENVIRONMENTAL MANAGEMENT
                                    COMPANY, a Florida corporation,
                                    debtor-in-possession

                                    CHEMICAL POLLUTION CONTROL,
                                    INC. OF NEW YORK - A 21st
                                    CENTURY ENVIRONMENTAL
                                    MANAGEMENT COMPANY, a New
                                    York corporation, debtor-in-possession

                                    COUSINS WASTE CONTROL
                                    CORPORATION, an Ohio corporation,
                                    debtor-in-possession

                                    CYANOKEM INC., an Ohio corporation,
                                    debtor-in-possession

                                    LUNTZ ACQUISITION (DELAWARE)
                                    CORPORATION, a Michigan
                                    corporation, debtor-in-possession

                                    NORTHLAND ENVIRONMENTAL,
                                    INC., a Delaware corporation, debtor-in-possession

                                    NORTRU, INC., a Michigan corporation,
                                    debtor-in-possession

                                    PHILIP ENVIRONMENTAL SERVICES
                                    CORPORATION, a Missouri corporation,
                                    debtor-in-possession

                                    PHILIP TRANSPORTATION AND
                                    REMEDIATION, INC., a California
                                    corporation, debtor-in-possession

                                    PHILIP RECLAMATION SERVICES,
                                    HOUSTON, INC., a Texas corporation,
                                    debtor-in-possession

                                    PSC ENVIRONMENTAL SERVICES,
                                    INC., a Delaware corporation, debtor-in-possession

                                    PSC INDUSTRIAL OUTSOURCING,
                                    INC., a Delaware corporation, debtor-in-possession

                                    PSC INDUSTRIAL SERVICES, INC., a
                                    Delaware corporation, debtor-in-possession

                                    REPUBLIC ENVIRONMENTAL
                                    SYSTEMS (PENNSYLVANIA), INC., a
                                    Pennsylvania corporation, debtor-in-
                                    possession

                                    REPUBLIC ENVIRONMENTAL
                                    SYSTEMS (TRANSPORTATION
                                    GROUP), INC., a Pennsylvania corporation, debtor-in-possession

                                    RESOURCE RECOVERY
                                    CORPORATION, a Washington
                                    corporation, debtor-in-possession

                                    RHO-CHEM CORPORATION, a
                                    California corporation, debtor-in-possession

                                    SOLVENT RECOVERY
                                    CORPORATION, a Missouri corporation,
                                    debtor-in-possession

                                    THERMALKEM, INC., a Delaware
                                    corporation, debtor-in-possession

                                    By: /s/ BRIAN J. RECATTO
                                        ----------------------------------------
                                        Brian J. Recatto
                                        President of each of the foregoing
                                        companies

                                    ACE/ALLWASTE ENVIRONMENTAL
                                    SERVICES OF INDIANA, INC., an Illinois
                                    corporation, debtor-in-possession

                                    INTERNATIONAL CATALYST, INC., a
                                    Nevada corporation, debtor-in-possession

                                    JESCO INDUSTRIAL SERVICE, INC., a
                                    Kentucky corporation, debtor-in-possession

                                    PHILIP SERVICES/NORTH CENTRAL,
                                    INC., an Iowa corporation, debtor-in-
                                    possession

                                    PSC RECOVERY SYSTEMS, INC., a
                                    Georgia corporation, debtor-in-possession

                                    RMF GLOBAL, INC., an Ohio corporation,
                                    debtor-in-possession

                                    By: /s/ MICHAEL S. TAFF
                                        ----------------------------------------
                                        Michael S. Taff
                                        Vice President
                                        of each of the foregoing companies

                                    PHILIP SERVICES INC., an Ontario corporation

                                    By:
                                        ----------------------------------------
                                    Name:  Harry Wells
                                    Title: Executive Vice President

                                    PHILIP ANALYTICAL SERVICES INC., an Ontario corporation

                                    By:
                                        ----------------------------------------
                                    Name:  Harry Wells
                                    Title: President

                                    ALLIES STAFFING LTD., an Ontario corporation

                                    By:
                                        ----------------------------------------
                                    Name:  Harry Wells
                                    Title: Executive Vice President

                                    PHILIP INTERNATIONAL
                                    DEVELOPMENT INC., a Barbados corporation

                                    By: /s/ BRIAN J. RECATTO
                                        ----------------------------------------
                                    Name:   Brian J. Recatto
                                    Title:  Vice President

                                    PHILIP SERVICES INC., an Ontario corporation

                                    By: /s/ Harry Wells
                                        ----------------------------------------
                                    Name:   Harry Wells
                                    Title:  Executive Vice President

                                    PHILIP ANALYTICAL SERVICES INC., an Ontario corporation

                                    By: /s/ Harry Wells
                                        ----------------------------------------
                                    Name:   Harry Wells
                                    Title:  Executive Vice President

                                    ALLIES STAFFING LTD., an Ontario corporation

                                    By: /s/ Harry Wells
                                        ----------------------------------------
                                    Name:   Harry Wells
                                    Title:  Executive Vice President

                                    PHILIP INTERNATIONAL
                                    DEVELOPMENT INC., a Barbados corporation

                                    By:
                                        ----------------------------------------
                                    Name:  Brian J. Recatto
                                    Title: Vice President

                                    EXHIBIT A

                             TERMS OF RESTRUCTURING

The Restructuring, which shall be in form and substance reasonably satisfactory to the Purchaser, in its sole discretion, shall include the following terms:

         1. The Company will continue as Reorganized PSC and unless the Parties otherwise agree or as otherwise provided below, each of the Company's U.S. Subsidiaries will continue as Subsidiaries of Reorganized PSC.

         2. The assets and business of the Company's Canadian Subsidiaries will be reorganized pursuant to the Canadian Restructuring as more fully described in Exhibit G to this Agreement.

         3. Subject to the terms of Sections 4.19 of the Agreement, any and all assets, properties and other assets (whether, real or personal, tangible or intangible) of the Company and any of its Subsidiaries which the Purchaser designates from time to time as Excluded Assets, shall be excluded from the assets of Reorganized PSC and its Subsidiaries, including without limitation by way of abandonment, as further contemplated by
                  Section 4.19 of the Agreement, sale(s) approved by Purchaser in its sole discretion, and/or by way of utilizing one or more plans of reorganization to effect such exclusion, if necessary or desirable in Purchaser's sole discretion, such that, notwithstanding the method(s) employed, upon consummation of the Restructuring contemplated hereby, the excluded assets and any liabilities associated therewith shall be excluded from the assets and liabilities of Reorganized PSC and its Subsidiaries.

         4. As of the Closing, there shall be no capital stock or rights to acquire capital stock outstanding other than the Shares and such awards, if any, that may be granted under the Reorganized PSC Management Incentive Plan.

         5. The Company, its Subsidiaries and Purchaser intend that the Restructuring, assuming an ownership change of the Company, qualifies under Section 382(l)(5) of the Code.

         6. If the Purchaser, pursuant to Section 4.14 hereof, elects to cause the Canadian Transfer to occur, the Canadian Assets Purchase Price shall be allocated from and funded by a portion of the Investment and distributed, together with any other distributions by the Company and its Subsidiaries under the U.S. Plan, consistent with the table set forth below.

         7. Subject to confirmation of the Original Plan in form and substance satisfactory to Purchaser in its sole discretion, the following classes of creditors of the U.S. Debtors shall receive the treatment indicated in the Original Plan, including without limitation as follows:

                          CLASS                                                        TREATMENT
-----------------------------------------------------------------------------------------------------------------------------
Administrative Claims and Priority Tax Claims are not      Administrative and Priority Tax Claims paid in full. Priority Tax
classified                                                 Claims paid over 6 years from date of assessment.

     Debtors are working-up estimate of cure costs and related items

-----------------------------------------------------------------------------------------------------------------------------
1. Senior Secured (Agent: Foothill)                        Paid in full on Effective Date, except for $3,000,000 senior
may have separate classes for Tranches A and B             secured 1 yr. term loan, straight-line amortization, with a cash-pay interest rate, and a PIK rate, and Reorganized PSC can prepay with PIK interest discount.

-----------------------------------------------------------------------------------------------------------------------------
2. DIP                                                     Paid in full on Effective Date.

-----------------------------------------------------------------------------------------------------------------------------
3. PIK/Term                                                As more fully described below, (a) PIK/Term Creditors may elect
   (junior secured)                                        to: (i) receive their pro rata allocation of the PIK/Term Shares;
                                                           (ii) receive a pro-rata allocation of $30,000,000 fully
                                                           subordinated junior secured 7 yr., interest rate equal to
                                                           applicable mid-term federal rate, PIK note(s) (the "PIK Notes") or
                                                           (iii) receive a pro-rata combination of PIK/Term Shares and PIK
                                                           Notes based upon the portion of the PIK/Term Claim elected by the
                                                           PIK/Term Creditor to be converted into each, and (b) Qualified
                                                           PIK/Term Creditors shall have the additional right to participate in the Investment.

-----------------------------------------------------------------------------------------------------------------------------
         PIK/Term Shares                                   The PIK/Term Shares, representing in the aggregate 75% of the outstanding shares of New Common Stock of Reorganized Parent as of the Effective Date (exclusive of shares of New Common Stock that may be issued pursuant to the Management Incentive Plan), shall be allocated pro rata among the PIK/Term Claims which an electing PIK/Tem Creditor designates to participate in the
                                                           PIK/Term Share distribution, based upon the proportion of the principal amount of the PIK/Term Claims designated by each such electing PIK/Term Claimholder to the total principal amounts of the PIK/Term Claims designated by all such electing PIK/Term
                                                           Claimholders.
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
         PIK/Term Note                                     Each PIK/Term Creditor that does not elect to participate in the
                                                           PIK/Term Share distribution shall receive a pro-rata share of PIK
                                                           Notes as set forth below in proportion to the principal amount of the PIK/Term Claims held by each such nonelecting PIK/Term
                                                           Claimholder to the total principal amounts of the PIK/Term Claims held by all PIK/Term Claimholders.

                                                           Any PIK/Term Claims that are not designated to participate in the
                                                           PIK/Term Share distribution by an electing PIK/Term Creditor shall be treated as held by a nonelecting PIK/Term Creditor.

                                                           Transfers of the PIK Notes will be restricted substantially to the same extent that transfers of the PIK Loans (as defined in the
                                                           Credit Agreement) were restricted under the Credit Agreement. Such restrictions on transfer may include, among other restrictions, prior approval by the applicable agent for the PIK Notes, if any, and requirements as to the financial capacity of eligible
                                                           transferees. The participation by a nonelecting PIK/Term Creditor shall be determined by multiplying $30 million by the quotient equal to the Prepetition principal amount of the PIK/Term Claim held by such nonelecting PIK/Term Claimholder divided by the total amount of principal due under all PIK/Term Claims, such that if the holders of only 10% of the PIK Term Claims elect to receive the PIK Notes, only $3.0 million of such notes will be issued.

-----------------------------------------------------------------------------------------------------------------------------
         PIK/Term Tax Matters                              Notwithstanding the foregoing, if one or more PIK/Term Creditors elects to receive PIK/Term Shares in exchange for PIK/Term Claims that do not constitute "qualified indebtedness" within the meaning of Section 382(l)(5) of the Internal Revenue Code of 1986, as
                                                           amended ("Tax Code") as determined by the Company based on its available information ("Elected Nonqualified PIK/Term Debt"), and the issuance of the PIK/Term Shares to the PIK/Term Creditors would fail to qualify under Section 382(l)(5) of the Tax Code taking into account all transactions under the Plan, each such
                                                           PIK/Term Creditor shall be required to exchange all or a portion of such Elected Nonqualified PIK/Term Debt for a Pro Rata share of the PIK Notes
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                           in an amount equal to the product of (i) the aggregate amount of such Elected Nonqualified PIK/Term Debt that must be exchanged for subordinated junior secured PIK note(s) in order for the issuance of PIK/Term Shares to PIK/Term Creditors to qualify under Section
                                                           382(l)(5) of the Tax Code as determined by the Company times (ii)
                                                           the proportion of Elected Nonqualified PIK/Term Debt held by each such PIK/Term Creditor bears to the aggregate amount of the
                                                           Elected Nonqualified PIK/Term Debt held by all PIK/Term Creditors.
                                                           The Purchaser shall provide such information as to it and its affiliates and assistance to the Company as is necessary to determine the amount of Elected Nonqualified PIK/Term Debt.
-----------------------------------------------------------------------------------------------------------------------------
           PIK/Term Participation Right                    Prior to the Closing, each Qualified PIK/Term Creditor will have the right to participate in up to its pro-rata share of the
                                                           Investment (which consists of $20 million for the purchase of 20%
                                                           of the outstanding capital stock of the Company and an Exit Loan facility of $150 million). The maximum participation by a PIK Term
                                                           Creditor shall be determined by dividing the principal amount of the PIK/Term Claim held by such Person by the total amount of principal due under all PIK/Term Claims. A PIK/Term Creditor's participation in the Purchase Shares and the Exit Loan must be made in a proportionate basis, such that a person acquiring $2 million (or 10%) of the Purchase Shares must participate in $15 million (or 10%) of the Exit Loan.

                                                           The Purchaser may require PIK Term Creditors electing to
                                                           participate in the Investment to provide cash collateral, up to their committed amount, to secure their obligation to participate in the Exit Loan.

                                                           Purchaser and its Affiliates that hold PIK/Term Claims will have the right and obligation to purchase any Purchase Shares not purchased by the other PIK/Term Creditors.

-----------------------------------------------------------------------------------------------------------------------------
         PIK/Term Cash                                     At Closing, Purchaser shall pay to the PIK/Term Creditors the sum of $10.7 million in cash in the aggregate (the "PIK/Term Cash").
                                                           The PIK/Term Cash shall be distributed among all of the PIK/Term
                                                           Creditors (including Purchaser and its affiliates in their
-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
                                                           capacity as PIK/Term Creditors) pro rata in proportion to the principal amount of the PIK/Term Claims held by each such PIK/Term
                                                           Creditor to the total principal amounts of the PIK/Term Claims held by all PIK/Term Creditors.
-----------------------------------------------------------------------------------------------------------------------------
         Alstom Litigation                                 Any and all net proceeds received by Reorganized PSC in connection with the lawsuit styled as Alstom Power v. RMF Industrial
                                                           Contracting, Inc., Case No. 03-06327, pending in the U.S. District
                                                           Court for the Western District of Pennsylvania (the "Alstom
                                                           Litigation") shall be promptly distributed to the PIK/Term
                                                           Creditors (including Purchaser and its affiliates in their capacity as PIK/Term Creditors) pro rata in proportion to the principal amount of the PIK/Term Claims held by each such PIK/Term
                                                           Creditor to the total principal amounts of the PIK/Term Claims held by all PIK/Term Creditors.
-----------------------------------------------------------------------------------------------------------------------------
4. Allowed Parent Unsecured Claims (as described in the    Holders of Subordinated Debt will receive from the Liquidating
Original Plan as Class 8) ("Subordinated Debt")            Trust after fees (including contingency fees) and costs of the
                                                           Liquidating Trust, their pro rata share, based on their total claim amounts together with certain other claims, of certain recoveries made by the Liquidating Trust, as set forth in the
                                                           Original Plan.

-----------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------
5. General Unsecured (Trade) Claims                        Pro rata share of $3,600,000, less any amounts paid on account of a Pro Rata (as defined in the Original Plan) distribution to unsecured creditors of the Canadian Subsidiaries, from Icahn entity's dividend on Senior Secured claim in exchange for general release of Icahn and affiliates.

                                                           In addition to the distributions above, holders of General
                                                           Unsecured (Trade) Claims shall be entitled to receive from the
                                                           Liquidating Trust, after fees (including contingency fees) and costs of the Liquidating Trust, their pro rata share, based on their total claim amounts together with certain other claims, of certain recoveries made by the Liquidating Trust, as set forth in the Original Plan.

                                                           Critical vendor payments totaling $3.8 million will be made on the Effective Date or earlier at the Purchaser's election. If this Plan shall not be confirmed or become effective, the Debtors and the Official Unsecured Creditors' Committee appointed by the
                                                           Office of the United States Trustee for the Southern District of
                                                           Texas in the U.S. Bankruptcy Case (the "Committee") have agreed to support credit being given vis-a-vis unsecured creditors for such
                                                           $3.8 million in critical vendor payments in any future settlement or plan, in a manner acceptable to the Committee and the
                                                           Purchaser.

-----------------------------------------------------------------------------------------------------------------------------
6. Convenience Class                                       $200,000 to be shared pro rata among class.

-----------------------------------------------------------------------------------------------------------------------------
7. Equity                                                  $ 0

-----------------------------------------------------------------------------------------------------------------------------

         8. The Purchaser reserves the right, in its sole discretion, with the consent of the Company, which will not be unreasonably withheld or delayed, to amend or otherwise modify the terms and/or structure of the Restructuring as described herein in order to facilitate finalizing and effecting the Bankruptcy Plan and obtaining the Confirmation Orders, provided, however, that any such modification shall not result in a reduction in the amount of Purchaser's committed Investment.